As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-275508

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREECAST, INC.

(Exact name of registrant as specified in its charter)

Florida	7990	45-2787251
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

6901 TPC Drive, Suite 200

Orlando, Florida 32822

(407) 374-1607

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William A. Mobley, Jr., Chief Executive Officer

FreeCast, Inc.

6901 TPC Drive, Suite 200

Orlando, Florida 32822

(407) 374-1607

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffery A. Bahnsen, Esq

Bahnsen Legal Group, PLLC

131 NE 1st Avenue, Suite 100

Boca Raton, Florida 33432

(727) 888-3026

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,

Preliminary Prospectus dated

March 7, 2025

FREECAST, INC.

18,074,807 shares of Class A common stock (par value, $0.0001)

This prospectus relates to the registration of the resale of up to 18,074,807 shares of our Class A common stock by our shareholders identified in this prospectus, or the Registered Shareholders in connection with our direct listing, or the Direct Listing, on the Nasdaq Capital Market, or Nasdaq.

Unlike an initial public offering, the resale by the Registered Shareholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Shareholders may, or may not, elect to sell their shares of Class A common stock covered by this prospectus, as and to the extent they may determine. If a Registered Shareholder utilizes a broker-dealer in the sale of the Class A common stock being offered by this prospectus on Nasdaq, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions. See “Plan of Distribution.” If the Registered Shareholders choose to sell their shares of Class A common stock, we will not receive any proceeds from the sale of shares of Class A common stock by the Registered Shareholders.

Prior to this offering, there has been no public market for our Class A common stock, and shares of our Class A common stock do not have a history of trading in private transactions. Further, the listing of our Class A common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our Class A common stock, and consequently, the trading volume and price of shares of our Class A common stock may be more volatile than if shares of our Class A common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 15 votes and may be converted at any time into one share of Class A common stock. Each share of Class B common stock will automatically convert into one share of Class A common stock upon any sale or transfer thereof, subject to certain exceptions, such as certain transfers effected for estate planning or charitable purposes. Shares of Class B common stock may only be issued to and held by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman, and certain permitted entities owned and controlled by Mr. Mobley. Upon completion of this offering, assuming all of the 6,952,980 Class B shares that are being converted into Class A shares and registered for sale by Mr. Mobley in this offering are sold and not converted back to Class B shares, Mr. Mobley will hold approximately 76.27% of the voting power of our outstanding capital stock.

On the day that our shares of Class A common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Maxim Group LLC (the “Advisor” or “Maxim”), in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Class A common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of Class A common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of Class A common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules. Under the Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii) above, then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of Class A common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii) above, a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii) above, the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Registered Shareholders will not be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of Class A common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution.”

We have applied to list our Class A common stock on the Nasdaq Capital Market under the symbol “CAST.” We expect our common stock to begin trading on Nasdaq on or about _____, 2025.

If our Nasdaq listing application is not approved or we otherwise determine that we will not be able to secure the listing of our Class A common stock on Nasdaq, we will not complete this offering and we will terminate the Direct Listing. The Direct Listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our Class A common stock will ever be listed on Nasdaq.

We will be a “controlled company” under Nasdaq corporate governance standards because more than 50% of the voting power of our common stock following the completion of this offering will be held by William A. Mobley, Jr., our chief executive officer and chairman. As a “controlled company,” we are permitted to, and will, elect not to comply with certain Nasdaq corporate governance standards, including majority “independent director” requirements and certain requirements relating to independent compensation and nominating committees. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Stock Market.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced reporting requirements for this prospectus and other filings with the Securities and Exchange Commission after the listing of our Class A common stock on Nasdaq. See “Prospectus Summary—Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

Neither we nor any of the Registered Shareholders have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to purchase shares of our Class A common stock from the Registered Shareholders, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our Class A common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of our Class A common stock from the Registered Shareholders in any circumstances under which the offer or solicitation is unlawful.

No action is being taken in any jurisdiction outside the United States to permit the offering or purchase of our Class A common stock from the Registered Shareholders or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering of shares of our Class A common stock by the Registered Shareholders and the distribution of this prospectus applicable to that jurisdiction.

The Registered Shareholders are offering to sell, and seeking offers to buy, their shares of our Class A common stock only in jurisdictions where offers and sales are permitted. Neither we nor any of the Registered Shareholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Class A common stock by the Registered Shareholders and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission, or SEC using a “shelf” registration or continuous offering process. Under this process, the Registered Shareholders may, from time to time, sell the Class A common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution”. You may obtain this information without charge by following the instructions under the “Where You Can Find More Information” section appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our Class A common stock.

The information in this prospectus reflects a 1-for-2 reverse stock split effected on May 10, 2024 and the concurrent reclassification of our outstanding common stock into two classes: Class A common stock and Class B common stock. In connection with the reverse split, all of our then outstanding shares of common stock were automatically reclassified as Class A common stock, except for shares of common stock held by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman, whose shares of common stock were reclassified as Class B common stock. The reverse split also applied to any common stock issuable upon the exercise of our outstanding options and warrants, including the exercise price for any option or warrant.

ii

Market, Industry and Other Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Among others, we refer to estimates compiled by the following industry sources:

●	(https://www.statista.com/study/44526/digital-media-report/)

●	(https://www.insiderintelligence.com/content/cord-cutting-hasn-t-lost-momentum)

●	(https://www.nielsen.com/insights/2022/streaming-climbs-to-new-heights-again-in-april-despite-a-dip-in-total-tv-viewing/)

Trademarks and Service Marks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Class A common stock. For a more complete understanding of this offering of shares of our Class A common stock by the Registered Shareholders, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our Class A common stock.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “FreeCast®,” “Company,” “we,” “us” and “our” or similar references mean FreeCast, Inc.

Unless we indicate otherwise or the context otherwise requires, all references in this prospectus to “common stock” refer to our Class A common stock and Class B common stock, except that for historical periods it refers to our single class of common stock.

Our Company

FreeCast provides a unified, à la carte service for TV entertainment that consolidates available entertainment content in one place, reducing the complexity for consumers to access and view such content. We are an entertainment-based content discovery, aggregation and management company that provides SmartGuide® digital interactive technology, enabling users to organize today’s numerous sources of online media in a familiar, cable-like TV guide format.

We provide streaming content discovery software, aggregation software, and advertising data solutions to Commercial Dedicated Partners (CDPs). We operate as a non-competitive, agnostic “omnichannel streaming platform”—a unified service accessible across all devices without the need for multiple apps.

We offer subscribers and CDPs a centralized place to access their online media subscriptions, along with approximately 750 additional channels, including leading news and entertainment content, both live and on demand. Our proprietary content aggregation technology automatically crawls the Internet to locate additional commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content.

Our SmartGuide® integrates this information and presents it in an easy-to-use, cable-like TV guide format. Our services are accessible via the Internet as a software application on all Wi-Fi-enabled devices, including Smart TVs, streaming devices, mobile phones, tablets, and computers.

Our service is available directly to consumers under the FreeCast.com brand and is also distributed by third parties under licensed brand names and partnerships. Additionally, our service is available to CDPs and can be co-branded to align with their established user base.

Our strategy is to expand domestically and globally by securing licensing agreements with CDPs that already have a substantial user base. We continually work to enhance the customer experience by expanding the content catalogued by our technology, refining our user interface, and extending our service to more Internet-connected devices.

Following the end of the product lifecycle of our legacy product, Rabbit TV, and the conclusion of our partnership with Telebrands Corp. in 2017, we spent over two years rebuilding our product. This development not only improved our proprietary technology, but also positioned us to capitalize on the fast-moving nature of the industry and capture new revenue streams. During this transition, sales primarily stemmed from legacy Rabbit TV sales, which declined over time, as expected.

Our revenue streams include:

●	Advertising Revenue – Generated through ad placements within the platform.

●	Subscription Revenue – From additional monthly content bundles.

●	Product Revenue – From selling digital high-definition TV antennas.

●	Licensing Revenue – From partnerships with CDPs and third-party distributors.

●	Referral Fees – Earned through partnerships with content providers.

The following table shows the aggregate number of subscribers at the end of each reporting period presented in this prospectus.

	Fiscal Year Ended		Six Months Ended
	June 30,		December 31,
Subscribers (1)	2024	2023	2024	2023
Ad-Supported (2)	853,541	734,367	908,940	834,128
Paid (3)	19,427	7,969	16,330	16,572
Total Subscribers:	872,968	742,336	925,270	850,700

(1)	“Subscriber” refers to any individual or entity that has registered for access to our platform, whether on a paid or free (ad-supported) tier basis, subject to the terms of our service.

(2)	As of July 1, 2022, all subscribers’ accounts were converted to a free account, allowing every subscriber to view content on our platform for free while being exposed to advertisements.

(3)	As of April 11, 2023, we started offering pay-per-view content and packages consisting of third-party premium channels to which subscribers could upgrade for a fee that varies by the content or packages purchased.

The basis of our service platform is our proprietary content aggregation technology that automatically crawls the Internet to locate commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content. Additionally, we subscribe to the top entertainment data services such as Gracenote (owned by Nielson), Xperi, and Reelgood whom provide real-time updates. Our technology then sorts through and manages all available commercial-quality digital media, including both live and on-demand video from free, subscription and pay-per-view (PPV) services.

The SmartGuide uses images and related information on customized guide pages to provide subscribers with an easy way to explore all of the available media choices from one centralized account, regardless of the device or location. Upon selecting content to consume, the subscriber is directed to the original source of the content. If content is available for free, the subscriber is transferred to the website providing the content. If content is available through a subscription service (such as Netflix or Hulu), we allow the subscriber to log-in to the service through our SmartGuide and the subscriber is then directed to the subscription service’s website. If the content is PPV, the subscriber is directed to the page requiring payment for the PPV service. We do not manipulate or distribute the source content, and the provider of the content retains all rights to and management of content.

Because we link subscribers directly to third-party content sources and in no way manipulate, store, retransmit or distribute this content, we are not subject to licensing fees or restrictions by third-party content suppliers. We are not responsible for the availability or content of these external websites, nor do we endorse, warrant or guarantee the products, services or information described or offered. All logos and trademarks used in the guide are the sole property of their respective owners. We believe that this is a complementary relationship in which we directly supply free traffic to content suppliers, much like the print-based model employed by TV Guide in past decades.

We have incurred recurring losses from operations since inception, and as of December 31, 2024, had an accumulated deficit of $188,658,576. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the year ended June 30, 2024. Our continuation as a going concern is contingent upon our ability to obtain additional financing and to generate revenue and cash flow to meet our obligations on a timely basis.

Relationship with Nextelligence, Inc.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013, amended and restated a second time on July 31, 2014 and further revised to terminate all payments to Nextelligence pursuant to the agreement, effective on June 30, 2016 (the “Technology Agreement”), with Nextelligence, Inc., or Nextelligence, which is majority owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman. The Technology Agreement, which terminates on June 30, 2054, provides us with an exclusive license to a web-based application that installs in the end-user’s browser and any supported email functions or chat functions with search and certain other features (the “Technology”) from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to the Technology.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act of 2002, or Sarbanes–Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;

●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

●	the end of the fiscal year in which the market value of our Class A common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; or

●	June 30, 2030.

Our Corporate Information

We were incorporated on June 21, 2011 in the State of Florida. Our principal executive offices are located at 6901 TPC Drive, Suite 200 Orlando, Florida 32822. Our telephone number is (407) 374-1607. We maintain a website at www.FreeCast.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

Trademark and Service Mark Notice

FreeCast, SmartGuide and SelectTV are registered service marks of FreeCast, Inc. We use these registered service marks in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, and trade names referred to in this prospectus are listed without the ® and ™ symbols.

Shares Eligible for Future Sale

Class A common stock outstanding before this offering:	25,635,313 shares
Class A common stock being offered by selling shareholders:	18,074,807 shares
Class A common stock to be outstanding after this offering:	32,588,293 shares
Class B common stock outstanding before this offering:	13,937,640 shares
Class B common stock to be outstanding after this offering:	6,984,660 shares
Total Class A and Class B common stock to be outstanding after this offering:	39,572,953 shares

William A. Mobley, Jr., our Chief Executive Officer and majority shareholder, intends to convert 6,952,980 Class B shares into Class A shares and register the shares for sale in this offering. Any Class A shares not sold by Mr. Mobley in connection with this offering will be automatically reclassified as Class B shares.

The total number of shares of our common stock outstanding as of the date of this prospectus is 39,572,953, which will be the same number of shares of our common stock outstanding after the listing of our Class A common stock on Nasdaq, and does not take into account:

●	8,056,087 shares of Class A common stock issuable upon the exercise of outstanding warrants as of December 31, 2024 at a weighted average exercise price of $4.76 per share.

●	993,270 shares of common stock issuable upon exercise of outstanding options, of which 836,354 have vested and are exercisable as of December 31, 2024, at a weighted average exercise price of $4.62 per share.

●	2,006,730 shares of Class A common stock available for future issuance under our 2021 Incentive Award Plan as of December 31, 2024.

●	312,960 shares of common stock issuable upon the exercise of outstanding convertible debt as of December 31, 2024 at a conversion price of $8.00 per share.

SUMMARY FINANCIAL DATA

The following table presents our summary historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. The statements of operations data for the fiscal years ended June 30, 2024 and 2023 are derived from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended		Six Months Ended		Three Months Ended
	June 30,		December 31,		December 31,
	2024	2023	2024	2023	2024	2023
Statements of Operations Data:
Total Revenue	$507,920	$507,200	$269,952	$140,946	$151,545	$67,578
Total Cost of Revenue	336,996	220,147	176,186	68,124	73,943	37,091
Total Operating Expenses	10,899,711	15,18,950	7,492,001	4,994,878	3,964,976	2,606,275
Loss From Operations	(10,728,787)	(14,901,897)	(7,398,235)	(4,922,056)	(3,887,374)	(2,575,788)
Total Other (Expense) Income	(1,717,429)	1,336,008	(91,088)	(417,532)	(42,144)	(234,022)
Net Loss	(12,446,216)	(13,565,889)	(7,489,323)	(5,339,588)	(3,929,518)	(2,809,810)
Net Loss attributable to common shareholders	$(17,446,216)	$(16,235,064)	$(7,489,323)	$(5,339,588)	$(3,929,518)	$(2,809,810)
Net Loss per share, basic and diluted	$(0.62)	$(0.81)	$(0.19)	$(0.24)	$(0.10)	$(0.12)

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus before deciding whether to invest in shares of our Class A common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of the following risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business

We may not be able to continue as a going concern without additional financing, and if such financing is not available to us or is not available to us on acceptable terms, we may be forced to cease operations.

We have a limited operating history and have incurred recurring losses from operations. As of December 31, 2024, we have an accumulated deficit of $188,658,576, and a stockholders’ deficit of $1,071,108. For the six months ended December 31, 2024 and 2023, we incurred a net loss of $7,489,323 and $5,339,588, respectively. Our failure to generate sufficient revenues, effectively manage expenses or raise additional capital could adversely affect our ability to achieve our intended business objectives. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

We funded our initial operations primarily through sales of Class A common stock to accredited investors, debt financing, and exchange of Class A common stock for services received by us. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. If we are not able to raise additional capital when required or on acceptable terms, we may have to: (i) significantly delay, scale back or discontinue the development or commercialization of new products; (ii) seek collaborators for further development and commercialization of our products; or (iii) relinquish or otherwise dispose of some or all of our rights to technologies or the products that we would otherwise seek to develop or commercialize.

Our SmartGuide relies on a technology that we license from Nextelligence, Inc. and any interruption of our rights as a licensee could have a significant adverse impact on some major aspects of our business, such as product development, customer retention and sales.

Our SmartGuide has been built on technology developed by Nextelligence, Inc., or Nextelligence, and used by us pursuant to a Technology License and Development Agreement (as amended, the “Technology Agreement”). Nextelligence is principally owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman. The Technology Agreement provides that Nextelligence is obligated to provide all further development, improvement, modification, maintenance, management and enhancement services related to the technology. The Technology Agreement may be terminated if, among other things, we breach the Technology Agreement, if we become insolvent or subject to the bankruptcy laws, or if there is a change of control (as defined in the Technology Agreement). If we were not able to use the technology for any reason, it could have a significant adverse impact on some major aspects of our business, such as product development, customer retention and sales.

If our efforts to attract and retain subscribers are not successful, our business will be adversely affected.

Our ability going forward to attract and retain subscribers will depend on our ability to consistently provide a robust, valuable and quality experience for selecting and viewing TV shows, movies and channels and access to online radio stations. Furthermore, the relative service levels, content offerings, pricing and related features of competitors to our service may adversely impact our ability to attract and retain subscribers. If consumers do not perceive our service offering to be of value, or if we introduce new or adjust existing services that are not favorably received by them, we may not be able to attract subscribers. In addition, many of our subscribers are re-joining our service or originate from word-of-mouth advertising from existing subscribers. Our attracting and retaining subscribers may depend on our ability to:

●	offer a secure platform;

●	provide tools and services that meet the evolving needs of consumers;

●	provide a wide range of high-quality product and service offerings;

●	enhance the attractiveness of our platform;

●	maintain the quality of our customer service; and

●	continue adapting to the changing demands of the market.

If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our ability to maintain or grow our business will be adversely affected. Subscribers cancel their subscription to our service for many reasons, including a perception that they do not use the service sufficiently, the need to cut household expenses, availability of content is limited, competitive services provide a better value or experience, and customer service issues are not satisfactorily resolved. We must continually add new subscribers both to replace subscribers who cancel and to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in numbers sufficient to grow our business, our operating results will be adversely affected. If we are unable to successfully compete with current and new competitors in both retaining our existing subscribers and attracting new subscribers, our business will be adversely affected. Further, if excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace these subscribers with new subscribers.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The market for online video, radio and games is characterized by rapidly changing technology, evolving industry standards, new service and product introductions and changing customer demands. Although we have developed new products and services in order to meet customer demands, new technologies and evolving business models for delivery of entertainment video continue to develop at a fast pace and we may not be able to keep up with all of the changes. Consumers are afforded various means for consuming online video, radio and games. The various economic models underlying these differing means of entertainment video delivery include subscription, pay-per-view, ad-supported and piracy-based models. Several competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. New entrants may enter the market with unique service offerings or approaches to distributing online video, radio and games and other companies also may enter into business combinations or alliances that strengthen their competitive positions. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. If we are unable to successfully or profitably compete with current and new competitors, programs and technologies, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

We may not be able to maintain or grow our revenue or our business.

Since the beginning of fiscal year 2019, we have been focused on investing in and developing new technologies, which we anticipate will drive future growth and give us a sustainable revenue stream. In addition, we have transitioned to a “multi license” model from a “single-license” model. We believe that with new technology, coupled with our new sales and marketing strategy focused on generating revenue through free registrations of FreeCast.com by partnering with retailers, manufacturers, operators and/or distributors of streaming devices, mobile phones, broadband carriers, broadcasters, property management, multi-dwelling developers, builders, and various mass consumer communities of streaming tv watchers in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. However, there can be no assurance that we will be able to generate sufficient revenue from distributor fees or fees from premium content purchased by subscribers through our SmartGuide to fund our operations in the future. In addition, our growth may become stagnant for many other reasons, including decreasing consumer spending, increasing competition, slowing growth of the consumption of online video, radio and games, changes in government policies or general economic conditions.

If we are not able to manage our growth, our business could be adversely affected.

We are currently engaged in an effort to grow our service by promoting online access renewal, developing new products, expanding internationally and to residents of rural areas. As we undertake all these changes, if we are not able to manage the growing complexity of our business, including improving, refining or revising our systems and operational practices, our business may be adversely affected.

If our efforts to build strong brand identity and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results may be adversely affected.

We must continue to build and maintain strong brand identity for our products and services, which have expanded over time. We believe that strong brand identity will be important in attracting subscribers. If our efforts to promote and maintain our existing brands and brands we develop in the future are not successful, our operating results and our ability to attract subscribers may be adversely affected. From time to time, subscribers’ express dissatisfaction with our service, including, among other things, title availability, processing and service interruptions. To the extent dissatisfaction with our service is widespread or not adequately addressed, our brand may be adversely impacted and our ability to attract and retain subscribers may be adversely affected. With respect to our planned international expansion, we will also need to establish our brand and to the extent we are not successful, our business in new markets would be adversely impacted.

If we are unable to manage the mix of subscriber acquisition sources, our subscriber levels and marketing expenses may be adversely affected.

We utilize a broad mix of marketing programs to promote our service to potential new subscribers. We obtain new subscribers through our online marketing efforts, including paid search listings, banner ads, text links and permission-based e-mails. In addition, we have engaged in various offline marketing programs, including TV and radio advertising, direct mail and print campaigns, consumer package and mailing insertions. We maintain an active public relations program to increase awareness of our service and drive subscriber acquisition. We opportunistically adjust our mix of marketing programs to acquire new subscribers at a reasonable cost with the intention of achieving overall financial goals. If we are unable to maintain or replace our sources of subscribers with similarly effective sources, or if the cost of our existing sources increases, our subscriber levels and marketing expenses may be adversely affected.

If we are unable to continue using our current marketing channels, our ability to attract new subscribers may be adversely affected.

We may not be able to continue to support the marketing of our service by current means if such activities are no longer available to us, become cost prohibitive or are adverse to our business. If companies that currently promote our service decide that we are negatively impacting their business, that they want to compete more directly with our business or enter a similar business or decide to exclusively support our competitors, we may no longer be given access to such marketing through them. In addition, if advertising rates increase, we may curtail marketing efforts or otherwise experience an increase in our marketing costs. Laws and regulations impose restrictions on the use of certain channels, including commercial e-mail and direct mail. We may limit or discontinue use or support of e-mail and other activities if we become concerned that subscribers or potential subscribers deem such activities intrusive, which could affect our goodwill or brand. If the available marketing channels are curtailed, our ability to attract new subscribers may be adversely affected.

Although we do not distribute content through our service, if we are sued for content accessed through our service, our results of operations would be adversely affected.

Although we do not distribute content through our service, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on content accessed through our service. We also may face potential liability for content uploaded from our users in connection with our community-related content or reviews. If we become liable for such activities, then our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We cannot assure you that we are insured or indemnified to cover claims of these types or liability that may be imposed on us.

We rely upon a number of partners to offer our service.

We currently offer subscribers the ability to easily navigate available sources of online video, radio and games and consume such media through their computers and other Internet-connected devices. If we are not successful in maintaining existing and creating new relationships with content providers, or if we encounter technological, content licensing or other impediments to our ability to organize content, our ability to grow our business could be adversely impacted. Furthermore, mobile devices and TVs are manufactured and sold by entities other than FreeCast and while these entities should be responsible for the devices’ performance, the connection between these devices and FreeCast may nonetheless result in consumer dissatisfaction toward FreeCast and such dissatisfaction could result in claims against us or otherwise adversely impact our business.

Any significant disruption in our computer systems or those of third-parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Subscribers and potential subscribers access our service through our Web site or their TVs, computers, game consoles, or streaming or mobile devices. Our reputation and ability to attract, retain and serve our subscribers are dependent upon the reliable performance of our computer systems and those of third-parties that we utilize in our operations. Interruptions in these systems, or with the Internet in general, including discriminatory network management practices, could make our service unavailable or degraded. Much of our software is proprietary, and we rely on the expertise of our engineering and software development teams for the continued performance of our software and computer systems. Service interruptions, errors in our software or the unavailability of computer systems used in our operations could diminish the overall attractiveness of our service to existing and potential customers.

Our servers and those of third-parties we use in our operations are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Our Web site periodically experiences directed attacks intended to cause a disruption in service. Any attempts by hackers to disrupt our service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Our insurance does not cover expenses related to attacks on our Web site or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our service or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We utilize our own communications and computer hardware systems located either in our facilities or in that of a third-party Web hosting provider. In addition, we utilize third-party Internet-based or “cloud” computing services in connection with our business operations. Problems faced by our third-party Web hosting or cloud computing providers, including technological or business-related disruptions, could adversely impact the experience of our subscribers. In addition, fires, floods, earthquakes, power losses, telecommunications failures, break-ins and similar events could damage these systems and hardware or cause them to fail completely. As we do not maintain entirely redundant systems, a disrupting event could result in prolonged downtime of our operations and could adversely affect our business.

We rely upon third parties to host certain aspects of our service and any disruption of, or interference with, our use of such third-party services would impact our operations and our business would be adversely impacted.

We make use of a number of services provided by third parties, including distributed computing infrastructure platform for business operations, or what is commonly referred to as a cloud computing service. We have architected our software and computer systems so as to utilize data processing, storage capabilities and other services provided by such third parties. Given this, along with the fact that we cannot easily switch our operations to other providers, any disruption of or interference with our use of current service providers would impact our operations and our business would be adversely impacted.

We rely heavily on our proprietary technology to locate and organize online video, radio and games and to manage other aspects of our operations, and the failure of this technology to operate effectively could adversely affect our business.

We continually enhance or modify the technology used for our operations. We cannot be sure that any enhancements or other modifications we make to our operations will achieve the intended results or otherwise be of value to our subscribers. Future enhancements and modifications to our technology could consume considerable resources. If we are unable to maintain and enhance our technology, our ability to retain existing subscribers and to add new subscribers may be impaired. In addition, if our technology or that of third-parties we utilize in our operations fails or otherwise operates improperly, our ability to retain existing subscribers and to add new subscribers may be impaired. Also, any harm to our subscribers’ personal computers or other devices caused by software used in our operations could have an adverse effect on our business, results of operations and financial condition.

Privacy concerns could limit our ability to leverage our subscriber data and our disclosure of or unauthorized access to subscriber data could adversely impact our business and reputation.

In the ordinary course of business and, in particular, in connection with merchandising our service to our subscribers, we collect and utilize data supplied by our subscribers. We currently face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation or findings under existing laws, which limit our ability to use collected data, could have an adverse effect on our business. In addition, if unauthorized access to our subscriber data were to occur or if we were to disclose data about our subscribers in a manner that was objectionable to them, our business reputation could be adversely affected, and we could face potential legal claims that could impact our operating results.

Our reputation and relationships with subscribers would be harmed if our subscriber data, particularly billing data, were to be accessed by unauthorized persons.

We maintain personal data regarding our subscribers, including names and, in many cases, mailing addresses. With respect to billing data, such as credit card numbers, we rely on licensed encryption and authentication technology to secure such information. We take measures to protect against unauthorized intrusion into our subscribers’ data. If, despite these measures, we, or our payment processing services, experience any unauthorized intrusion into our subscribers’ data, current and potential subscribers may become unwilling to provide the information to us necessary for them to become subscribers, we could face legal claims, and our business could be adversely affected. Similarly, if a well-publicized breach of the consumer data security of any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions which could adversely affect our business.

In addition, we do not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent we do not obtain cardholders’ signatures, we are liable for fraudulent credit card transactions, even when the associated financial institution approves payment of the orders. From time to time, fraudulent credit cards are used on our Web site to obtain service. Typically, these credit cards have not been registered as stolen and are therefore not rejected by our automatic authorization safeguards. While we do have a number of other safeguards in place, we nonetheless experience some loss from these fraudulent transactions. We do not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm our business and results of operations.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

Intellectual property protection may not be sufficient and confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights, including our rights under the Technology Agreement with Nextelligence. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we would prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our Web site, technology, title selection processes and marketing activities.

Trademark, copyright, patent and other intellectual property rights are important to us. Our intellectual property rights extend to our technology, business processes and the content on our Web site. We use the intellectual property of third-parties in merchandising our products and marketing our service through contractual and other rights. From time to time, third-parties allege that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, or develop non-infringing technology or otherwise alter our business practices on a timely basis in response to claims against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not searched patents relative to our technology. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, results in costly litigation and diversion of technical and management personnel. It also may result in our inability to use our current Web site and technology, or our inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements, adjust our merchandising or marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

If we are unable to protect our domain names, our reputation and brand could be adversely affected.

We currently hold various domain names relating to our brand, including freecast.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our Web site and our service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the U.S. may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable, without significant cost or at all, to prevent third-parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We depend on key management as well as experienced and capable personnel generally, and any failure to attract, motivate and retain our staff could severely hinder our ability to maintain and grow our business.

We rely on the continued service of our senior management, including our founder and Chief Executive Officer and Chairman of our board of directors, William A. Mobley, Jr., other members of our executive team and other key employees to develop our products, services and solutions. In our industry, there is substantial and continuous competition for highly skilled business, product development, technical and other personnel. As a result, our human resources organization focuses significant efforts on attracting and retaining individuals in key technology positions. If we lose the services of any member of management or key personnel and are unable to attract or locate suitable or qualified replacements, or otherwise hire talented personnel, we may incur additional expenses to recruit and train new staff, making it more difficult to meet our business objectives, which could severely disrupt our business and growth.

Our Chief Executive Officer and Chief Financial Officer also serve as executive officers of other companies and such other positions may create conflicts of interest for such officers in the future.

William A. Mobley, Jr., our Chief Executive Officer and Chairman, works full-time for us, devoting approximately 50 hours a week to our business. Mr. Mobley also works part-time for Nextelligence and serves as its Chief Executive Officer and Chairman of the board of directors. Mr. Mobley’s duties to Nextelligence may compete for his full attention to our business; accordingly, he may have conflicts of interest in allocating time between those separate business activities.

Jonathan Morris, our Chief Financial Officer, works full-time for us, devoting approximately 45 hours a week to our business. Mr. Morris also advises two special purpose acquisition companies (SPACs), ESH Acquisition Corp. and Global Blockchain Acquisition Corp., on a limited basis as a consultant and their Chief Financial Officer. Mr. Morris’ duties to these other businesses may compete for his full attention to our business; accordingly, he may have conflicts of interest in allocating time between those separate business activities.

We cannot be assured we can obtain or retain third-party contractors for our specific services or development needs, which could disrupt our business operations or growth.

If we experience a substantial loss of, or an inability to attract, talented personnel, we may experience difficulty in meeting our business objectives.

Our brand name and our business may be harmed by aggressive marketing and communications strategies of our competitors.

Due to competition in our industry, we have been and may be the target of incomplete, inaccurate and false statements about our company and our services that could damage our and our management’s reputation and our brand and materially deter consumers from using our service. Our brand name and our business may be harmed if we are unable to promptly respond to our competitors’ misleading marketing efforts.

Risks Related to our Industry

Changes in consumer viewing habits, including more widespread usage of demand methods of entertainment video consumption could adversely affect our business.

The manner in which consumers seek entertainment online is changing rapidly. Digital cable, wireless and Internet content providers are continuing to improve technologies, content offerings, user interfaces and business models that allow consumers to access entertainment video-on-demand with interactive capabilities. The devices through which online video, radio and games can be consumed are also changing rapidly. For example, content from cable service providers may be viewed on laptops and mobile devices and content from Internet content providers may be viewed on TVs. If competitors providing similar services address the changes in consumer habits in a manner that is better able to meet content distributor and consumer needs and expectations, our business could be adversely affected.

Our business depends on continued and unimpeded access to the Internet at non-discriminatory prices, and Internet access providers and Internet backbone providers may be able to block, limit, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users.

Our products and services depend on the ability of our customers’ viewers to access the Internet, and certain of our customers’ products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access by restricting or prohibiting the use of their infrastructure to support or facilitate offerings, or by charging increased fees to provide offerings, while others, including some of the largest providers of broadband Internet access services (ISPs), have committed to not engaging in such behavior.

The ability of the FCC to regulate broadband Internet access services was called into question by an April 2010 ruling of the U.S. Court of Appeals for the D.C. Circuit. The FCC then proposed rules regulating broadband Internet access, but on January 14, 2014, the D.C. Circuit Court of Appeals struck down the net neutrality rules adopted by the FCC, determining that the FCC did not have the authority to issue or enforce net neutrality rules, as it had failed to identify certain service providers as “common carriers.” On February 26, 2015, the FCC adopted a new rule that reclassifies broadband Internet access service as a telecommunication service and regulates broadband Internet access as a public utility (Title II Order). In 2016, a divided panel of the D.C. Circuit Court of Appeals upheld the Title II Order, concluding that the FCC’s classification of broadband Internet access service was permissible. However, under President Donald Trump’s administration, the FCC reversed course and in December 2017 adopted a new rule referred to as the Restoring Internet Freedom Order, which went into effect on June 11, 2018. The Restoring Internet Freedom Order (RIFO): (i) reinstated the information service classification of broadband Internet access service; (ii) reinstated the determination that mobile broadband Internet access service is not a commercial mobile service; and (iii) eliminated the Internet conduct standard and the non-exhaustive list of factors intended to guide application of that rule. On October 1, 2019, D.C. Circuit Court of Appeals upheld most provisions of the RIFO. One aspect of the RIFO that the court did not uphold relates to the FCC’s assertion that it could pre-empt state-level actions involving Net Neutrality and the Open Internet. More than 30 states have introduced bills to add their own net neutrality protections, several of which have gone into effect. The U.S. House of Representatives on April 10, 2019 passed a bill, called the Save the Internet Act, requiring internet service providers to treat all online content the same. The U.S. Senate, however, did not pass the bill. On July 9, 2021, President Joe Biden signed Executive Order 14036 (EO), “Promoting Competition in the American Economy,” a sweeping array of initiatives across the executive branch. Among them included instructions to the FCC to restore the net neutrality rules under the Title II Order that had been undone during the prior administration. In June 2024, the FCC adopted a new rule as instructed under the EO referred to as the Safeguarding and Securing the Open Internet rule (SSOI). SSOI restored Title II Order’s net neutrality regulations by reclassifying broadband Internet access service as a telecommunications service, making ISPs “common carriers” subject to stricter regulations for non-discriminatory access and oversight on pricing and service quality. On January 2, 2025, however, the U.S. Court of Appeals for the Sixth Circuit struck down the SSOI, ruling that the FCC incorrectly classified ISPs as telecommunications service providers, rather than non-common carrier providers of information services, and therefore exceeded its authority in imposing the net neutrality regulations.

Unless either the Supreme Court overturns or Congress passes legislation that supersedes the RIFO, it is possible that broadband service providers could impose restrictions on bandwidth and service delivery that may adversely impact our download speeds or ability to deliver content over those facilities, or impose significant end user or other fees that could impact the cost of our services to end users, or our delivery costs. If no action is taken by the Supreme Court or Congress, current and future actions by broadband Internet access providers may also result in limitations on access to our services, a loss of existing users, or increased costs to us, our users or our customers, thereby impairing our ability to attract new users, or limiting our opportunities and models for revenue and growth.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

We rely upon the ability of consumers to access our service through the Internet. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses, and our subscriber acquisition and retention could be negatively impacted.

Most network operators that provide consumers with access to the Internet also provide these consumers with multichannel video programming. As such, companies like Comcast, Time Warner Cable and Cablevision have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. While we believe that consumer demand, regulatory oversight and competition will help limit these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours, our industry and business could be negatively impacted.

Risks Related to Ownership of Our Class A Common Stock and this Offering

Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

This is not an initial public offering of Class A common stock conducted on a firm-commitment underwritten basis. This listing of our Class A common stock on Nasdaq differs from a firm-commitment underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our Class A common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our Class A common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our Class A common stock during the period immediately following the listing. See also “— Our shares of Class A common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of Class A common stock may be volatile.”

●	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any Registered Shareholders or other existing shareholders will sell any or all of their Class A common stock and there may initially be a lack of supply of, or demand for, our Class A common stock on Nasdaq. Alternatively, we may have a large number of Registered Shareholders or other existing shareholders who choose to sell their Class A common stock in the near term resulting in an oversupply of our Class A common stock, which could adversely impact the public price of our Class A common stock once listed on Nasdaq.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our Class A common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our Class A common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile market price for our Class A common stock and uncertain trading volume and may adversely affect your ability to sell your Class A common stock.

Our shares of Class A common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of Class A common stock may be volatile.

We expect our shares of Class A common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for our shares of Class A common stock, and an active market for our shares of Class A common stock may not develop or be sustained after the listing, which could depress the market price of our shares of Class A common stock and could affect the ability of our shareholders to sell our shares of Class A common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of Class A common stock. An inactive market may also impair our ability to raise capital by selling shares of our Class A common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of Class A common stock as consideration.

In addition, we cannot predict the prices at which our shares of Class A common stock may trade on Nasdaq following the listing of our shares of Class A common stock, and the market price of our shares of Class A common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of Class A common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Class A common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of Class A common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of Class A common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our shares of Class A common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of Class A common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our Class A common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on the Nasdaq Capital Market, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our Class A common stock, if the price of our Class A common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our Class A common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our Class A common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our Class A common stock and an unsustainable trading price if the price of our Class A common stock significantly rises upon listing and institutional investors believe our Class A common stock is worth less than retail investors, in which case the price of our Class A common stock may decline over time. Further, if the public price of our Class A common stock is above the level that investors determine is reasonable for our Class A common stock, some investors may attempt to short our Class A common stock after trading begins, which would create additional downward pressure on the public price of our Class A common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our Class A common stock and cause volatility in the trading price of our Class A common stock.

Future sales of Class A common stock by our Registered Shareholders and other existing shareholders could cause our share price to decline.

We currently expect our Class A common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our Class A common stock. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, we have not consulted with Registered Shareholders or other existing shareholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our Class A common stock in the open market. While our Class A common stock may be sold after our listing on Nasdaq by the Registered Shareholders pursuant to this prospectus, or, subject to leak-out agreements, in accordance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Shareholders will sell any of their shares of Class A common stock and there may initially be a lack of supply of, or demand for, Class A common stock on Nasdaq. In the case of a lack of supply of our Class A common stock, the trading price of our Class A common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our Class A common stock if they are unable to purchase a block of our Class A common stock in the open market due to a potential unwillingness of our existing shareholders to sell a sufficient amount of Class A common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our Class A common stock, the market for our Class A common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our Class A common stock. In the case of a lack of market demand for our Class A common stock, the trading price of our Class A common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our Class A common stock may not initially develop or be sustained, which could significantly depress the public price of our Class A common stock and/or result in significant volatility, which could affect your ability to sell your shares of Class A common stock.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A common stock.

In addition to the risks addressed below in “—The market price of our Class A common stock may be volatile, which could cause the value of your investment to decline,” our Class A common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A common stock, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A common stock experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A common stock. In addition, investors of our Class A common stock may experience losses, which may be material, if the price of our Class A common stock declines after the listing of our Class A common stock on Nasdaq or if such investors purchase shares of our Class A common stock from the Registered Shareholders prior to any price decline.

Holders of our Class A common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A common stock. As a result of this volatility, investors may experience losses on their investment in our Class A common stock. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our financial performance and public image and negatively affect the long-term liquidity of our Class A common stock, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A common stock and understand the value thereof.

The dual class structure of our common stock will have the effect of concentrating voting control with our founder, Chief Executive Officer and Chairman, William A. Mobley, Jr., which will limit or preclude your ability to influence corporate matters, including the election of directors and the approval of any change of control transaction, and that may adversely affect the trading price of our Class A common stock.

Our Class B common stock has 15 votes per share, and our Class A common stock, which is the stock being offered by means of this prospectus, has one vote per share. Mr. Mobley holds, collectively with his permitted entities, and controls all of our outstanding shares of our Class B common stock. Accordingly, upon the closing of this offering, assuming all of the 6,952,980 Class B shares that are being converted into Class A shares and registered for sale by Mr. Mobley in this offering are sold and not converted back to Class B shares, he will hold approximately 76.27% of the voting power of our outstanding capital stock, even if his stock ownership represents less than 50% of the outstanding aggregate number of shares of our capital stock. As a result, Mr. Mobley will be able to significantly influence matters submitted to our shareholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Mobley may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our Class A common stock.

Future transfers by Mr. Mobley will generally result in those shares converting into shares of Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon the death of Mr. Mobley. For information about our dual class structure, see the section titled “Description of Capital Stock.”

We cannot predict the effect our dual-class structure may have on the market price of our Class A common stock.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A common stock, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including those that are not listed or trading) in the hands of public shareholders. Pursuant to the FTSE Russell, this 5% minimum voting rights requirement only applies to companies assigned a Developed market nationality within the FTSE Equity Country Classification scheme, and, based upon the FTSE Equity Country Classification Interim Announcement published on March 30, 2023, the United States is assigned a Developed market nationality within the FTSE. In addition, in July 2017, the S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices; however, in October 2022, the S&P Dow Jones announced that it was conducting a consultation with market participants on the multiple share class eligibility methodology requirement via a survey that closed on December 15, 2022. Subsequently, the S&P Dow Jones Indices announced that, effective as of April 17, 2023, companies with multiple share class structures will be considered eligible for the S&P Composite 1500 and its component indices, including the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600, if they meet all other eligibility criteria. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices. Additionally, MSCI announced that the securities of companies exhibiting unequal voting structures will be eligible for addition to the MSCI ACWI IMI and other relevant indexes effective March 1, 2019. Currently, MSCI offers the MSCI World Voting Rights-Adjusted Index. This index specifically includes voting rights in the weighting criteria and construction methodology and aims to better align constituent weights with economic rights and voting power, while continuing to represent the performance of a broad opportunity set. The dual-class structure of our common stock may make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A common stock. In addition, it is unclear what effect, if any, such policies will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our common stock, we may be excluded from certain indices and we cannot assure you that other stock indices (including Nasdaq) will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices may preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock may be adversely affected.

We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements. As a result, our shareholders do not have the same protections afforded to shareholders of companies that cannot rely on such exemptions and are subject to such requirements.

William A. Mobley, Jr., our Chief Executive Officer and Chairman individually owns and holds a majority of the combined voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of Nasdaq, including, but not limited to, the requirement that:

●	a majority of the board of directors consist of directors who qualify as “independent” as defined under the Nasdaq listing rules;

●	its board of directors have a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	its board of directors have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We intend to rely on some or all of these exemptions so long as we remain a “controlled company.” As a result, we may not have: (i) a majority of independent directors; (ii) a nominating and governance committee composed entirely of independent directors; and (iii) a compensation committee composed entirely of independent directors. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies subject to all of the corporate governance requirements of Nasdaq.

The market price of our Class A common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as the factors listed below, some of which are beyond our control, could affect the market price of our Class A common stock:

●	our failure to achieve actual operating results that meet or exceed guidance that we may have provided due to factors beyond our control, such as currency volatility and trading volumes;

●	future announcements concerning us or our competitors, including the announcement of acquisitions;

●	changes in government regulations or in the status of our regulatory approvals or licensure;

●	public perceptions of risks associated with our services or operations;

●	developments in our industry; and

●	general economic, market and political conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our Class A common stock adversely, or if we fail to achieve analysts’ earnings estimates, the market price and trading volume of our Class A common stock could decline.

The trading market for our Class A common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us or our industry make unfavorable comments about our market opportunity or business, the market price of our Class A common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our Class A common stock or trading volume to decline. In addition, if we fail to achieve analysts’ earnings estimates, the market price of our Class A common stock would also likely decline.

If we are unable to meet the continued listing requirements of Nasdaq, Nasdaq will delist our Class A common stock.

Upon the consummation of this offering of shares of our Class A common stock by the Registered Shareholders, our Class A common stock will be listed on Nasdaq. In the future, if we are not able to meet Nasdaq’s continued listing standards, we could be subject to suspension and delisting proceedings. A delisting of our Class A common stock and our inability to list on another national securities exchange could negatively impact us by: (i) reducing the liquidity and market price of our Class A common stock; (ii) reducing the number of investors willing to hold or acquire our Class A common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Because we do not intend to pay dividends for the foreseeable future, investors in the offering will benefit from their investment in shares only if our Class A common stock appreciates in value.

We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and do not expect to pay any dividends in the foreseeable future. As a result, the success of an investment in our Class A common stock will depend upon any future appreciation in its value. Our Class A common stock may not appreciate in value or even maintain the price at which investors in this offering of shares of our Class A common stock by the Registered Shareholders have purchased their shares.

Our business currently depends on the availability of adequate funding and access to capital. As a result, we need to raise significant amounts of additional capital. We may be unable to obtain the additional capital when we need it, or on acceptable terms, if at all.

As of December 31, 2024, we have a cash balance of $2,202,581. We had a working capital deficit of $1,292,969 as of December 31, 2024. We plan to raise additional equity financing, without which we will not be able to meet our obligations as they become due for the next 12 months. We cannot provide any assurance that additional equity financing will be available on terms that are acceptable to us, or at all.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in the Securities Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy and information statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of shareholder approval of any golden parachute payments not previously approved. Because we intend to take advantage of these exemptions, some investors may find our Class A common stock less attractive, which may result in a less active trading market for our Class A common stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an “emerging growth company” until June 30, 2030 or, if earlier: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) if the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of any fiscal year, the last day of such fiscal year; or (iii) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. If we are still a smaller reporting company (a company with a public float of less than $75 million) after we no longer qualify as an emerging growth company, we may be able to make use of some of the same exemptions (such as the exemption to the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act) as were available to us when we qualified as an emerging growth company.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Class A common stock.

We are not currently required to comply with Section 404(a) of the Sarbanes–Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes–Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. However, as an “emerging growth company,” our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

In addition, to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. In addition, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Class A common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

In the past, we have had weaknesses in our internal control over financial reporting.

Although we are not yet required to assess our internal controls over financial reporting, our Chief Executive Officer and Chief Financial Officer have determined that there have been, in the past, weaknesses in our internal control over financial reporting, relating to our failure to receive documentation prior to paying certain invoices. As is the case with many companies of our size: (i) we did not have written documentation of our internal control policies and procedures; (ii) we did not have sufficient segregation of duties within accounting functions; (iii) we did not have adequate staff and supervision within our accounting function; and (iv) we lacked a sufficient process for periodic financial reporting, including timely preparation and review of financial reports and statements. Our Chief Executive Officer and Chief Financial Officer believe that such weaknesses have been substantially remediated through, among other things, our hiring of the CFO Squad, LLC in December 2018 as a technical accounting expert in financial reporting and controlling function in accordance with the U.S. Generally Accepted Accounting Principles (GAAP).

Shareholders may be diluted by the future issuance of additional Class A common stock in connection with acquisitions or otherwise.

We are authorized to issue 320,000,000 shares of Class A common stock. After this offering and the listing of our Class A common stock on Nasdaq, we will have 287,411,707 shares of Class A common stock authorized but unissued (assuming all of the 6,952,980 Class B shares that are being converted into Class A shares and registered for sale by William A. Mobley, Jr. in this offering are sold and not converted back to Class B shares). Our amended and restated articles of incorporation authorize us to issue these shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions, in future Class A common stock offerings or otherwise. Any Class A common stock that we issue after the listing of our Class A common stock on Nasdaq will dilute the percentage ownership held by the investors who purchase shares of our Class A common stock from the Registered Shareholders.

Substantial future sales or perceived potential sales of our Class A common stock in the public market could cause the price of our Class A common stock to decline significantly.

Sales of our Class A common stock or other equity securities in the public market after the listing of our Class A common stock on Nasdaq, or the perception that these sales could occur, could cause the market price of our Class A common stock to decline significantly. Upon the listing of our Class A common stock on Nasdaq, we will have 32,588,293 shares of Class A common stock outstanding (assuming all of the 6,952,980 Class B shares that are being converted into Class A shares and registered for sale by William A. Mobley, Jr. in this offering are sold and not converted back to Class B shares), of which 12,190,032 shares of our Class A common stock, representing approximately 37.41% of our outstanding Class A common stock immediately after the listing of our Class A common stock on Nasdaq, will not be subject to leak-out agreements. All shares of Class A common stock sold by the Registered Shareholders in connection with the listing of our Class A common stock on Nasdaq will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. The Class A common stock outstanding after the listing of our Class A common stock on Nasdaq will be available for sale, upon the expiration of the leak-out periods described elsewhere in this prospectus beginning from the date of this prospectus (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the applicable leak-out period at our discretion. To the extent shares are released before the expiration of the applicable leak-out period and sold into the market, the market price of our Class A common stock could decline significantly.

Certain holders of our Class A common stock will have the right to cause us to register under the Securities Act the sale of their shares, subject to the applicable leak-out periods in connection with the listing of our Class A common stock on Nasdaq. Registration of these shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the public market could cause the price of our Class A common stock to decline significantly.

Anti-takeover provisions contained in our articles of incorporation and bylaws could impair a takeover attempt.

Our articles of incorporation and bylaws contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

●	authorizing “blank check” preferred stock, which could be issued by our board of directors without shareholder approval and may contain voting, liquidation, dividend, and other rights superior to our Class A common stock;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	limiting the ability of our shareholders to call and bring business before special meetings;

●	requiring advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our board of directors; and

●	controlling the procedures for the conduct and scheduling of board of directors and shareholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

Any provision of our articles of incorporation or bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our Class A common stock.

The COVID-19 pandemic has had, and may in the future continue to have, a material adverse impact on our business.

The onset of the 2019 novel coronavirus (“COVID-19”) pandemic and the travel restrictions, quarantines, and related public health measures and actions taken by governments and the private sector previously adversely affected global economies, financial markets and the overall environment for our business. However, the extent to which it may continue to impact our future results of operations and overall financial performance remains uncertain and is difficult to assess or predict. New variants and subvariants of COVID-19 continue to surface, including in our most recent fiscal year. The existence of new or enduring variant strains of COVID-19 may cause the implementation of new restrictions and mandates, which could be applied differently across jurisdictions. The global macroeconomic effects of the pandemic may persist for an indefinite period of time, even after the pandemic has subsided. In addition, we cannot predict the impact the COVID-19 pandemic has had and will have on our brand partners, third-party vendors and service providers, and we may continue to be materially adversely impacted as a result of the negative past, present and future impact upon our brand partners, third-party vendors and service providers.

The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. In addition, to the extent COVID-19 adversely affects our operations and global economic conditions more generally, it may also have the effect of heightening many of the other risks described in these Risk Factors.

We will incur significantly increased costs as a result of and devote substantial management time to operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and operating results. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We will also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and will need to establish an internal audit function. We also expect that operating as a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. This could also make it more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers. In addition, after we no longer qualify as an “emerging growth company,” as defined under the JOBS ACT we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We are just beginning the process of compiling the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In that regard, we currently do not have an internal audit function, and we will need to hire or contract for additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus or in the documents incorporated by reference herein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. . We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the online video and entertainment industry;

●	our financial performance;

●	our ability to attract and retain customers;

●	our ability to expand our business;

●	our ability to retain and hire necessary employees and appropriately staff our operations; and

●	our estimates regarding capital requirements and needs for additional financing.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

The Registered Shareholders may, or may not, elect to sell shares of our Class A common stock covered by this prospectus. To the extent any Registered Shareholder chooses to sell shares of our Class A common stock covered by this prospectus, we will not receive any proceeds from any such sales of our Class A common stock. See “Registered Shareholders.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends after the offering or for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Class A common stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In addition, the terms of our credit facilities contain restrictions on our ability to declare and pay cash dividends on our capital stock.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

Actual
Cash	$2,202,581
Debt	(2,395,000)

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series A Preferred Stock, par value $0.0001, 4,000,000 and 0 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	400
Class A common stock, $.0001 par value, 320,000,000 shares authorized; 25,566,563 shares issued and outstanding	2,557
Class B common stock, $.0001 par value, 30,000,000 shares authorized; 13,937,640 shares issued and outstanding	1,394
Class A Common stock subscriptions, 62,500 and 0 shares, respectively	500,000
Additional paid-in capital	187,083,117
Accumulated deficit	(188,658,576)
Total stockholders’ deficit	$(1,071,108)

Total Capitalization	$1,323,892

The number of shares of common stock outstanding as shown above does not take into account:

●	8,056,087 shares of Class A common stock issuable upon the exercise of outstanding warrants as of December 31, 2024 at a weighted average exercise price of $4.76 per share.

●	993,270 shares of common stock issuable upon exercise of outstanding options, of which 836,354 have vested and are exercisable as of December 31, 2024, at a weighted average exercise price of $4.62 per share.

●	2,006,730 shares of Class A common stock available for future issuance under our 2021 Incentive Award Plan.

●	312,960 shares of common stock issuable upon the exercise of outstanding convertible debt as of December 31, 2024 at a conversion price of $8.00 per share.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus. The statements of operations data for the three months ended December 31, 2024 and 2023 and the fiscal years ended June 30, 2024 and 2023 and the statements of financial condition data as of December 31, 2024 and 2023 are derived from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended		Six Months Ended		Three Months Ended
	June 30,		December 31,		December 31,
	2024	2023	2024	2023	2024	2023
Statements of Operations Data:
Total Revenue	$507,920	$507,200	$269,952	$140,946	$151,545	$67,578
Total Cost of Revenue	336,996	220,147	176,186	68,124	73,943	37,091
Total Operating Expenses	10,899,711	15,188,950	7,492,001	4,994,878	3,964,976	2,606,275
Loss From Operations	(10,728,787)	(14,901,897)	(7,398,235)	(4,922,056)	(3,887,374)	(2,575,788)
Total Other (Expense) Income	(1,717,429)	1,336,008	(91,088)	(417,532)	(42,144)	(234,022)
Net Loss	(12,446,216)	(13,565,889)	(7,489,323)	(5,339,588)	(3,929,518)	(2,809,810)
Net Loss attributable to common shareholders	$(17,446,216)	$(16,235,064)	$(7,489,323)	$(5,339,588)	$(3,929,518)	$(2,809,810)
Net Loss per share, basic and diluted	$(0.62)	$(0.81)	$(0.19)	$(0.24)	$(0.10)	$(0.12)

	December 31,	June 30,
	2024	2024
Balance Sheets Data:
Cash and Cash Equivalents	$2,202,581	$5,218,413
Accounts Receivable	261,724	1,490
Accounts Receivable – Related Party	138,449	274,501
Total Assets	3,194,480	6,137,079
Total Current Liabilities	3,922,320	1,338,628
Total Liabilities	4,265,588	3,806,662
Total Shareholders’ Deficit	$(1,071,108)	$(117,669,583)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section titled “Risk Factors.”

Overview

We currently operate exclusively in the U.S., but see opportunities for expansion into international markets by signing licensing agreements and collaborating with international CDPs. However, we can only take advantage of these opportunities if we have sufficient capital to do so, are able to recruit the necessary staff and are able to expand our current infrastructure. We may also face additional challenges from new competitors that may be able to launch new businesses at relatively low cost, with consumers easily being able to shift spending from one provider to another. In order to combat this, we must continue to deliver a product that is more advanced than that of competitors.

Primarily as a result of our shift to a free registration subscription service, we have been able to increase our number of subscribers during our most recent fiscal year. Our subscriber numbers have increased from 850,700 on December 31, 2023, to 925,270 on December 31, 2024. Our revenue excluding Fast Revenue (Fast Revenue was $128,468 & $0 for the six months ended December 31, 2024 and 2023, respectively) and Ad Revenue (Ad Revenue was $50,132 $ $0 for the six months ended December 31, 2024 and 2023, respectively) per subscriber has decreased from $0.17 for the six-month period ending December 31, 2023 compared to $0.08 for the six-month period ending December 31, 2024.

As of December 31, 2024, we have a cash balance of $2,202,581 and a working capital deficit of $1,292,969. We plan to raise additional equity financing as well, without which we will not be able to meet our obligations as they become due for the next 12 months. However, we cannot provide any assurance that additional equity financing will be available on terms that are acceptable to us, or at all.

Components of our Operating Results

Revenue

Subscription (Membership) Revenue

In light of shifting consumer behaviors and constraints on big-box retail sales (especially during the pandemic), we refined our business model in 2022 to focus on B2B2C distribution. This approach leverages partnerships with multi-dwelling unit operators, hospitality providers, broadband carriers, and device manufacturers — each channel granting us immediate, large-scale user access. We believe that aligning with enterprise-level partners reduces our direct retail marketing costs, stabilizes recurring revenues, and extends the reach of our aggregator platform to tens of thousands of new users at once.

As a result, we no longer generate subscription revenue through renewal sales of Rabbit TV and Rabbit TV Plus, or through Select TV and Streaming TV Kits, which operated as the successor products to Rabbit TV and Rabbit TV Plus. In October 2022, our SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were discontinued. We rebranded to the corporate namesake FreeCast.com and relaunched our SmartGuide as a free registration subscription service. SmartGuide is our internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to our customers through Wi-Fi-enabled devices that support streaming video.

We do, however, sell monthly subscriptions for premium content purchased through our SmartGuide for varying fees for different content. Revenue from such premium subscription fees is recognized on a gross basis over the service period as we are deemed to be the principal in the relationship with the end user. We control the content before transferring it to the end user and have latitude in establishing pricing. We both retransmit and “ingest” and distribute content.

Subscription revenue is derived from online sales through search engine optimization, search engine marketing, various marketing advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers of our Value Channels subscription service. Value Channels subscription contains 17 cable channels and sells on a monthly subscription or annual fee. Value Channels is integrated into the initial FreeCast.com free registration and then offered as an upgrade. Both FreeCast.com (free registration) and Value Channels is available in various streaming Smart TV models (Google TV’s, Amazon Fire TV’s, LG, Samsung, TCL, Sony, and others), plus Streaming Devices (Amazon Fire, Google ChromeCast, Apple TV), PC’s/Laptops and mobile apps for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. We no longer offer SelectTV lifetime subscriptions, which was initially deferred and recognized over a five-year period. All subscription fees are collected at the time of purchase.

Product Sales Revenue

Beginning in 2024, in conjunction with the release of our new product FreeCast Home, we started recognizing contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For our physical product sales, our performance obligations are satisfied at that time.

FAST (Free Ad-Supported TV)

We provide FAST channel buildouts that includes post-production editing, motion graphics, channel assembly and content acquisitions. We charge the customers based on time incurred for the services plus a reasonable margin in addition to any additional out of pocket cost incurred that is charged at cost to us. In addition, we split the advertising revenue. Revenue is recognized when services are performed. We charge a monthly platform fee for distributing the FAST channel on its platform. Revenue is recognized at the point in time when the content is available on the digital platform.

In June 2023, we entered into verbal arrangements with two related party entities, Test Drive Live Inc. and Celebrity Cigars, Inc. William A. Mobley, Jr. serves as the President of both companies and is the sole director for Celebrity Cigars. Mr. Mobley’s son, Sean Mobley, is part of the management team of Celebrity Cigars. We provided FAST channel buildout services relating to the development and buildout of their respective channels. We also provide the platform on an ongoing basis for each company to stream their content. We charge each company a monthly fee based on a 15% or 30% markup of our cost of production, depending on the level of supervision required to provide our services, which includes labor, rent, etc. We also charge for any out-of-pocket costs, which vary from month-to-month. We are currently negotiating with each company on a potential advertising revenue-sharing arrangement.

Advertising Revenue included in Other Revenue

We generate revenue through free registrations of FreeCast.com by signing licensing agreements and collaborating with CDPs. A FreeCast.com license is freely provided per registered consumer marketed by distributors in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. Affiliate commissions are earned and then shared from third-party advertisement service providers, pay-per-view movie or series distributors, and live events tickets sales for such things as professional boxing or concerts. These license arrangements have not resulted in significant revenue to date.

We generate advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising on our service directly to advertisers. We report this revenue net of amounts due to agencies and brokers because we are neither the primary obligor under these arrangements, nor do we set the pricing or establish or maintain the relationship with the advertisers. In addition, we receive arbitrage advertising revenue from the buying and selling of advertising space on other content provider platforms.

Other Revenue

Other revenue includes licensing, advertising, and referral fee revenue. We generate revenue through free registrations of FreeCast.com by signing licensing agreements and collaborating with CDPs. A FreeCast.com license is freely provided per registered consumer marketed by distributors in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. Affiliate commissions are earned and then shared from third-party advertisement service providers, pay-per-view movie or series distributors, and live events tickets sales for such things as professional boxing or concerts. These license arrangements have not resulted in significant revenue to date.

We generate advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising on our service directly to advertisers. We report this revenue net of amounts due to agencies and brokers because we are neither the primary obligor under these arrangements, nor do we set the pricing or establish or maintain the relationship with the advertisers. In addition, we receive arbitrage advertising revenue from the buying and selling of advertising space on other content provider platforms.

Referral fee revenue is generated through premium services which are also available on our platform, for an additional fee, to allow single or time-limited use of private, decrypted viewing of movies, sporting events, concerts or other types of events.

Deferred Revenue

Deferred revenue consists principally of both prepaid but unrecognized subscription revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services. We may pay sales incentives, in cash or by issuing equity instruments, to distributors of our subscriptions. Such sales incentives are not recognized as deferred revenue. Rather, sales incentives are recognized in current operations when issued, regardless of amounts in deferred revenue, which may have resulted from the distributor’s efforts. Deferred revenue consists primarily of subscriptions for multiple months purchased upfront and recognized ratably over the term of the subscription.

Cost of Revenue

Cost of revenue consists primarily of subscription costs and FAST streaming costs, such as third-party hosting costs, infrastructure costs and salaries and benefits related to employees for our customer support. We make payments to third-party ad servers in the period in which the advertising impressions are delivered, or click-through actions occur, and accordingly record this as a cost of revenue in the related period. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. Cost of revenue also consists of FAST channel buildout costs such as the salaries and benefits related to employees, facility related expenses and information technology associated with supporting these buildouts.

Operating Expenses

Compensation and Benefits

Compensation and benefits consist primarily of employee-related costs, including salaries and benefits related to employees in finance, accounting, internal information technology and other administrative personnel and stock-based compensation.

Sales and Marketing

Sales and marketing consist primarily of employee-related costs, including salaries, commissions and benefits related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, TV Infomercials, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

General and Administrative

General and administrative expenses include professional services costs for outside legal and accounting services, facilities-related expenses, travel costs, third party customer support, and credit card fees.

Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023

Revenue

Our primary source of revenue is subscription revenue. Additionally, we have two other revenue streams: product revenue and other revenue, which encompasses earnings from licensing, advertising, and referral fees.

Subscription revenue decreased by 39.55%, or $25,558, to $39,063, in the three months ended December 31, 2024, as compared to $64,621 for the three months ended December 31, 2023. The decrease in subscription revenue is primarily attributable to our shift to a free registration subscription service.

FAST revenue increased by 100%, or $62,345, to $62,345, in the three months ended December 31, 2024, as compared to $0 for the three months ended December 31, 2023. The increase in FAST revenue is attributable to us entering into the service arrangements with two related parties.

Product revenue decreased by $2,155 to $0, in the three months ended December 31, 2024, as compared to $2,155 for the three months ended December 31, 2023.

Ad revenue increased by $50,132 to $50,132, in the three months ended December 31, 2024, as compared to $0 for the three months ended December 31, 2023. The increase was related to agencies and partners who helped connect publishers with advertisers using our ad platform in October 2024.

Other revenue consisted almost entirely of advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising inventory on our service directly to advertisers. Advertising and other revenue decreased by $797, to $5 in the three months ended December 31, 2024, as compared to $802 for the three months ended December 31, 2023.

Cost of Revenue

Cost of revenue increased by 99.36%, or $36,852, to $73,943 in the three months ended December 31, 2024, as compared to $37,091 for the three months ended December 31, 2023. The increase in cost of revenue is primarily attributed to increased hosting and service costs associated with the FAST revenue stream and the ad platform revenue stream. The cost of revenue associated with FAST was $46,791 for the three months ended December 31, 2024 or approximately 63% of the cost of revenue during the period. There was no FAST cost of revenue in the previous period.

Operating Expenses

Operating expenses increased by 52.13%, or $1,358,701, to $3,964,976 in the three months ended December 31, 2024, as compared to $2,606,275 for the three months ended December 31, 2023. The change in operating expenses is attributed to an increase of $766,040 in general and administrative expenses, due to an increase in platform development, professional fees and internet services, and an increase of $592,661 in sales and marketing and compensation and benefits as we increased our head count.

Other Income (Expense)

Other expense was $42,144, for the three months ended December 31, 2024, as compared to other expense of $(234,022) for the three months ended December 31, 2023. The change was principally caused by a decrease in outstanding debt during the three months ended December 31, 2024.

Six Months Ended December 31, 2024 Compared to Six Months Ended December 31, 2023

Revenue

Our primary source of revenue is subscription revenue. Additionally, we have two other revenue streams: product revenue and other revenue, which encompasses earnings from licensing, advertising, and referral fees.

Subscription revenue decreased by 43.24%, or $58,811, to $77,191, in the six months ended December 31, 2024, as compared to $136,002 for the six months ended December 31, 2023. The decrease in subscription revenue is primarily attributable to our shift to a free registration subscription service.

FAST revenue increased by 100%, or $141,484, to $141,484, in the six months ended December 31, 2024, as compared to $0 for the six months ended December 31, 2023. The increase in FAST revenue is attributable to us entering into the service arrangements with two related parties.

Product revenue decreased by 74.46% or $2,950, to $1,012, in the six months ended December, 2024, as compared to $3,962 for the six months ended December 31, 2023.

Ad revenue increased by $50,132 to $50,132, in the six months ended December 31, 2024, as compared to $0 for the six months ended December 31, 2023. The increase was related agencies and partners who helped connect publishers with advertisers using our ad platform in October 2024.

Other revenue consisted almost entirely of advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising inventory on our service directly to advertisers. Advertising and other revenue decreased by $849, to $133 in the six months ended December 31, 2024, as compared to $982 for the six months ended December 31, 2023.

Cost of Revenue

Cost of revenue increased by 158.63%, or $108,062, to $176,186 in the six months ended December 31, 2024, as compared to $68,124 for the six months ended December 31, 2023. The increase in cost of revenue is primarily attributed to increased hosting and service costs associated with the FAST revenue stream and the ad platform revenue stream. The cost of revenue associated with FAST was $108,257 for the six months ended December 31, 2024 or approximately 61% of the cost of revenue during the period. There was no FAST cost of revenue in the previous period.

Operating Expenses

Operating expenses increased by 49.99%, or $2,497,123, to $7,492,001 in the six months ended December 31, 2024, as compared to $4,994,878 for the six months ended December 31, 2023. The change in operating expenses is attributed to an increase of $1,428,157 in general and administrative expenses, due to an increase in platform development, professional fees and internet services, and an increase of $1,068,966 in sales and marketing and compensation and benefits as we increased our head count.

Other Income (Expense)

Other expense was $91,088, for the six months ended December 31, 2024, as compared to other expense of $417,532 for the six months ended December 31, 2023. The change was principally caused by a decrease in outstanding debt during the six months ended December 31, 2024.

Fiscal Year Ended June 30, 2024 Compared to Fiscal Year Ended June 30, 2023

Revenue

Our primary sources of revenue are subscription revenue and FAST revenue. Additionally, we have several other revenue streams: product sales revenue, channel streaming, advertising revenue, and other revenue, which encompasses earnings from licensing and referral fees.

Subscription revenue decreased by 54%, or $269,966, to $233,453, in the fiscal year ended June 30, 2024, as compared to $503,419 for the fiscal year ended June 30, 2023. The decrease in subscription revenue is primarily attributable to our shift to a free registration subscription service that is supported with advertising revenue.

FAST revenue increased by 100%, or $266,142, to $266,142, in the fiscal year ended June 30, 2024, as compared to $0 for the fiscal year ended June 30, 2023. The increase in FAST revenue is attributable to us entering into the service arrangements with two related parties

Product revenue increased by $5,735, to $6,176, in the fiscal year ended June 30, 2024, as compared to $441 for the fiscal year ended June 30, 2023.

Other revenue decreased by $1,191, to $2,149 in the fiscal year ended June 30, 2024, as compared to $3,340 for the fiscal year ended June 30, 2023.

Cost of Revenue

Cost of revenue increased by 53%, or $116,849, to $336,996 in the fiscal year ended June 30, 2024, as compared to $220,147 for the fiscal year ended June 30, 2023. The increase in cost of revenue is primarily attributed to increased hosting and service costs associated with the FAST revenue stream.

Operating Expenses

Operating expenses decreased by 28%, or $4,289,239, to $10,899,711 in the fiscal year ended June 30, 2024, as compared to $15,188,950 for the fiscal year ended June 30, 2023. The change in operating expenses is attributed to a $6,194,719 decrease in compensation and benefits expense offset by an increase of $1,652,734 in general and administrative expenses and an increase in sales and marketing expense of $252,746. The decrease in compensation and benefits was primarily the result of stock-based compensation from a warrant modification in the year ended June 30, 2023. The increase in general and administrative expenses was primarily the result of increased website development and professional fees.

Other (Expense) Income

Other expense was $1,717,429, for the fiscal year ended June 30, 2024, as compared to other income of $1,336,008 for the fiscal year ended June 30, 2023. The change was principally caused by an increase in interest expense of $163,819, an increase in other expense of $568,789 primarily related to the employee retention credit of $523,062 received for the fiscal year ended June 30, 2023, a decrease in the gain on the settlement of accounts payable of $1,331,945 and an increase in the loss on the extinguishment of debt of $988,884.

Liquidity and Capital Resources

Since inception, we have financed our operations from a combination of:

●	issuance and sales of our Class A common stock;

●	issuance of notes payable with related and non-related parties;

●	issuance of convertible notes payable with related and non-related parties;

●	borrowing under our revolving convertible notes payable with related party;

●	cash advances from related parties; and

●	cash generated from operations.

We have experienced operating losses since our inception and had a total accumulated deficit of $188,658,576 as of December 31, 2024. We expect to incur additional cost and require additional capital as we continue to implement our expansion plan. During the six months ended December 31, 2024 and 2023, our cash used in operations was $6,663,663 and $4,952,832, respectively.

Our primary short-term cash requirements are to fund working capital, lease obligations and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of additional development expense.

Our ability to fund our cash needs will depend, in part, on our ability to generate cash in the future, which depends on future financial results. Our future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. Our future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred recurring losses and as of December 31, 2024, had an accumulated deficit of $188,658,576. For the six months ended December 31, 2024 and 2023, we sustained a net loss of $7,489,323 and $5,339,588, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should we be unable to continue as a going concern. Our continuation as a going concern is contingent upon our ability to obtain additional financing and to generate revenue and cash flow to meet our obligations on a timely basis. We will continue to seek to raise additional funding through debt or equity financing during the next twelve months. Management believes that actions presently being taken to obtain additional funding provide the opportunity for us to continue as a going concern. There is no guarantee we will be successful in achieving these objectives.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights or future revenue streams on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our shareholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Convertible Note Payable – Related Party

In June 2016, William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman, loaned us $111,000, at an interest rate of 12% per annum, and due and payable at June 30, 2024. The note was convertible into shares of our Class B common stock at a conversion price of $0.50 per share. The note was converted on March 29, 2024. As of March 29, 2024 and June 30, 2023, accrued interest charges related to this loan were $25,020 and $19,0003, respectively. On March 29, 2024, the outstanding principal and accrued interest balance of $92,068 was converted into 184,136 shares of our Class B common stock.

On May 3, 2024, we signed a convertible promissory note with Nextelligence in the principal amount of $1,000,000. Outstanding principal accrues interest at 12% per annum and is due and payable no later than May 3, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, we borrowed an additional $1,075,000 from Nextelligence.  On July 1, 2024, the Company repaid $1,075,000 on the convertible promissory note with related party Nextelligence. Between October 31, 2024 and December 11, 2024, we borrowed an additional $1,395,000 from Nextelligence. On December 13, 2024, we renewed and modified the May 3, 2024 note to include the addition loans. As of December 31, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,395,000 and $108,682, respectively.

Note Payable – Related Party

Between July 2018 and April 2018, a related party, a company owned by William A. Mobley, Jr., Public Wire, loaned us $66,380, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, we amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, we extended the maturity date to June 30, 2024. On March 29, 2024, we entered into a Debt Conversion Agreement with Public Wire to convert the outstanding principal and interest of the note payable at a conversion price of $4.00 per share. The total outstanding principal of $89,289 and accrued interest of $29,425, total of $118,714, was converted into 29,679 shares of our Class B common stock. The Class B common stock was fair market valued at $8 per share and we recognized a debt extinguishment loss of $118,714.

Revolving Convertible Note Payable – Related Party

On July 1, 2018, we signed a revolving convertible note agreement with Nextelligence, which is a related party that is majority owned and controlled by William A. Mobley, Jr., which was amended and restated as of July 2, 2018, for an amount up to $1,000,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrued interest at 12% per annum and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our Class A common stock at a conversion price of $0.50 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrued interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our Class A common stock at a conversion price of $0.50 per share.

We adopted ASU 2020-06 in the first quarter of fiscal year 2023, and as such, have not recognized any beneficial conversion feature or amortization expense during the years ended 2024 and 2023.

On March 29, 2024, Nextelligence converted the principal of $13,139,473 and accrued interest of $1,607,952, a total of $14,747,425, into 29,494,851 shares of our Class A common stock.

Notes Payable

On September 15, 2016, we entered into an agreement with U.S. Premium Finance to provide financing in an aggregate amount of $1,967,450 for the insurance premium associated with both D&O and Workers Compensation policies. Both policies commenced September 15, 2016, and provided coverage for the next 36 months, expiring September 15, 2019. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. We were required to pay monthly principal and interest of approximately $58,957, paid over 36 months, with the final payment on October 15, 2019.

The U.S. Premium Finance agreement dated September 15, 2016 was secured against all rights, title, and interest associated with the D&O and Workers Compensation policies. As part of the legal costs associated with obtaining premium financing, on September 19, 2016, we agreed to pay a loan origination fee in the amount of $98,250. The loan origination fee was recorded as a debt discount and amortized over the life on the policy, maturing September 2019.

On April 18, 2017, we entered into an additional agreement with U.S. Premium Finance. We received $568,935 in net proceeds from the premium financing agreement. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. We were required to pay monthly principal and interest of approximately $29,705, paid over 20 months, with the final payment on December 15, 2018.

The U.S. Premium Finance agreement dated April 18, 2017 was secured against all rights, title, and interest associated with the general liability insurance policy. As part of the legal costs associated with obtaining premium financing, on April 18, 2017, we incurred and capitalized a loan origination fee in the amount of $28,348. The loan origination fee was amortized over the life of the policy, maturing December 2018. As of June 30, 2022 and 2021, there were no prepaid loan origination fees; as the amount was fully amortized.

On November 13, 2019, we settled the outstanding liability with U.S. Premium Finance, in which we agreed to pay $1,000,000 in various installments, with the last payment due on December 5, 2022. During the year ended June 30, 2020, in accordance with the agreement, we reduced the principal on the balance sheet and recognized a $774,009 gain on forgiveness of debt. In adherence to the conditions of the agreement, we paid $275,000 towards the outstanding balance of the loan as of June 30, 2020. In addition, as of November 13, 2019, we had accrued approximately $162,350 in interest, which was reduced to zero based on the settlement amount and we recognized as a gain on forgiveness of debt, of $162,350. As of June 30, 2023 the balance due was $650,000, all of which was current. In January 2024, we paid the entire principal balance and accrued interest to settle the outstanding liability.

On October 22, 2019, we entered into a promissory note with an unrelated third party for the amount of $250,000, at an interest at 6% per annum. Effective June 30, 2021, we combined all previous principal ($250,000) and interest related ($25,356) to this loan and extend the maturity date to June 30, 2024 as per the second amendment to the agreement. On March 29, 2024, we came to an agreement with the lender to convert all of the outstanding principal and interest on the note into shares of our Class A common stock at a conversion price of $4.00 per share. The total principal of $275,356 and accrued interest of $45,400, for a total of $320,076, was converted into 80,189 shares of our Class A common stock. The Class A common stock was fair market valued at $8 per share and we recognized a debt extinguishment loss of $320,076.

Between March 2022 and June 2022, an unrelated third party loaned us $200,000, at an interest rate of 6% per annum. In August 2022, the unrelated third party loaned us an additional $100,000. The notes matured on March 1, 2023, and were in default until a renewal and consolidating note was entered into as of August 1, 2023 in the principal amount of $320,384. The interest rate under the renewal note is 6% per annum, and it matures on July 31, 2024. On March 29, 2024, we came to an agreement with the lender to convert all of the outstanding principal and interest on the note into shares of our Class A common stock at a conversion price of $4.00 per share. The total principal of $320,384 and accrued interest of $12,692, for a total of $333,076, was converted into 83,269 shares of our Class A common stock. The Class A common stock was fair market valued at $8 per share and we recognized a debt extinguishment loss of $333,076.

On November 18, 2022, we entered into a loan agreement with two unrelated parties for the aggregate amount of $200,000, at an interest rate of 6% compounded annually. The loan matured on December 1, 2024. On March 29, 2024, we came to an agreement with the lenders to convert all of the outstanding principal and interest on the notes into shares of our Class A common stock at a conversion price of $4.00 per share. The total principal of $200,000 and accrued interest of $16,340, for a total of $216,340, was converted into 54,086 shares of our Class A common stock. The Class A common stock was fair market valued at $8 per share and we recognized a debt extinguishment loss of $216,340.

Warrant Modification

Effective as of June 15, 2023, we authorized and approved: (i) the reissuance of 38 expired warrants held by non-employees and 2 expired warrants held by an employee (“Expired Warrants”) to purchase an aggregate of 7,637,962 shares of our Class A common stock, at a purchase prices from $0.50 to $8.00 per share, all of which had expired without being exercised; and (ii) the modification of 31 outstanding warrants held by non-employees and 1 warrant held by an employee (“Reissued Warrants”) to purchase an aggregate of 4,105,625 shares of our Class A common stock, at a purchase prices from $3.50 to $6.00 per share, that by their terms will expire if not exercised on or prior to dates ranging from February 10, 2024 to September 30, 2025. We reissued the Expired Warrants and modified the Reissued Warrants (collectively “Warrant Modification”) by extending the expiration date to December 31, 2025 and maintaining all other terms in the original warrant agreements.

The value of the Warrant Modification to purchase an aggregate of 23,487,174 shares was calculated using the Black-Scholes-Merton option pricing model. The incremental fair value attributable to the Expired Warrants and Reissued Warrants, which was measured at the amount equal to the incremental value reflecting in the change in fair value of the warrants before and after the Warrant Modification, was calculated at $9,848,947. The portion of the incremental fair value related to non-employee warrants that were initially issued as part of equity financings was $2,669,175 and was treated as a deemed dividend and is reflected as “Deemed dividend on warrant modification” in the accompanying statement of operations. The portion of the incremental fair value related to employee warrants that were initially issued as awards was $7,179,772 and was treated as stock-based compensation and is reflected in “Compensation and benefits” in the accompanying statement of operations. Accordingly, the Warrant Modification was recorded as an increase in additional paid in capital with a corresponding decrease to retained earnings.

We utilized an option pricing model to determine the fair value of a share of our Class A common stock as of June 15, 2023. The significant inputs were as follows: volatility of 71.1%, term of 2 years and risk-free rate of 4.55%. The valuation determined the fair value of a share of our Class A common stock to be $1.8025 as of June 15, 2023.

The Black-Scholes-Merton option pricing model includes the following assumptions to determine the fair value attributable immediately before and after the warrant modification effective June 15, 2023:

	Immediately
	Before	After
Assumptions:
Class A common stock fair value	$1.80	$1.80
Risk-free interest rate	4.12-5.21%	4.43%
Expected dividend yield	0%	0%
Expected volatility	64-83%	81.55%
Expected life (in years)	.66-2.3	2.55

Cash Flows

The following tables provide detailed information about our net cash flows for the periods indicated:

	For the six months ended December 31,
	2024	2023
Net cash used in operating activities	$(6,663,663)	$(4,952,832)
Net cash used in investing activities	(21,623)	(1,647)
Net cash provided by financing activities	3,669,454	3,649,266
Net (decrease) increase in cash and cash equivalents	$(3,015,832)	$(1,305,213)

Operating Activities

For the six months ended December 31, 2024, cash used in operating activities increased by $1,710,831 or 34.54%. due primarily to our increase in stock-based compensation and stock-based compensation for warrant modification of $718,784, as well as a $136,052 increase in accounts receivable – related party, a $26,869 increase in other current assets, a $12,398 decrease in operating lease liability, and a $7,283 decrease in deferred revenue. This was offset by a decrease in the cash used in operating activities as a result of a decrease in operating lease expense of $5,748, an increase in accounts payable and accrued expenses of $219,626, an increase in net loss of $2,131,944, a decrease in cash generated by accounts receivable of $242,807, an increase in bad debt expense of $17,754, and an increase in the cash generated by related party accounts payable and accrued expenses of $418,917.

Investing Activities

For the six months ended December 31, 2024, cash used in investing activities increased by $19,976 or 12.13%. The change was attributed to an increase in the cash used to purchase property and equipment of $19,976.

Financing Activities

For the six months ended December 31, 2024, cash used in financing activities increased by $20,188 or 0.55%. The change was attributed primarily to an increase in the proceeds from issuance of Class A common stock of $2,850,000, proceeds from common stock subscriptions of $500,000, and a decrease in cash used for payments on finance lease of $188. This was offset by a decrease in cash generated from proceeds from revolving note payable – related party of $2,255,000 and an increase in cash used for repayments on revolving note payable – related party of $1,075,000.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with GAAP applied on a consistent basis. The preparation of these financial statements requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, the application of the stock split accounting as of the date these financial statements are ready to be issued and the reported amounts of revenue and expenses during the periods presented. We evaluate these estimates and assumptions on an ongoing basis. We base our estimates on the information currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. As of December 31, 2024, our previous estimates had not materially deviated from our results.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made; if different estimates reasonably could have been used; or if changes in the estimate that are reasonably likely to occur periodically could materially impact the financial statements. While our significant accounting policies are described in more detail in the notes to our financial statements included in this prospectus, we believe the following accounting policies to be critical to the estimates and assumption used in the preparation of our financial statements.

Revenue Recognition

Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Our contracts include various products or services or a combination of both, which are generally capable of being distinct and are accounted for as separate performance obligations. Our contracts may contain multiple distinct performance obligations.

We estimate the transaction price of a contract based on the expected value for which a significant reversal of revenue is not expected to occur. We generally determine stand-alone selling prices based on the prices charged to customers.

In arrangements with multiple performance obligations, the estimated transaction price of each contract is allocated to each distinct performance obligation based on relative stand-alone selling price (“SSP”). For performance obligations routinely sold separately, the SSP is determined by evaluating such stand-alone sales. For those performance obligations that are not routinely sold separately, the SSP is determined based on market conditions and other observable inputs.

The following table presents our revenue on a disaggregated basis:

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Membership (1)	$39,063	$64,621	$77,191	$136,002
Product Sales (2)	-	2,155	1,012	3,962
FAST Revenue – related parties (3)	62,345	-	141,484	-
Ad Revenue (4)	50,132	-	50,132	-
Other Revenue	5	802	133	982
Total	$151,545	$67,578	$269,952	$140,946

(1)	Membership sales refer to customers purchasing premium content through our SmartGuide for varying fees and recognized on a gross basis over the service period determined.

(2)	Product sales refer to the physical transfer of goods shipped to customers to aid in access to our other offered service lines, recognized as a point of sale, upon shipment of goods.

(3)	We provide end-to-end software solutions for development of FAST (Free Ad-Supported TV) channels to customers such as content creation, production, video studio rental, etc. to aid in the creation of content for their channels and a platform fee for distributing the channel. Revenue is recognized at the point in time the services are performed for the development of FAST channels. We charge a monthly platform fee for distributing the FAST channel on our platform. We recognized related party revenue of $62,345 ($47,345 for FAST channel buildouts and $15,000 for channel streaming) and $141,484 ($111,484 for FAST channel buildouts and $30,000 for channel streaming) for the three and six month periods ended December 31, 2024.

(4)	During the three month period ended December 31, 2024, we recognized $50,132 of ad revenue from the buying and selling of advertising space on other content platform providers.

Ad Platform Revenue

We are an agent in transactions on our ad platform. We act as an intermediary between Demand Side Platforms (DSPs) and non-owned and operated publishers by providing access to a platform that allows both parties to transact in the buying and selling of ad inventory. The transaction price is determined through a real-time auction and we have no pricing discretion or obligation related to the fulfillment of the advertising delivery.

We generally invoice buyers at the end of each month for the full purchase price of ad impressions monetized in that month. Accounts receivable are recorded at the amount of gross billings for the amounts we are responsible to collect, and accounts payable are recorded at the net amount payable to suppliers. Accordingly, both accounts receivable and accounts payable appear large in relation to revenue reported on a net basis.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Our cash and cash equivalents are exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institutions holding its cash and cash equivalents to the extent of amounts recorded on the balance sheet. The cash accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per banking institution. As of December 31, 2024, our cash balance exceeded the FDIC insured limit by $1,952,581.

As of December 31, 2024, we had two related party customers, Test Drive Live Inc. and Celebrity Cigars, Inc., representing 13.5% and 18.7%, respectively, of our receivables, and one non related party representing 62.6% of our receivables. As of December 31, 2023, no customers accounted for 10% or more of our receivables.

As of December 31, 2024, we had two related party customers, Test Drive Live Inc. and Celebrity Cigars, Inc., representing 21.0% and 29.0%, respectively, of our revenues. As of December 31, 2023, no customers accounted for 10% or more of our revenues.

Cost of Revenue

Cost of revenue consists of subscription costs and FAST streaming costs, such as third-party hosting costs, infrastructure costs and salaries and benefits related to employees for our customer support. We make payments to third-party ad servers in the period in which the advertising impressions are delivered, or click-through actions occur, and accordingly record this as a cost of revenue in the related period. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. Cost of revenue also consists of FAST channel buildout costs such as the salaries and benefits related to employees, facility related expenses and information technology associated with supporting these buildouts.

Sales and Marketing

Sales and marketing consist primarily of contracts with third-party operators as well as employee-related costs, including, and commissions related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

Fair Value of Financial Instruments

We account for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

The Company applies fair value accounting for all assets and liabilities that are recognized or disclosed at fair value in the financial statements. The carrying amounts reported in the financial statements for cash, accounts receivable, accounts payables and accrued liabilities approximate their fair value due to their short-term nature.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of our common stock by the weighted average number of shares of all classes of our common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the six months ended December 31, 2024 and 2023, respectively:

	December 31,	June 30,
	2024	2024
Convertible debt and liabilities	312,960	263,016
Options	993,270	932,592
Warrants	8,056,087	8,156,087
Total	9,362,317	9,351,695

Stock Based Compensation

Stock-based compensation issued is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis. The Company will recognize compensation expense, measured as the fair value of the stock-based compensation on grant date, when a performance condition is considered probable of occurring. For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, the Company uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of warrants granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s Statements of Operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements.

In accounting for modifications of equity-classified warrants held by employees, it is the Company’s policy to determine the impact by analogy to the share-based compensation guidance of ASC 718, Compensation - Stock Compensation (“ASC 718”). The model for a modified share-based payment award that is classified as equity and remains classified in equity after the modification is addressed in ASC 718-20-35-3. Pursuant to that guidance, the incremental fair value from the modification is recognized as stock-based compensation expense in the statements of operations to the extent the modified instrument has a higher fair value. The Company modified certain equity-classified warrants held by employees in the year 2023.

Loss Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to us but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, our legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Modifications to Equity-classified Instruments

A change in the terms or conditions of a warrant is accounted for as a modification. For a warrant modification accounted for under ASC 815, the effect of a modification shall be measured as the difference between the fair value of the modified warrant and the fair value of the original warrant immediately before its terms are modified, with each measured on the modification date. The accounting for incremental fair value of the modified warrants over the original warrants is based on the specific facts and circumstances related to the modification. When a modification is directly attributable to an equity offering, the incremental change in fair value of the warrants is accounted for as an equity issuance cost. When a modification is directly attributable to a debt offering, the incremental change in fair value of the warrants is accounted for as a debt discount or debt issuance cost. For all other modifications accounted for under ASC 815, the incremental change in fair value is recognized as a deemed dividend.

Redeemable Series A Preferred Stock

We apply the guidance enumerated in ASC 480, when determining the classification and measurement of preferred stock. Preferred stock subject to mandatory redemption, if any, is classified as a liability and is measured at fair value. We classify conditionally redeemable preferred stock, which includes preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as mezzanine equity. At all other times, we classify its preferred stock in stockholders’ equity. We subsequently measure mezzanine equity to redemption value when the instrument is currently redeemable or when it is probable the instrument will become redeemable. Initially, the redemption rights were not solely within our control because our CEO, William Mobley, was able to force us to redeem the shares for cash. Therefore, we classified the Series A Preferred Stock as mezzanine equity pursuant to ASC 480-10-S99. We had adjusted the value of the Series A Preferred shares to its maximum redemption amount as the instrument was redeemable.

On December 26, 2024, we amended the terms and conditions of the Series A Preferred Stock to replace the deemed liquidation triggered by a change in control with an ordinary liquidation. In conjunction with this amendment, we reclassified the Series A Preferred Stock from mezzanine equity to permanent equity because the features giving rise to mezzanine equity classification, the redemption right and the deemed liquidation, have been removed as part of the amendment.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that we adopt as of the specified effective date. We do not believe that the impact of recently issued standards that are not yet effective will have a material impact on our financial position or results of operations upon adoption.

DESCRIPTION OF THE BUSINESS

Overview

We provide a unified, à la carte service for TV entertainment through a platform that consolidates available entertainment content in one place, reducing the complexity for consumers of navigating multiple streaming services by providing a centralized platform that integrates all of the users content sources. As an entertainment-based content discovery, aggregation, and management company, we leverage our proprietary SmartGuide® digital interactive technology to enable users to organize and access streaming content in a familiar, cable-like TV guide format.

According to eMarketer’s June 2024 forecast, in 2025 U.S. adults will spend approximately 2 hours and 49 minutes per day viewing traditional linear TV, compared with social video’s approximately 53 minutes and YouTube’s approximately 37 minutes. This underscores a significant opportunity for an aggregator solution that replicates the simplicity of channel surfing while seamlessly integrating multiple streaming services into one interface. By pushing each network’s app to our backend infrastructure, we enable a single, user-friendly interface for live and on-demand content.

Unlike traditional streaming platforms that rely on a direct-to-consumer (B2C) approach, we operate under a B2B2C sales and marketing strategy. Rather than acquiring individual subscribers, we partner with Commercial Dedicated Partners (CDPs) that already serve large user bases, allowing us to scale efficiently while reducing customer acquisition costs and churn rates. Our CDPs include:

●	Broadband providers – Enhancing internet service offerings by bundling premium streaming solutions.

●	Mobile carriers – Adding value to data and wireless service plans.

●	Device manufacturers – Embedding FreeCast’s SmartGuide® technology into Smart TVs and streaming devices.

●	Multi-dwelling units (MDUs), apartments, and condominiums – Providing an all-in-one entertainment solution for tenants.

●	Hospitality locations – Offering a seamless streaming experience in hotels, resorts, and other lodging environments.

By integrating our SmartGuide® digital interactive technology, CDPs can provide their users with a centralized platform to access all streaming apps and content in one place. This not only enhances the CDP’s service offerings, but also creates revenue opportunities through advertising and commissions.

Our platform gives users access to all their online media subscriptions, as well as approximately 750 additional live and on-demand channels, including top-tier news and entertainment content. Our proprietary content aggregation technology continuously scans the internet to discover and index thousands of commercial-quality entertainment sources—whether free, paid, or subscription-based—offering an unmatched level of convenience.

Designed for broad accessibility, our platform functions as a software application that can be used across all Wi-Fi-enabled devices, including Smart TVs, streaming devices, mobile phones, tablets, and computers. Unlike other streaming solutions, we operate as a non-competitive, agnostic “omnichannel streaming platform,” meaning users do not need multiple apps to access their favorite content. Instead, our technology aggregates all content into one seamless interface.

Our service is available directly to consumers under the FreeCast.com brand, and is also distributed through third-party partners under licensed brand names. Additionally, we co-brand with CDPs to align our service with their existing customer base, creating a flexible distribution model that benefits all stakeholders.

Our strategy is to expand domestically and globally by securing licensing agreements with CDPs that already have a substantial user base. We continually work to enhance the customer experience by expanding the content catalogued by our technology, refining our user interface, and extending our service to more Internet-connected devices.

Following the end of the product lifecycle of our legacy product, Rabbit TV, and the conclusion of our partnership with Telebrands Corp. in 2017, we spent over two years rebuilding our product. This development not only improved our proprietary technology, but also positioned us to capitalize on the fast-moving nature of the industry and capture new revenue streams. During this transition, sales primarily stemmed from legacy Rabbit TV sales, which declined over time, as expected.

Our revenue streams include:

●	Advertising Revenue – Generated through ad placements within the platform.

●	Subscription Revenue – From additional monthly content bundles.

●	Product Revenue – From selling digital high-definition TV antennas.

●	Licensing Revenue – From partnerships with CDPs and third-party distributors.

●	Referral Fees – Earned through partnerships with content providers.

By leveraging these revenue streams and our strategic partnerships, we believe that we are positioned to disrupt the current streaming industry, while delivering convenience to consumers and value to our CDPs.

The following table shows the aggregate number of subscribers at the end of each reporting period presented in this prospectus.

	Fiscal Year Ended		Six Months Ended
	June 30,		December 31,
Subscribers (1)	2024	2023	2024	2023
Ad-Supported (2)	853,541	734,367	908,940	834,128
Paid (3)	19,427	7,969	16,330	16,572
Total Subscribers:	872,968	742,336	925,270	850,700

(1)	“Subscriber” refers to any individual or entity that has registered for access to our platform, whether on a paid or free (ad-supported) tier basis, subject to the terms of our service.

(2)	As of July 1, 2022, all subscribers’ accounts were converted to a free account, allowing every subscriber to view content on our platform for free while being exposed to advertisements.

(3)	As of April 11, 2023, we started offering pay-per-view content and packages consisting of third-party premium channels to which subscribers could upgrade for a fee that varies by the content or packages purchased.

The basis of our service platform is our proprietary content aggregation technology that automatically crawls the Internet to locate commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content. Additionally, we subscribe to the top entertainment data services such as Gracenote (owned by Nielson), Xperi, and Reelgood whom provide real-time updates. Our technology then sorts through and manages all available commercial-quality digital media, including both live and on-demand video from free, subscription and pay-per-view (PPV) services. All of this information is then incorporated into our interactive SmartGuide presented to consumers in a familiar easy-to-use cable-like TV guide via the Internet and as a software application, on all Wi-Fi enabled devices.

The SmartGuide uses images and related information on customized guide pages to provide subscribers with an easy way to explore all of the available media choices from one centralized account, regardless of the device or location. Upon selecting content to consume, the subscriber is directed to the original source of the content. If content is available for free, the subscriber is transferred to the website providing the content. If content is available through a subscription service (such as Netflix or Hulu), we allow the subscriber to log-in to the service through our SmartGuide and the subscriber is then directed to the subscription service’s website. If the content is PPV, the subscriber is directed to the page requiring payment for the PPV service. We do not manipulate or distribute the source content, and the provider of the content retains all rights to and management of content.

Because we link subscribers directly to third-party content sources and in no way manipulate, store, retransmit or distribute this content, we are not subject to licensing fees or restrictions by third-party content suppliers. We are not responsible for the availability or content of these external websites, nor do we endorse, warrant or guarantee the products, services or information described or offered. All logos and trademarks used in the guide are the sole property of their respective owners. We believe that this is a complementary relationship in which we directly supply free traffic to content suppliers, much like the print-based model employed by TV Guide in past decades.

Our SmartGuide technology is currently available on computers, “smart” phones, tablets, streaming devices and “smart” TV’s. It is available directly to consumers, branded as FreeCast.com, and will also be distributed by third parties, both as FreeCast.com and under other licensed brand names and partnerships.

Industry Overview

The way people consume entertainment has changed dramatically in recent years. The global digital media market includes cable and satellite TV as well as Internet-based subscription services like Sling TV, Netflix, Hulu, Disney+, Apple and Amazon Prime Video. According to Grand View Research, the U.S. video streaming market generated revenue of $18.8 billion in 2023 and is expected to reach $66.4 billion by 2030, growing at a compounded annual growth rate of 19.8% from 2024 to 2030. The global video streaming market generated revenue of $106.8 billion in 2023, with North America representing 31.9% of the total market. This change is due in part to the continued decline of traditional cable and satellite TV households; excluding virtual Multichannel Video Programming Distributors, which deliver live TV over the internet. Additionally, the COVID-19 pandemic positively impacted the market growth at an accelerated rate due to substantial adoption of online live streaming supported by favorable regulations.

Audiences increasingly cancel their pay TV subscriptions, and after almost a decade of gradual decline, the number of pay TV households in the U.S. dropped to 60.5 million in 2023 and is expected to drop as low as 50 million by 2027 according to the latest data reported by Statista. They also reported that in 2022, U.S. pay TV providers suffered a combined net subscriber loss of around 5.9 million viewers, which included industry leaders like Comcast Corporation and AT&T, but they have since made their way onto the streaming side of the industry.

Meanwhile, it is clear that connected TVs (TVs that can be connected to the internet and access content beyond what is available via the normal offering from a cable provider, or other devices that use a TV as a display and can connect to the internet to access content) and OTT (Over-the-Top, which refers to film and television content provided via a high-speed Internet connection rather than a cable or satellite provider) are growing faster than ever. As of February 2024, according to eMarketer, the number of traditional pay TV viewers has dropped to 41.5% of the U.S. population, or 111.1 million adults, due to traditional cable bundles being swapped out for digital pay TV and streaming. They went on to forecast in April 2024, 254.2 million people, or an astounding 75% of the U.S. population, will watch OTT video in 2024.

Furthermore, while consumers used to be able to watch a particular television program on a particular channel at a particular time (also known as broadcast tv), the majority of consumers now watch television in a digital streaming fashion. Broadcast usage is only at 22.5%, compared to Streaming that sits at 38.5% of total U.S. TV usage as of March 2024, a new record high for the category, as reported by Statista.

Options are great for consumers when it comes to deciding what to watch, but they are also decidedly complicated for an industry that continues to fragment and search for unique ways to influence consumer behavior. According to surveys conducted in 2022 and 2024, 38% of people polled in these surveys wished all of their shows were on one platform and one in three stated that it is getting too expensive to pay for all of the content they want to watch, as reported by Statista.

Streaming costs are on the rise due to the Streaming Platforms having to adjust for the saturated market and amount of churn they are experiencing from consumers cancelling due to the same increased costs put on them.

According to a DISQO survey conducted with over 3,000 adults in 2024, 21% of streaming subscribers plan to reduce the number of services they subscribe to, and 30% of those same adults plan to cancel their cable TV subscription, as reported by eMarketer. Bundling subscriptions has become a trending tactic for some major companies by partnering those offers with Mobile and Broadband providers like Verizon and T-Mobile.

We expect the trends toward digital streaming video consumption to continue, and believe that we are uniquely positioned to take advantage of this market with our products.

Sources of Revenue

Our revenue model generates multiple recurring revenue streams from each active user, including: (i) Main Revenue: Advertising and Data; and (ii) Ancillary Revenue: Bundle Value/Channel Subscriptions and Equipment Sales.

We derive revenue from the following sources:

●	For subscribers who sign up using our free registration subscription service, we offer a variety of content provider bundles for an additional monthly fee ranging from $2.99 to $19.99;

●	We also earn fees when subscribers make one-time purchases of any pay-per-view (PPV) media through our SmartGuide;

●	We receive a fee for advertising on our guide pages provided, and for in-video/pre-roll ads by Google, pursuant to the standard terms and conditions of Google’s AdSense program;

●	We also receive arbitrage advertising revenue from the buying and selling of advertising space on other content provider platforms;

●	We receive fees through affiliate programs for content providers that have such programs for PPV programs that are purchased through our SmartGuide;

●	We receive fees for third-party related products (such as antennas or streaming devices to connect to a subscriber’s television) that are purchased through our SmartGuide;

●	We receive fees for Real-Time Bidding & Fill Rates: Our performance television DSP aims for near 100% fill rates, ensuring minimal inventory waste; and

●	We receive fees for Hyper-Targeting: Our ad server leverages first-party data from the aggregator platform, letting advertisers pinpoint audience segments by viewing habits, time-of-day preferences, etc.

In Development

We continue to advance our technology stack with client/customer services, all of which are anticipated to bring value-added features and revenues to us, including the following:

FreeCast Home, a gateway device which receives local over-the-air (OTA) broadcast channels through an attached coaxial antenna and distributes them through the home broadband network by connecting the device to the home wireless router. This allows these local channels to be included within the FreeCast Channel Guide on all Wi-Fi-enabled video devices in the home where our freely downloadable app is installed and utilized. The FreeCast Home device is available for purchase by individual consumers or to be offered through one of the many CDPs as part of the content offerings to their customers or residents and includes all of the other features FreeCast provides for free to users through the FreeCast apps. These partners include a range of companies across different verticals like Internet Service Providers, Mobile Service Provider, and Multi-Dwelling Unit (MDU) Management companies.

This fiscal year we will also be launching a new Commercial Gateway device that will support receiving and multicasting Local OTA Broadcast Channels with IP restrictions, Free Ad-Support TV (FAST) Channels and Ad-Supported Video On Demand (AVOD) content to entire buildings with the FreeCast apps. This opens up revenue opportunities for FreeCast within industries such as Hospitality, Travel Plazas, Student Housing, Senior Living, and additional MDUs.

In that same vein, this will include the launch of two new versions of the Out-of-Home (OOH) FreeCast app for CDPs in industries such as Hospitality and Commercial Business.

The Collaborative ATSC Service Tech (CAST), a universal local (OTA broadcast channel tuner technology that we will license to device manufacturers of local OTA gateway devices to integrate our platform into their device chipsets seamlessly with minimal cost to us. This activates our ability to open opportunities of growth around the globe and bring local channels to consumers with additional device options.

Aggregated sports data includes game schedules, live game scores, networks where to watch the games, sports betting data, and fantasy data for the games. We are bringing sports data to our platform, which will allow consumers to get all of their sports data in one place. This will all be available to consumers on our applications on all platforms.

An Automated User-Personalized Dynamic Channel Guide powered by an AI recommendations engine that is developed and built from each consumer’s content watch history, favorited channels and on-demand content, and user experiential journey data. This will organize a unified channel guide in the order that best matches a user’s content interests, and will recommend similar content in the channel guide.

Multi-channel View allows a user to watch between 2 to 4 different channels selected by the user in the channel guide on the Web and TV applications. This will allow the user to have more than one channel playing at once, and will also allow ads to be shown on each of the channels in parallel.

FreeCast for Hospitality will support external Hotel applications when applicable and accommodation options that can range from requesting more towels to requesting a late checkout. This version will also support Hosted Hospitality that allows Hosts to write custom messaging to their guests from our FreeCast Configuration Portal, display the local hot spots and weather forecast, instructions for connecting to the Wi-Fi, and how to Cast your Wi-Fi enabled device to the TV at each location. Backend configurations for branding standards where required or necessary will be available within the FreeCast Configuration Portal as well, to support branding consistency within the FreeCast app.

The Commercial Business Location version will have Digital Out-of-Home (DOOH) Advertising with local ad support and localized content included, which each can be customized by location or business type. This provides a way for commercial businesses like Travel Plazas to display local content and DOOH Ads, bringing in more revenue for the business and FreeCast alike.

We have developed a hyper-targeted data advertising platform which utilizes the consumer’s combined “Experiential Data Journey” across all streaming services within our apps, allowing us to identify both a consumer’s interests and areas of disinterest, the most used streaming services by a user, content most likely to be watched by a user, and when a user is most likely to watch content, in order to serve the highest-value ads. This greatly increases the chances of a user seeing ads targeted to them and the opportunity for a subscriber or user to interact with those ads.

FAST Channel Builder – End-to-end software solution for development of digital FAST channels with robust support for leading advertising formats in addition to distribution technology that allows for integration to all major providers (OTT, OTA, etc.). Existing robust integrations with leading dynamic advertising insertion (DAI) solutions and internal cross platform hyper-targeted DAI solutions enable this platform to monetize at a rate higher than traditional TV.

A Global Services and Content Management System has been developed under a partnership with Amazon’s AWS to onboard media content programmers, digital broadcast channels, and subscription video on demand brands with an instant, turnkey operations, and advertising platform for servicing their subscriptions or channels to non-U.S. global countries. This opens up FreeCast as a service for those in other countries as a content and streaming solution.

Our Competitive Strengths

We believe that we have a number of distinct advantages over competitors and are well positioned to fill the gaps in key market segments:

●	While traditional TV providers rely on fixed terrestrial hardwired infrastructure and first-party or proprietary devices and software ecosystems, our service is delivered via the Internet.

●	Most of the products of our competitors are often limited in terms of the library of content available. For example, Netflix does not provide the same content as Amazon Prime, and neither will direct a subscriber to content available on the competing service. Because our SmartGuide catalogues content but does not distribute any content, we are able to direct subscribers to any service that has the program they would like to watch available, whether free or fee based.

●	Many of our competitors provide services that are often tied to a single home-based device. Our SmartGuide, however, is device agnostic and may be used on any device with Internet access, thanks to a robust web-based interface and apps available on major platforms including Android TV.

●	Unlike competitors, our subscribers continue to generate post-sale revenue through advertising on our guide pages and payments made to us through affiliate programs if subscribers purchase media or other hardware products through our service.

Our Growth Strategies

Through FreeCast.com, brand partners, and/or co-branding, we plan to accelerate our licensing platform to CDPs with substantial user bases, giving them a no-cost monetizable means to offer a competitive TV service to their customers without a large investment in new infrastructure.

Our growth strategy is supported by a pipeline of 22 distribution partners representing a potential customer universe of 23.1 million users, and a backlog of 14 partners representing a potential customer universe of 14.7 million users.

Our growth strategy includes offering our FreeCast Home device, Value Channel bundle subscription service, other third-party subscriptions, pay-per-view, and advertising opportunities to CDP’s in exchange for negotiated commissions.

A central piece of our strategy is our new advanced advertising platform, designed to deliver hyper-targeted campaigns across live, linear and on-demand channels. By aggregating first-party data from our integrated user base, we offer advertisers real-time bidding, 100% fill rates, and cross-device consistency. We believe this integrated ad tech stack generates incremental revenue, capitalizing on the high engagement levels of streaming audiences.

We launched DAI and our FAST Channel Builder in early 2023, which we anticipate will increase advertising revenue and breadth of content across our platform with partner channel launches beginning January 2024.

We launched our fully integrated virtual wallet system, MediaPay, in October 2023. MediaPay will allow our subscribers to manage all subscriptions and billings with easy cancelation. This unified payment for subscriptions and entertainment services along with our initiative to license our platform to global bandwidth distributors and content providers in various countries should reduce subscriber churn and increase revenue.

We are developing extensive relationships with CDP’s – mobile device manufacturers and distributors for preloading of FreeCast streaming TV services platform in mobile “smart” phones in exchange for negotiated commissions.

We continue to secure several industry endorsements, such as the National Lifeline Association, and partnerships in the mobile carrier segment that have begun offering our free TV solution mobile devices. With the introduction of our hardware integrations for Over-The-Air (OTA) TV gateways, we are growing our presence in the telecommunications, broadband carriers, property developers (REITs) and hospitality industries.

Competition

While there are many players in the online video space, our offering is unique and thus does not currently have direct, analogous competitors. Generally, any provider of online media that may appear to compete with us often in fact enjoys a mutually beneficial relationship, where their offering is captured and catalogued by our SmartGuide, which benefits our service, and we in turn send traffic and eyeballs to them as a result.

There are, however, several entities that provide services that are similar to the individual features or components of our own SmartGuide. They include:

●	Amazon Prime Video, through which Amazon also sells packages of content from HBO, Showtime, and others, which appear within the same interface for Prime Video subscribers.

●	Viacom’s PlutoTV business, which assembles online content from various sources into linear channels which are made available online, similar to the Live Channels offering within SelectTV.

●	Websites like Yidio and CanIStream. which function as basic media search engines and point users to legal streaming sources of specified shows and movies.

●	Roku, TiVo, Amazon’s FireTV and Apple TV, which are devices that aim to serve as media managers, though these are all hardware-centric solutions and little more than app managers, in contrast to our device-agnostic approach and unified media interface for all content.

Unlike traditional streaming services that struggle with high customer acquisition costs (CAC) of $50+ per user and 3-5% margins, our platform achieves 50%+ margins with minimal CAC through our partnership-focused distribution model. This approach also results in lower churn rates compared to traditional direct-to-consumer streaming services.

As competition in the online television space increases, we expect this to strengthen the value proposition of our product, making it more appealing to potential commercial partners and to consumers as well.

Operations

We license extensive entertainment data from Gracenote (a Nielsen company) and Reelgood. This data is to create the most comprehensive and up-to-date catalog of content from thousands of sources directly available from the World Wide Web by using in combination with FreeCast’s own proprietary aggregation technology. The links are then compiled into our SmartGuide for use by our subscribers. We market our service through various channels, including online advertising, broad-based media, such as television and radio, as well as various strategic partnerships. We utilize the services of third-party cloud computing providers, more specifically, Amazon Web Services.

The initial two-year term of the Gracenote license agreement began on March 25, 2019. The license agreement automatically renews for successive one-year terms, unless either party notifies the other in writing at least 90 days before the end of the initial or renewal term of its desire to not renew, in which event the license agreement expires at the end of the then-current term. Gracenote may also terminate the license agreement in the event of a change of control that results in us controlling, or being controlled by, or being under common control with, any competitor or customer of Gracenote or its affiliates. Gracenote may also terminate the license agreement or cease providing data to us if we fail to pay any invoice within 60 days after we receive such invoice. We pay Gracenote a monthly license fee of $5,210, which increases to $7,500 when we reach 750,001 active monthly users. After the initial two-year term, the monthly license fee increases by five percent with each anniversary of the beginning date.

The initial one-year term of the Guidebox/Reelgood license agreement began on February 1, 2019. The license agreement automatically renews for successive one-year terms, unless either party notifies the other in writing at least 30 days before the end of the initial or renewal term of its desire to not renew, in which event the license agreement expires at the end of the then-current term. Either party may terminate the license agreement if the other party fails to cure a material breach of the license agreement within 30 days after the non-breaching party provides written notice of such breach. Guidebox/Reelgood may also terminate the license agreement upon a change of majority control of our current owners by sale of stock or assets, merger or otherwise. We pay Guidebox/Reelgood a monthly license fee that fluctuates depending on the data we request, with a minimum monthly fee of $5,000.

Seasonality

Our subscriber growth exhibits a seasonal pattern that reflects variations in when consumers buy Internet-connected devices and when they tend to increase video watching. As a consequence, subscriber growth is generally greatest in the fourth and first quarters (October through March), slowing in the second quarter (April through June) and then accelerating in the third quarter (July through September).

Employees

As of December 31, 2024, we had 58 full-time employees and 78 contract employees. Our employees are not covered by a collective bargaining agreement, and we consider our relations with our employees to be good.

Marketing

Our product is marketed and sold online through our website, FreeCast.com, and through various affiliates who may distribute the product or a branded version of the underlying SmartGuide.

The product is also marketed through traditional pay-per-click, social and online advertising networks such as Google Adwords, Bing, Facebook, Twitter, and others, along with organic search engine optimization, or SEO, methods. We are also establishing licensing partnerships through CDPs, such as bandwidth resellers, telecommunications providers, device manufacturers and media marketing partners. Commercially, we intend to market to other CPSs – MDU companies who manage or develop apartments, condominiums, student housing, planned communities, and the hospitality sector (hotels, short stay).

Facilities

Our headquarters are located in approximately 10,080 square feet of a building located in Orlando, Florida for which we pay $10,038 per month, with 5% annual increases. We are also obligated to pay our proportionate share of the operating expenses (as defined in the lease). On October 31, 2023, we entered into a First Amendment to our lease agreement for our headquarters with Anson Logistics Assets LLC. The amendment extends the term of our lease until October 31, 2028.

Intellectual Property

Our intellectual property consists of:

●	Our Media Content Management System by which we organize and deliver content to our customers.

●	Our Web Bot Media Crawler which gathers online content, including free, PPV, and subscription-based media.

●	Our Media & Link Validator which ensures reliability of the content offered by our service.

Our Media Content Management System is our proprietary technology (which we purchased from Nextelligence on January 2, 2015). Our Web Bot Media Crawler and Media & Link Validator are web-based applications that install in the end-user’s browser and any supported email functions or chat functions with search and certain other features (the “Technology”). The Technology is licensed to us by Nextelligence pursuant to a Technology License and Development Agreement we entered into with Nextelligence on June 30, 2011, which was amended and restated on October 19, 2012, amended on July 1, 2013, amended and restated a second time on July 31, 2014 and further revised to terminate all payments to Nextelligence pursuant to the agreement, effective on June 30, 2016 (the “Technology Agreement”).

In connection with the Technology Agreement, we issued 10,002,000 shares of our Class A common stock to Nextelligence. The Technology Agreement expires on June 30, 2054, unless it’s terminated earlier based on termination events as defined in the Technology Agreement.

Although we have an exclusive license to the Technology pursuant to the Technology Agreement, including any improvements, modifications, maintenance or enhancements thereto, the Technology is owned by Nextelligence and we are not permitted to alter or enhance the Technology. Therefore, any alteration or enhancement of the Technology developed by our Chief Executive Officer (“CEO”) who is also the controlling shareholder of Nextelligence, will be owned by Nextelligence. We could lose our right to use such Technology in the event of, among other things, a breach of the Technology Agreement, our bankruptcy or insolvency, or a change of control in us. The Technology Agreement provides that we and Nextelligence must keep the other’s proprietary information confidential.

We rely on a combination of trademark, fair trade practice, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information. We may seek to patent certain of our intellectual property in the future.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, financial condition, or cash flows. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Other Information

We were incorporated on June 21, 2011 in the State of Florida. Our principal executive offices are located at 6901 TPC Drive, Suite 200, Orlando, Florida 32822. Our telephone number is (407) 374-1603.

We maintain two websites, www.FreeCast.com and www.SmartGuide.tv. The information contained on our websites is not, and should not be interpreted to be, a part of this prospectus.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act;

●	comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;

●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

●	the end of the fiscal year in which the market value of our Class A common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

●	June 30, 2030.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, key employees and directors as of the date of this Registration Statement.

Name	Age	Position

William A. Mobley, Jr.	62	Chief Executive Officer and Chairman of the Board of Directors

Christopher Savine	66	Chief Operating Officer

Jonathan D. Morris	48	Chief Financial Officer, Principal Accounting and Financial Officer; Director

Erick Genrich	54	Chief Revenue Officer

Gary Engel	54	Chief Marketing Officer

David Gust	64	Director

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers. The following is a brief biography of each of our named executive officers and directors. Everyone currently works full-time for us, and we have no reason to believe that will change in the foreseeable future.

William A. Mobley, Jr. founded our Company in 2011 and has served as our Chief Executive Officer and Chairman since then. Before founding FreeCast, in 1999, Mr. Mobley formed Nextelligence, Inc., a technology solution and business management expertise provider, of which he is the Chief Executive Officer, a director and majority shareholder. Additionally, between 1993 and 2008, Mr. Mobley founded and was an officer and director of a number of online business solution companies, including Web2 Corp, Personal Portal Online, and World Commerce Online, and online media companies, including MegaMedia Networks and ImageCafe.com. Based on Mr. Mobley’s role as our founder, his position as the Chief Executive Officer, and his executive level experience in Internet-based media industry, our board of directors believes that Mr. Mobley has the appropriate set of skills to serve as a member of the board.

Christopher M. Savine has served as our Chief Operating Officer since May 2024. He was previously our Chief Financial Officer from April 2014 until May 2018. Mr. Savine was Chief Financial Officer at Pharmaceutic Litho and Label Co. from 2018 through 2020. Prior to initially joining FreeCast, Mr. Savine was the Executive Vice President and a segment Chief Financial Officer at Cenveo, Inc., a diverse $2 billion printing and packaging company, from 2009 to 2013. Prior to joining Cenveo, Mr. Savine served as Executive Vice President and Chief Financial Officer at Case Interactive Media, Inc. from 2007 to 2009. Prior thereto, he spent five years at RR Donnelley & Sons Company (formerly Moore Wallace, Inc.) as the Executive Vice President and Chief Financial Officer of an over $4 billion segment. From 2000 to 2002, Mr. Savine was Chief Financial Officer of Netscape Communications Corporation and played an important role in integrating Netscape into AOL. He later served as a Senior Vice President - Finance at AOL. Prior to joining Netscape, Mr. Savine was also Chief Financial Officer at PennNET and Imark Communications and Chief Financial Officer for 14 years with two subsidiaries of Capital Cities/ABC, Inc., a Walt Disney Company, and was an audit manager at Peat, Markwick, Mitchell & Co. (which later merged with Klynveld Main Goerdeler and became KPMG LLP). Mr. Savine earned an M.B.A. in Finance, a B.S. in Accounting and a B.A.in Economics from Saint Joseph’s University, and was previously a Certified Public Accountant licensed in the state of Pennsylvania.

Jonathan Morris has served as our Chief Financial Officer and a member of our board of directors since May 29, 2020. Mr. Morris has over 23 years of experience as a finance executive, principal, operator and advisor. In addition to being a full-time employee of FreeCast and serving as our Chief Financial Officer, Mr. Morris advises two SPACs, ESH Acquisition Corp. and Global Blockchain Acquisition Corp. on a limited basis (approximately four hours per quarter combined) as a consultant and their Chief Financial Officer. Prior to joining us, Mr. Morris served as Chief Financial Officer at Imageware Systems, Inc. from May 2020 to December 2020, and from August 2015 to February 2020 he led principal investments and structuring as President and Senior Managing Director at a large private family office. Prior to that, at Blackstone Group, Inc., he focused on telecom and technology investments and served on the board of SunGard AS. From 2005 to 2012 Mr. Morris was part of the TMT Investment Banking Group of Credit Suisse. Mr. Morris began his career in 1997 within the private equity division of Lombard, Odier et Cie, private bank in Switzerland and subsequently went to work as an associate at GAIN Capital, a currency hedge fund from 1999 to 2003. Mr. Morris earned his B.S. in Economics and Finance from the University of Virginia and his M.B.A. from Georgetown University. Based on Mr. Morris’ position as the Chief Financial Officer, and his executive level financial experience, our board of directors believes that Mr. Morris has the appropriate set of skills to serve as a member of the board.

Erik Genrich has served as our Chief Revenue Officer since July 29, 2024. Prior to joining us, Mr. Genrich served as Vice President of Hotwire Communications since 2022 where he launched Hotwire Fiber and IPTV into the Central Florida marketplace. He was responsible for contracted bulk sales and sales operations of their Fiber and Cable TV offerings. Prior to that Mr. Genrich worked at Lumen (Formerly CenturyLink) from 2007 to 2022 where he served in different capacities, including Vice President and General Manager, Vice President of Operations, Senior Director of Sales and Region Sales Director. In these roles he was responsible for driving sales, revenue and operations across the Residential, Small Business and Enterprise Markets in both the Midwest and Southeastern U.S. Markets. Mr. Genrich has managed revenue responsibility of over $500M annually and led teams as large as 800 FTE. Prior to Lumen Mr. Genrich worked at T-Mobile where he worked as a Regional Sales Manager driving sales, operations and new store openings across the Florida markets. Mr. Genrich earned both his M.B.A and his B.B.A from Stetson University.

Gary Engel has served as our Chief Marketing Officer since May 1, 2023. Prior to joining us, Mr. Engel served as Director of Owned Media, DTC Marketing, Subscriber Growth and Media at Warner Bros. Discovery, Inc. since November 2018, where he was responsible for meeting subscriber and revenue targets within established ROI constraints as well as strategize and execute marketing plans for acquisition and retention of subscribers for HBO Max and Discovery +. Prior to that, Mr. Engel worked for A+E Networks from May 2007 to December 2017 serving in different capacities, including as Vice President, Marketing Analytics from September 2014 to December 2017 and Vice President, Linear, Digital and DTC Media Planning and Strategy from May 2007 to September 2014. Mr. Engel earned his B.A. in Economics from the State University of New York at Albany.

David Gust has served as a member of our board of directors since May 31, 2013. Since January 1, 2021, Mr. Gust has held the position of Chief Executive Office of Alternative Claims Management in Winter Park, Florida, and since February 2019, Mr. Gust has also served as Managing Director and Chief Financial Officer for Frontline Performance Group. From October 2006 to February 2019, Mr. Gust held the position of vice president at Hilton Worldwide, Inc., working in marketing innovation and new product introduction. Prior to Hilton, Mr. Gust was the Chief Executive Officer of MegaMedia Networks/MegaChannels.com, an online streaming video portal for 2 years, Vice President at Hard Rock International, leading the brand management of 104 cafes in 34 countries for almost 4 years, and with the Walt Disney Company for over 13 years, most recently as the Vice President of Business Development, working on such projects as Disney Vacation Club, ESPN Zone, EuroDisney, Walt Disney World Master Planning, and the infrastructure development of various resorts. Mr. Gust earned a B.S. in Finance from Eastern Illinois University. Based on Mr. Gust’s extensive experience in and in-depth understanding for marketing, our board of directors believes that Mr. Gust has the appropriate set of skills to serve as a member of the board.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Independence

Upon the completion of this offering, we expect that our Class A common stock will be listed on Nasdaq. We expect to be a “controlled company” under Nasdaq corporate governance standards because more than 50% of the voting power of our Class A common stock following the completion of this offering will be held by William A. Mobley, Jr. A “controlled company” may elect not to comply with certain Nasdaq corporate governance standards, including the requirement that: (i) a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules; (ii) we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Following this offering, in reliance upon the foregoing exemptions, a majority of our board of directors may not consist of independent directors, we will not have a nominating and corporate governance committee, and our compensation committee will not be composed entirely of independent directors, and we may use any of these exemptions for so long as we are a controlled company. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of Sarbanes-Oxley Act and Nasdaq. The rules of Nasdaq permit the composition of our audit committee to be phased-in as follows: (i) one independent committee member at the time our Class A shares are listed on Nasdaq; (ii) a majority of independent committee members within 90 days of the date of this prospectus; and (iii) all independent committee members within one year of the date of this prospectus. Thereafter, we will be required to have an audit committee comprised entirely of independent directors. We expect to appoint two independent directors to our board within 90 days of the date of this prospectus. If at any time we cease to be a “controlled company” under Nasdaq rules, our board of directors will take all action necessary to comply with the applicable Nasdaq rules, including appointing a majority of independent directors to our board of directors and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Our board of directors has reviewed the independence of our directors, as well as our director nominees who will join our board of directors upon the closing of the offering, based on the listing standards of Nasdaq. Based on this review, our board of directors determined that David Gust is independent within the meaning of Nasdaq rules. In making this determination, our board of directors considered the relationships that this non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining his independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee and a Compensation Committee. Our board of directors has adopted a written charter for the Audit Committee, but in reliance on the exemption available for controlled companies, the Compensation Committee will not have a written charter addressing the committee’s purpose and responsibilities. Upon the listing of our Class A common stock on Nasdaq, a copy of the charter for the Audit Committee will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures

●	establishing procedures for the confidential or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

Upon the listing of our Class A common stock on Nasdaq, our Audit Committee will consist of David Gust. Rule 10A-3 under the Exchange Act require us to have one independent Audit Committee member upon the listing of our Class A common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Audit Committee members within one year of the date of this prospectus. Our board of directors has affirmatively determined that David Gust meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 and Nasdaq rules. Our board of directors has also affirmatively determined that David Gust qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee will be responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Upon the listing of our Class A common stock on Nasdaq, our Compensation Committee will consist of William A. Mobley, Jr. and David Gust. As a controlled company, we will rely upon the exemption from the requirement that our Compensation Committee be composed entirely of independent directors.

Risk Oversight

Our board of directors will oversee a company-wide approach to risk management. Our board of directors will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our board of directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our Compensation Committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee will oversee management of financial risks, as well as potential conflicts of interests. Our board of directors will be responsible for overseeing the management of enterprise risks and risks associated with the independence of our board of directors.

Term of Office

Our current second amended and restated bylaws provide that the term of each director expires at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualifies.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters after the listing of our Class A common stock on Nasdaq will be reviewed by our Compensation Committee.

Code of Ethics and Conduct

Our board of directors has adopted a Code of Ethics and Conduct that applies to our directors, officers and employees. Upon the listing of our Class A common stock on Nasdaq, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Ethics and Conduct and any waivers of the Code of Ethics and Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid during the fiscal years ended June 30, 2024 and 2023 to our principal executive officer, principal financial officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this prospectus.

Name and Principal Position	Year	Salary		Option Awards		All Other Compensation		Total

William A. Mobley, Jr.	2024	$250,000		$-		$30,000	(1)	$280,000
Chief Executive Officer	2023	$250,000		$-		$30,000	(1)	$280,000

Christopher Savine	2024	$11,538	(2)	$105,245	(3)	$-		$116,783
Chief Operating Officer	2023	$-		$-		$-		$-

Jonathan Morris	2024	$250,000		$-		$-		$250,000
Chief Financial Officer	2023	$250,000		$-		$-		$250,000

Gary Engel	2024	$210,000		$6,389	(5)	$-		$216,389
Chief Marketing Officer	2023	$32,308	(4)	$1,278	(5)	$-		$33,586

(1)	Consists of an automobile allowance.

(2)	Employment began May 13, 2024, represents pro-rata annual salary of $200,000.

(3)	Represents a warrant to purchase 100,000 shares of our Class A common stock, exercisable at $2.00 per share (The warrant was subsequently terminated and cancelled in connection with an amendment to Mr. Savine’s employment agreement on November 15, 2024.), nonqualified stock options to purchase 12,504 shares of our Class A common stock, exercisable at $8.00 per share, and incentive stock options to purchase 24,996 shares of our Class A common stock, exercisable at $8.00 per share, issued in connection with entering into an employment agreement, effective May 13, 2024. The amount in the table above reflects the total stock-based compensation recorded during the fiscal year for the equity awards under ASC 718 stock-based compensation. See discussion of Stock Based Compensation, Warrants and Warrant Modifications in footnote 8 of the financial statements for further detail.

(4)	Employment began May 1, 2023, represents pro-rata annual salary of $210,000.

(5)	Represents a warrant to purchase 12,500 shares of our Class A common stock, exercisable at $6.00 per share, issued in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. The amount in the table above reflects the total stock-based compensation recorded during the fiscal year for the equity awards under ASC 718 stock-based compensation. See discussion of Stock Based Compensation, Warrants and Warrant Modifications in footnote 8 of the financial statements for further detail.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2024 about shares of our Class A common stock outstanding and available for issuance under our 2021 Incentive Award Plan.

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under the current equity compensation plan
2021 Incentive Award Plan (1)(2)	932,592	$4.05	2,067,408

(1)	Plan was approved by our board of directors on June 25, 2021 for officers, employees, directors and consultants, and was approved by our shareholders on June 10, 2022.

(2)	The plan authorizes the granting of stock options and other awards to purchase up to 3,000,000 shares of our Class A common stock.

2021 Incentive Award Plan

We have adopted a 2021 Incentive Award Plan (“Award Plan”), which became effective on June 25, 2021 and was approved by our shareholders on June 10, 2022. The principal purpose of the Award Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the Award Plan are summarized below.

Share Reserve. Under the Award Plan, 3,000,000 shares of our Class A common stock will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance bonus awards, performance stock unit awards, dividend equivalents or other stock or cash-based awards.

The following counting provisions will be in effect for the share reserve under the Award Plan:

●	to the extent that an award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or cancelled, in any case, in a manner that results in us acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the Award Plan;

●	to the extent shares are tendered or withheld to satisfy any tax withholding obligation with respect to any award under the Award Plan, such tendered or withheld shares will be available for future grants under the Award Plan;

●	to the extent shares subject to stock appreciation rights are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, such shares will be available for future grants under the Award Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Award Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Award Plan.

In addition, the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards to any individual for services as a non-employee director during any calendar year may not exceed $50,000.

Administration. The compensation committee of our board of directors is expected to administer the Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3, is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Award Plan provides that the board of directors or leadership development, belonging and compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the Award Plan. Our board of directors may at any time remove the leadership development, belonging and compensation committee as the administrator and revest in itself the authority to administer the Award Plan.

Eligibility. Awards under the Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. However, only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs.

Awards. The Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock unit awards, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	Nonstatutory Stock Options, or NSOs, will provide for the right to purchase shares of our Class A common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

●	Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Class A common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of Class A common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Class A common stock over a set exercise price. The exercise price of any SAR granted under the Award Plan must be at least 100% of the fair market value of a share of our Class A common stock on the date of grant. SARs under the Award Plan will be settled in cash or shares of our Class A common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our Class A common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Class A common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our Class A common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

The Award Plan also provides that unless otherwise provided by administrator or otherwise directed by the holder of an option or SAR, each vested and exercisable option and SAR outstanding on the automatic exercise date with an exercise price per share that is less than the fair market value per share as of such date will automatically be exercised on such date.

Adjustments of Awards. The administrator has broad discretion to take action under the Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Class A common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the administrator will make equitable adjustments to the Award Plan and outstanding awards.

Change in Control. In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination. The administrator may terminate, amend or modify the Award Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional shareholder approval.

No incentive stock options may be granted pursuant to the Award Plan after the tenth anniversary of the effective date of the Award Plan. Any award that is outstanding on the termination date of the Award Plan will remain in force according to the terms of the Award Plan and the applicable award agreement.

Overview of Our Fiscal 2024 and 2023 Executive Compensation

Our executive compensation program consisted of the following components of compensation in 2024 and 2023:

Base Salary. Each named executive officer receives a base salary for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are periodically adjusted to reflect:

●	The nature, responsibilities, and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability, and prior performance;

●	The officer’s salary history and total compensation, including annual cash incentive awards and annual equity incentive awards; and

●	The competitiveness of the officer’s base salary.

Each named executive officer’s base salary for the fiscal year of 2024 and 2023 is listed in the 2024 and 2023 Summary Compensation Table.

Equity Incentive Awards.

Pursuant to the Award Plan, we granted William A. Mobley, Jr. options to purchase an aggregate of 125,004 shares of our Class B common stock at an exercise price of $4.00 per share on June 25, 2021. A total of 20,834 options vested on July 1, 2021, and then 1/18th of the remaining unvested options vested on the first day of each month, beginning August 1, 2021 and continued each successive month until the option was 100% vested.

We issued Mr. Mobley warrants to purchase an aggregate of 5,000,000 shares of our Class B common stock at an exercise price of $0.50 per share in 2012, all of which expired on or prior to December 30, 2022. On June 15, 2023, we issued Mr. Mobley new warrants to purchase an aggregate of 5,000,000 shares of our Class B common stock at an exercise price of $0.50 per share in exchange for the expired warrants. On May 16, 2024, we modified the outstanding warrants held by Mr. Mobley to be exercisable into Class B common stock and exercisable on a cashless basis. Mr. Mobley exercised all of the warrants on a cashless basis on May 17, 2024.

Pursuant to the Award Plan, we granted Mr. Morris options to purchase an aggregate of 125,004 shares of our Class A common stock at an exercise price of $4.00 per share on June 25, 2021. A total of 20,834 options vested on July 1, 2021, and then 1/18th of the remaining unvested options vested on the first day of each month, beginning August 1, 2021 and continued each successive month until the option was 100% vested.

We sold Mr. Morris, for $100, warrants to purchase 50,000 shares of our Class A common stock at an exercise price of $3.50 per share. The warrants vested ratably over 12 months from May 29, 2020 and expired on May 29, 2023. On June 15, 2023, we issued Mr. Morris new warrants to purchase 50,000 shares of our Class A common stock at an exercise price of $3.50 per share in exchange for the expired warrants. The warrants are immediately exercisable and expire on December 31, 2025.

We issued Mr. Engel warrants to purchase 12,500 shares of our Class A common stock, exercisable at $6.00 per share, in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026.

Pursuant to the Award Plan, we granted Mr. Savine options to purchase an aggregate of 37,500 shares of our Class A common stock at an exercise price of $8.00 per share on May 13, 2024. The options vest ratably over 24 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 13, 2034.

We issued Mr. Savine warrants to purchase 100,000 shares of our Class A common stock, exercisable at $2.00 per share, in connection with entering into an employment agreement, effective May 13, 2024. The warrant vested ratably over 12 months and was exercisable in whole or in part at any time or from time to time from the vesting date up to and including May 13, 2027. The warrant was subsequently terminated and cancelled in connection with an amendment to Mr. Savine’s employment agreement on November 15, 2024.

Other Benefits. We are obligated to provide to one or more of the named executive officers with an automobile allowance. In the fiscal year ended June 30, 2024, we paid Mr. Mobley an automobile allowance of $30,000.

Employment Agreements

On July 1, 2013, we entered into an employment agreement with William A. Mobley, Jr., pursuant to which Mr. Mobley agreed to act as our Chief Executive Officer, which employment agreement was initially amended on July 1, 2014 and amended for a second time on July 1, 2019 (as amended, the “Mobley Employment Agreement”). Pursuant to the terms of the Mobley Employment Agreement, Mr. Mobley is entitled to receive an annual salary of $250,000 and an automobile allowance of $2,500 per month. An annual cash bonus may be paid at the discretion of our board of directors. Pursuant to the terms of the Mobley Employment Agreement, Mr. Mobley may only be terminated by us upon his death, disability or for cause, as defined in the Mobley Employment Agreement. The term of the Mobley Employment Agreement expired on June 30, 2024. We expect to enter into a new employment agreement with Mr. Mobley soon after listing our Class A common stock on Nasdaq. Until then, both parties have verbally agreed that Mr. Mobley will continue to be employed, on a month-to-month basis, under the applicable terms and conditions of the Mobley Employment Agreement.

Effective May 13, 2024, we entered into an employment agreement with Mr. Chrisopher Savine to serve as our Chief Operating Officer (the “Savine Employment Agreement”). We subsequently entered into an amendment to the Savine Employment Agreement on November 15, 2024 (the “Amendment”). The initial term of the Savine Employment Agreement expires on May 12, 2025. The Savine Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Savine Employment Agreement, Mr. Savine receives an annual salary of $200,000 during the initial one-year term, and he receives $200,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Savine entering into the Savine Employment Agreement, we issued Mr. Savine a warrant to purchase 100,000 shares of our Class A common stock, exercisable at $2.00 per share, which vests ratably over 12 months from the date of issuance, and expires on May 13, 2027 (the “Warrant”). The Warrant was terminated and cancelled in connection with the Amendment. The Amendment also added a provision to the Savine Employment Agreement whereby Mr. Savine is eligible to receive a performance bonus payable in cash only in an amount equal to the fair market value of: (i) 112,500 shares; and (ii) 100,000 warrants for Class A common stock exercised on a cashless basis with an exercise price of $2.00 per share. To be eligible for the bonus, Mr. Savine must have been continuously employed during the initial term, and we must have successfully completed a liquidity event, which may occur after the initial term. A liquidity event is defined in the Savine Employment Agreement as either: (i) (a) a merger, consolidation, reorganization, or business combination; or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions; or (ii) (a) a primary offering of our Class A common stock by us to the general public through an effective registration statement filed with the SEC; (b) simultaneous listing of our Class A common stock on any established stock exchange if such common stock was not already listed at the time of such offering; and (c) we receive net proceeds from the offering of not less than $20 million. If Mr. Savine becomes eligible for the bonus, it will be paid to him no later than five days after the later of: (a) the end of the initial term and (b) a liquidity event. We also granted Mr. Savine nonqualified stock options to purchase 12,504 shares of our Class A common stock, exercisable at $8.00 per share, and incentive stock options to purchase 24,996 shares of our Class A common stock, exercisable at $8.00 per share, in connection with entering into the Savine Employment Agreement. An annual bonus may be paid at the discretion of our board of directors. If Mr. Savine is terminated by us as a result of death, permanent disability or for cause, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Savine is terminated by us other than due to his death, disability or for cause, he will receive as severance: (i) continued payment of three months of salary at the rate of $200,000 per annum; and (ii) all warrants and shares as defined in the Savine Employment Agreement shall immediately vest as of the date of termination. Under the Savine Employment Agreement, while Mr. Savine is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Effective May 29, 2020, we entered into an employment agreement with Mr. Jonathan Morris to serve as our Chief Financial Officer (the “Morris Employment Agreement”). The initial term of the Morris Employment Agreement expired on May 29, 2021. The Morris Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Morris Employment Agreement, Mr. Morris received an annual salary of $250,000 during the initial one-year term, and he receives $250,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Morris entering into the employment agreement, we sold Mr. Morris, for $100.00, a warrant to purchase 50,000 shares of our Class A common stock, exercisable at $3.50 per share. The warrants vested ratably over 12 months from the effective date of the Morris Employment Agreement, and expired on May 29, 2023. We issued Mr. Morris new warrants to purchase 50,000 shares of our Class A Class A common stock in exchange for the expired warrants. The new warrants have the same exercise price as the expired warrants, are immediately exercisable and expire on December 31, 2025. Mr. Morris also has the option to receive additional warrants in lieu of a pro-rated portion of his annual salary on a one warrant per $2 basis. Each such additional warrant will also have an exercise price of $3.50, vest immediately and expire 36 months from the date of issuance. An annual bonus may be paid at the discretion of our board of directors. If Mr. Morris is terminated by us as a result of death, permanent disability or for cause, or if Mr. Morris terminates his employment for other than good reason, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Morris is terminated by us other than due to his death, disability or for cause, or if Mr. Morris terminates his employment for good reason, he will receive as severance: (i) continued payment of 12 months of his base salary then in effect; (ii) a lump sum payment of the prorated portion of any bonus earned for that year; (iii) accelerated vesting of 50% of unvested warrants; and (iv) continued health insurance coverage then in effect for 12 months following the date of termination. Under the Morris Employment Agreement, while Mr. Morris is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Effective May 1, 2023, we entered into an employment agreement with Mr. Gary Engel to serve as our Chief Marketing Officer (the “Engel Employment Agreement”). The initial term of the Engel Employment Agreement expired on April 30, 2024. The Engel Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Engel Employment Agreement, Mr. Engel received an annual salary of $210,000 during the initial one-year term, and he receives $210,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Engel entering into the employment agreement, we issued him a warrant to purchase 12,500 shares of our Class A common stock, exercisable at $6.00 per share. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. Mr. Engel is also entitled to earn a discretionary commission equal to two percent (2%) of the pre-tax gross revenues driven vertically from his department on an annualized basis and paid to us immediately following any or all Cost of Sales expenses, subtractions, debts, fees, and commissions to all third-parties; including but not limited to advertising/media fees, content/programming partners, distribution/marketing vendors, device manufacturers, app stores, various other partnership payments as may be determined in the sole discretion of the our board of directors. Any such commission shall be paid quarterly following 90 days of accounting reconciliations. If Mr. Engel is terminated by us as a result of death, permanent disability or for cause, or if Mr. Engel terminates his employment for any reason, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Engel is terminated by us other than due to his death, disability or for cause, he shall receive payment in respect of compensation earned but not yet paid, as well as continued payment of three months of his base salary then in effect. Under the Engel Employment Agreement, while Mr. Engel is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Effective July 24, 2024, we entered into an employment agreement with Mr. Erik Genrich to serve as our Chief Revenue Officer (the “Genrich Employment Agreement”). The initial term of the Genrich Employment Agreement expires on July 28, 2025. The Genrich Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Genrich Employment Agreement, Mr. Genrich receives an annual salary of $225,000 during the initial one-year term, and he receives $225,000 per annum thereafter until a new extension is executed between the parties. Mr. Genrich also has the opportunity to earn a discretionary commission equivalent to two and a half percentage (2.5%) of gross sales, paid annually. We also granted Mr. Genrich stock options to purchase 42,189 shares of our Class A common stock, exercisable at $8.00 per share, in connection with entering into a the Genrich Employment Agreement. The options vest ratably over 24 months, beginning February 1, 2025. If Mr. Genrich is terminated by us as a result of death, permanent disability or for cause, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Genrich is terminated by us other than due to his death, disability or for cause, he will receive as severance: (i) continued payment of 30 days of salary at the rate of $225,000 per annum; and (ii) all shares as defined in the Genrich Employment Agreement shall immediately vest as of the date of termination. Under the Genrich Employment Agreement, while Mr. Genrich is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of June 30, 2024.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date

William A. Mobley, Jr.	125,004		-		$4.00		June 24, 2031

Christopher Savine	11,460		126,040	(1)		(1)		(1)

Jonathan Morris	125,004		-		$4.00		June 24, 2031

Gary Engel	12,500	(2)			$6.00		May 1, 2026

(1)	On May 13, 2024, options to purchase 37,500 shares of Class A common stock at an exercise price of $8.00 per share were granted. Options vest ratably over 24 months and may be exercised at any time from the vesting date up to and including May 12, 2034. Beginning May 13, 2024, and continuing on the first day of each successive month until all of the options are vested, 1,563 options vest and become exercisable. On May 13, 2024, warrants to purchase 100,000 shares of Class A common stock at an exercise price of $2.00 per share were issued. Warrants vest ratably over 12 months and may be exercised at any time from the vesting date up to and including May 13, 2027. Beginning June 13, 2024, and continuing on the same day of each successive month until all of the warrants are vested, 8,334 warrants vest and become exercisable. The warrants were subsequently terminated and cancelled in connection with an amendment to the Savine Employment Agreement on November 15, 2024.

(2)	On May 1, 2023, warrants to purchase 12,500 shares of Class A common stock were issued. The warrants vested ratably over 12 months and may be exercised at any time.

Option Exercises and Stock Vested

No officers or directors exercised options, and no stock vested during the fiscal year ended 2024 except for stock options and warrants to purchase 3,126 and 19,793 shares of Class A common stock, respectively, as described in footnotes (1) and (2) to the above table.

Non-Executive Director Compensation

The non-executive members of our board of directors have not received any compensation prior to the listing of our Class A common stock on Nasdaq and no arrangements have been entered into in relating to compensation after the listing of our Class A common stock on Nasdaq. Following the listing of our Class A common stock on Nasdaq, our board of directors will establish a compensation package for the non-executive members of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From July 30, 2017 through October 31, 2019, we deferred some of William A. Mobley, Jr.’s compensation, including all of his compensation in 2018. As of June 30, 2023, his accrued compensation total was $377,893. On January 3, 2017, our board of directors approved the payment of the deferred compensation and repayment of the amount due in accounts payable in shares of our Class B common stock in lieu of cash at the price of $0.50 per share, at Mr. Mobley’s sole discretion. On March 31, 2024, Mr. Mobley converted the total amount of accrued compensation into 755,786 shares of our Class B common stock.

As of December 31, 2023, we owed Nextelligence $213,696 for cash collected on behalf of Nextelligence from sales that occurred prior to June 30, 2017. On January 3, 2017, our board of directors approved the repayment of the amount due in accounts payable in shares of our Class A common stock in lieu of cash at the price of $0.50 per share, at Nextelligence’s sole discretion. On March 31, 2024, Nextelligence converted the total amount of accounts payable into 427,392 shares of our Class A common stock.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013 and amended and restated a second time on July 31, 2014 and further revised to terminate all payments by us pursuant to the agreement, effective June 30, 2016, with Nextelligence, which is majority owned and controlled by William A. Mobley, Jr. The Technology Agreement provides us with an exclusive license to certain technology from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to such technology. Nextelligence is our largest shareholder with more than 40% of our outstanding Class A common stock prior to the listing of our Class A common stock on Nasdaq. In connection with the Technology Agreement, we issued 10,002,000 shares of our Class A common stock to Nextelligence. The Technology Agreement expires on June 30, 2054, unless it’s terminated earlier based on termination events as defined in the Technology Agreement.

On July 1, 2018, we signed a revolving convertible note agreement with Nextelligence, which was amended and restated as of July 2, 2018, for an amount up to $500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrued interest at 12% per annum, and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our Class A common stock at a conversion price of $0.50 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $0.50 per share. On March 29, 2024, Nextelligence converted the principal of $13,139,473 and accrued interest of $1,607,952, total of $14,747,425, into 29,494,851 shares of our Class A common stock.

In June 2016, William A. Mobley, Jr. loaned us $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, was in default and remained as an on-demand liability of ours until June 30, 2021. In December 2016, we repaid $11,000 in outstanding principal. We also repaid approximately $50,000 during the fiscal year-end June 30, 2018. The loan was convertible into shares of Class B common stock at a conversion price of $0.50 per share. On June 30, 2021, we entered into a new convertible promissory note with Mr. Mobley for a loan in the principal amount of $82,509. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Mr. Mobley’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class B common stock at a conversion price of $0.50 per share. As of March 29, 2024 and June 30, 2023, accrued interest charges related to this loan were $25,020 and $19,003, respectively. On March 29, 2024, Mr. Mobley converted the outstanding principal and accrued interest balance of $92,068 into 184,136 shares of our Class B common stock.

Between July 2017 and December 2018, Public Wire, LLC, an entity owned by William A. Mobley, Jr., loaned us in various installments a total of $66,380. The notes representing the loan matured on dates ranging from April 1, 2019 to January 1, 2020. The loan was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new promissory note with Public Wire for a loan in the principal amount of $89,139. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. On March 29, 2024, we entered into a Debt Conversion Agreement with Public Wire to convert the outstanding principal and accrued interest of the note payable at a conversion price of $4.00 per share. The total outstanding principal of $89,289 and accrued interest of $29,425, total of $118,714, was converted into 29,679 shares of our Class B common stock. As of June, 30 2024 and 2023, accrued interest related to this loan was $0 and $21,411, respectively.

On May 3, 2024, we entered into a new convertible promissory note with Nextelligence for $1,000,000 that matures on May 3, 2025 with an interest rate of 12% per annum. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, we borrowed an additional $1,075,000 from Nextelligence. On July 1, 2024, we repaid outstanding principal and accrued interest of $1,075,067. Between October 31, 2024 and December 11, 2024, we borrowed an additional $1,395,000 from Nextelligence. On December 13, 2024, we renewed and modified the May 3, 2024 note to include the addition loans. As of December 31, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,503,682.

On May 16, 2024, we entered into a Share Exchange Agreement with Nextelligence in connection with Nextelligence’s agreement to forfeit and cancel 20,000,000 shares of our Class A common stock in exchange for our issuance of 4,000,000 shares of our Series A preferred stock to Nextelligence. The Series A preferred stock has no voting or conversion to Class A common stock rights; a liquidation preference of $120 million; and a right to receive annual non-cumulative dividends out of our profits of 10% of annual revenue over $50 million, up to an aggregate amount of $160,000 million.

In June 2023, we entered into verbal arrangements with two related party entities, Test Drive Live Inc. and Celebrity Cigars, Inc., which are not under common ownership control. William A. Mobley, Jr. serves as the President of both companies and is the sole director for Celebrity Cigars. Mr. Mobley’s son, Sean Mobley, is part of the management team of Celebrity Cigars. We provided FAST channel buildout services relating to the development and buildout of their respective channels. We also provide the platform on an ongoing basis for each company to stream their content. We charge each company a monthly fee based on a 15% or 30% markup of our cost of production, depending on the level of supervision required to provide our services, which includes labor, rent, etc. We also charge for any out-of-pocket costs, which vary from month-to-month. We are currently negotiating with each company on a potential advertising revenue sharing arrangement. During the three and six months ended December 31, 2024, revenue generated from these agreements totaled $62,345 and $141,484.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2025, certain information concerning the beneficial ownership of our common stock by: (i) each shareholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Class A common stock and Class B common stock listed below have sole voting and investment power with respect to the shares shown. As of February 28, 2025, we had 39,572,953 shares of common stock outstanding (consisting of 25,635,313 shares of Class A common stock and 13,937,640 shares of Class B common stock outstanding).

	Amount and Nature of Beneficial Ownership
	Class A		Class B		% of Total
Name of Beneficial Owner (1)	Shares	% of Class	Shares	% of Class	Voting Power (2)
William A. Mobley, Jr. (3)	10,249,138	39.48%	14,062,644	100%	93.34%
Christopher Savine (4)	1,369,836	5.18%	-	-	*
Jonathan Morris (5)	175,004	*	-	-	*
David Gust (6)	4,257	*	-	-	*
Gary Engel (7)	35,473	*	-	-	*
Erik Genrich (8)	-	-	-	-	-
All officers and directors as a group (six persons)	11,833,708	43.82%	14,062,644	100%	93.65%
Nextelligence, Inc. (9)	10,249,138	39.48%	-	-	4.23%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our Class A common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o FreeCast, Inc., 6901 TPC Drive, Suite 200, Orlando, Florida 32822.

(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 15 votes per share, and holders of our Class A common stock are entitled to one vote per share. See the section titled “Description of Capital Stock – Common Stock” for additional information about the voting rights of our Class A and Class B common stock.

(3)	Consists of: (i) 6,122,991 shares of Class B common stock held of record by Mr. Mobley; (ii) 125,004 shares of Class B common stock underlying immediately exercisable options held of record by Mr. Mobley; (iii) 7,782,970 shares of Class B common stock held of record jointly by Mr. Mobley and his spouse, Michele Mobley (iv) 9,922,243 shares of Class A common stock held of record by Nextelligence, for which Mr. Mobley is an officer, director and majority shareholder; (v) 326,895 shares of Class A common stock underlying an immediately convertible promissory note held by Nextelligence; (vi) 29,679 shares of Class B common stock held of record by Public Wire, LLC, of which Mr. Mobley is the manager and sole member; and (vii) 2,000 shares of Class B common stock held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Mr. Mobley may be deemed to be the beneficial owner of the securities held of record by Telebrands Corp. and subject to the Voting Trust Agreement by virtue of his position as trustee thereof. Mr. Mobley disclaims beneficial ownership of the securities held of record by Telebrands for which he acts as trustee pursuant to the Voting Trust Agreement.

(4)	Consists of: (i) 537,500 shares of Class A common stock held of record by Mr. Savine; (ii) 812,017 shares of Class A common stock underlying immediately exercisable warrants held of record by Mr. Savine; and (iii) 20,319 shares of Class A common stock underlying immediately exercisable options held of record by Mr. Savine.

(5)	Consists of: (i) 50,000 shares of Class A common stock underlying immediately exercisable warrants held of record by Mr. Morris; and (ii) 125,004 shares of Class A common stock underlying immediately exercisable options held of record by Mr. Morris.

(6)	Consists of 4,257 shares of Class A common stock held of record by Mr. Gust.

(7)	Consists of: (i) 12,500 shares of Class A common stock underlying immediately exercisable warrants held of record by Mr. Engel; and (ii) 22,973 shares of Class A common stock underlying immediately exercisable options held of record by Mr. Engel.

(8)	Mr. Genrich received options to purchase 42,189 shares of our Class A common stock on July 29, 2024 in connection with entering into an employment agreement with us. The options vest ratably over 24 months beginning February 1, 2025.

(9)	Consists of; (i) 9,922,243 shares of Class A common stock held of record by Nextelligence, and (ii) 326,895 shares of Class A common stock underlying an immediately convertible promissory note held by Nextelligence. Inc. William A. Mobley, Jr. is the CEO, sole director and majority shareholder of Nextelligence.

Voting Trust Agreement

On October 15, 2012, we entered into a Voting Trust Agreement with Telebrands and William A. Mobley, Jr. The Voting Trust Agreement appoints Mr. Mobley as the trustee of all the shares of our Class B common stock owned by Telebrands at any time (the “Entrusted Shares”). Telebrands currently owns 2,000 shares of our Class B common stock. Telebrands had warrants to purchase up to 10,000,000 shares of our Class A common stock, but the last of such warrants expired on October 14, 2022. Pursuant to the Voting Trust Agreement, Mr. Mobley is entitled to exercise all rights relating to the voting and disposition of the Entrusted Shares, provided, however, Mr. Mobley is not allowed to effect a disposition or permit registration of the Entrusted Shares with the SEC or any state securities administrators unless Nextelligence, which is majority owned and controlled by Mr. Mobley, simultaneously effects a disposition or permits registration of an identical proportion of our voting securities held by Nextelligence on the same terms and conditions. In addition, Mr. Mobley may not permit a disposition or registration of any of our voting securities that Nextelligence holds unless he simultaneously effects a disposition or registration of an identical proportion of the Entrusted Shares on the same terms and conditions.

The term of such trust ends upon the earlier to occur, of: (i) Mr. Mobley ceases to be an affiliate of FreeCast, as defined in the Voting Trust Agreement; or (ii) the disposition of all of the Entrusted Shares.

We are obligated to indemnify Mr. Mobley against any liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses paid or incurred by him in connection with the Voting Trust Agreement, unless those paid or incurred are a result of the gross negligence, willful misconduct or bad faith of Mr. Mobley.

DESCRIPTION OF CAPITAL STOCK

General

The total number of shares of all classes of capital stock which we are authorized to issue is 355,000,000 shares, consisting of: (a) 320,000,000 shares of Class A common stock, par value $0.0001 per share; (b) 30,000,000 shares of Class B common stock, par value $0.0001 per share; and (c) 5,000,000 shares of preferred stock,” par value $0.0001 per share.

Common Stock

As of December 31, 2024, we had 25,566,563 shares of Class A common stock outstanding that were held by approximately 909 record holders, and 13,937,640 shares of Class B common stock outstanding that were held by three record holders. A summary of the powers, preferences, rights, privileges, restrictions, and other matters relating to our common stock are as follows

Equal Status. In general, except with regards to voting, conversion and transfer rights described below, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. Without limiting the generality of the foregoing: (a) in the event of a merger, consolidation or other business combination requiring the approval of the holders of our capital stock entitled to vote thereon (whether or not we are the surviving entity), the holders of Class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of Class B common stock and the holders of Class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of Class B common stock; and (b) in the event of (i) any tender or exchange offer to acquire any shares of common stock by any third party pursuant to an agreement to which we are a party, or (ii) any tender or exchange offer by us to acquire any shares of common stock, pursuant to the terms of the applicable tender or exchange offer, the holders of Class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B common stock and the holders of Class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common stock.

Voting Rights. The holders of shares of Class A common stock and Class B common stock vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of our shareholders, except as otherwise provided by the Florida Business Corporation Act (the “FBCA”). However, each holder of shares of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held as of the applicable date on any matter that is submitted to a vote or for the consent of our shareholders, and the holder of shares of Class B common stock shall be entitled to fifteen (15) votes for each share of Class B common stock held as of the applicable date on any matter that is submitted to a vote or for the consent of our shareholders.

Under Section 607.1004 of the FBCA, the holders of outstanding shares of Class A common stock are entitled to vote as a separate voting group on any proposed amendment to our articles of incorporation, if the amendment would: (i) effect an exchange or reclassification, or create a right of exchange, of all or part of the Class A shares into Class B shares, or Class B shares into Class A shares; (ii) change the designation, rights, preferences, or limitations of all or part of the Class A shares; (iii) change all or part of the Class A shares into a different number of Class A shares; (iv) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior or superior to the Class A shares; (v) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to the Class A shares; or (vi) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the Class A shares. The holders of outstanding Class B shares have the right to vote as a separate voting group under the same circumstances as the holders of the Class A shares described above.

Dividends. Subject to the preferences applicable to any series of preferred stock, the holders of Class A common stock and the holders of Class B common stock are entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Company as may be declared by our board of directors from time to time with respect to the common stock out of assets or funds of the Company legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of Class A common stock shall receive Class A common stock or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock or rights to acquire Class B common stock, as the case may be.

Liquidation. Subject to the preferences applicable to any series of preferred stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of Class A common stock and the holders of Class B common stock are entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of common stock.

Subdivision or Combinations. If we in any manner subdivide or combine the outstanding shares of Class A common stock or shares of Class B common stock, the outstanding shares of the other such class shall be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and shares of Class B common stock, each voting separately as a class.

Permitted Class B Holders. Shares of Class B common stock may only be issued to and held by William A. Mobley, Jr,. personally or jointly with his spouse, and certain permitted entities owned or controlled by Mr. Mobley, or for which he has sole disposition and voting power over shares held by such entities, other than Nextelligence (each, a “Class B Holder”). Any issuance by us of Class B shares to anyone other than a Class B Holder is immediately null and void, and of no legal validity, force, or effect. Unless a Class B Holder requests to receive Class A shares, any issuance of common stock by us to a Class B Holder will be shares of Class B common stock. If a Class B Holder purchases or otherwise acquires or receives any shares of Class A common stock from a person or entity other than us, upon receipt thereof such shares of Class A common stock shall automatically be reclassified as and become an equal number of shares of Class B common stock.

Class B Conversion. Each share of Class B common stock is convertible into one fully paid and nonassessable share of Class A common stock at the option of the Class B Holder at any time upon written notice to our transfer agent. Furthermore, each share of Class B common stock is automatically, without any further action by the Class B Holder thereof, converted into and reclassified as one fully paid and nonassessable share of Class A common stock upon the: (i) the death of William A. Mobley, Jr.; and (ii) transfer of a share of Class B common stock, other than a transfer to another Class B Holder, including a transfer of a share of Class B common stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership). Any Class B shares transferred to a broker or other nominee, thereby reclassified as Class A shares, that are not sold and are subsequently returned to the Class B Holder, upon receiving the Class A shares, such shares are automatically reclassified as Class B shares. Except in connection with a Class B Holder acquiring or receiving shares of Class A common stock, shares of Class A common stock are not convertible into shares of Class B common stock for any reason.

Class B Protective Provisions. Without the prior written approval of holders of Class B common stock, we may: (i) not directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of our Class B common stock; (ii) not reclassify any outstanding shares of Class A common stock into shares having rights as to dividends or liquidation that are senior to Class B common stock or the right to have more than one vote for each share thereof; (iii) only issue shares of Class B common stock to William A. Mobley, Jr. and certain permitted entities owned and controlled by Mr. Mobley; or (iv) not authorize, or issue any shares of, any class or series of our capital stock, including any preferred stock, having the right to more than one vote for each share thereof.

Preferred Stock

The Preferred Stock is divided into series, with the first series designated “Series A Preferred Stock” and consisting of 4,000,000 shares (the “Series A Shares”). Our board of directors may designate the remaining 1,000,000 authorized but unissued shares of Preferred Stock with such rights and privileges as the board of directors may determine without notice to our shareholders and without shareholder approval.

As of December 31, 2024, we had 4,000,000 Series A Shares outstanding that were held by one record holder. A summary of the powers, preferences, rights, privileges, restrictions, and other matters relating to our Series A Shares are as follows:

Dividends. In any fiscal year Series A Shares are outstanding where we have revenue of more than $50,000,000, the holder of the Series A Shares (the “Series A Shareholder”) is entitled to receive an annual cash dividend equal to ten percent of any revenue above $50,000,000 (the “Annual Dividend Payment”). Subject to meeting the above criteria for such fiscal year, Annual Dividend Payments shall continue until such time as the aggregate amount of all Annual Dividend Payments is equal to the lesser of: (i) $160,000,000; or (ii) the product of the then number of outstanding shares of Series A Preferred Stock and $40 (as may be adjusted for any subdivisions or combinations) (the “Maximum Dividend Payment”). Notwithstanding the above, such dividends are payable only to the extent permitted by law out of assets legally available therefor. No dividends may be paid on any common stock during any fiscal year of the Company until the Annual Dividend Payment on the Series A Shares shall have been paid or declared and set apart during that fiscal year.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series A Shareholder is entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, or other junior equity security by reason of their ownership thereof, an amount per Series A Share equal to $30 (as may be adjusted for any subdivisions or combinations) (the “Liquidation Amount”). If upon the occurrence of such event, the assets and funds to be distributed to the Series A Shareholder are insufficient to permit the payment to the Series A Holder of the full preferential Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed to the Series A Shareholder. After the distribution described above has been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of common stock pro rata based on the number of shares of common stock held by them. Whenever the distribution provided for in this section is payable in securities or other property other than cash, the value of such distribution will be the fair market value of such securities or other property as determined in good faith by our board of directors.

Voting Rights. Except as otherwise required by law, the Series A Shares have no voting rights or powers on any matter presented to our shareholders for their action or consideration at any meeting of our shareholders (or by written consent of shareholders in lieu of a meeting).

Conversion Rights. Except as otherwise required by law, the Series A Shares have no conversion rights or powers to convert into any other capital stock or security of the Company.

Transfers. Except as otherwise required by law, the Series A Shareholder has no rights or powers to enter into and/or consummate any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of one or more of the Series A Shares or any legal or beneficial interest in the Series A Shares, whether or not for value and whether voluntary or involuntary, without our prior written consent, in our sole discretion.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, Raleigh, North Carolina.

Listing

We have applied to have our Class A common stock listed on the Nasdaq Capital Market under the symbol “CAST.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Class A common stock. Furthermore, a liquid trading market for our Class A common stock may not develop or be sustained after the listing of our Class A common stock on Nasdaq. Future sales of substantial amounts of our Class A common stock in the public market following the listing of our Class A common stock on Nasdaq, or the perception that such sales could occur, could adversely affect market prices prevailing from time to time and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Shareholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

Upon the listing of our Class A common stock on Nasdaq, a total of 32,588,293 shares of Class A common stock will be outstanding (assuming all of the 6,952,980 Class B shares that are being converted into Class A shares and registered for sale by Willaim A. Mobley, Jr. in this offering are sold and not converted back to Class B shares), and 18,074,807 shares covered by this prospectus will be registered under the registration statement of which this prospectus is a part. Any shares of common stock not registered will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities are eligible for public sale only if they are registered under the Securities Act, or if they qualify for an exemption from registration, including under Section 4(a)(1) and Rules 144 or 701 under the Securities Act, which are summarized below. With the exception of shares owned by our directors, officers and certain stockholders, and subject to the restrictions under the leak-out agreements described below, substantially all of our outstanding Class A common stock may be sold after our initial listing on Nasdaq, either by the Registered Shareholders pursuant to this prospectus or by the Registered Shareholders and our other existing shareholders in accordance with Section 4(a)(1) and Rule 144 under the Securities Act.

Furthermore, the number of shares of our Class A common stock outstanding upon the listing of our Class A common stock on Nasdaq does not take into account:

●	8,056,087 shares of Class A common stock issuable upon the exercise of outstanding warrants as of December 31, 2024 at a weighted average exercise price of $4.76 per share.

●	993,270 shares of common stock issuable upon exercise of outstanding options, of which 836,354 have vested and are exercisable as of December 31, 2024, at a weighted average exercise price of $4.62 per share.

●	2,006,730 shares of Class A common stock available for future issuance under our 2021 Incentive Award Plan as of December 31, 2024.

●	6,984,660 shares of Class A common stock issuable upon the conversion of 6,984,660 shares of Class B common stock outstanding after this offering.

●	312,960 shares of common stock issuable upon the exercise of outstanding convertible debt as of December 31, 2024 at a conversion price of $8.00 per share.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the reporting requirements under the Exchange Act for at least 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the six months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned restricted shares of our Class A common stock for at least one year (or six months, provided that such sale occurs after we have been subject to the reporting requirements under the Exchange Act for at least 90 days) would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of shares of our Class A common stock then outstanding; or

●	the average weekly trading volume of shares of our Class A common stock on the Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date we become subject to the reporting requirements under the Exchange Act before selling their shares.

Leak-out Agreements

Of the 311 Registered Shareholders, 158 have entered into leak-out agreements with respect to the disposition of their 17,627,020 shares that are being registered and are covered by this prospectus (“Registered Shares”), and their 18,104,143 shares that are not being registered and are not covered by this prospectus (“Non-Registered Shares,” and together with Registered Shares, “Covered Shares”). Such persons and entities have agreed to restrict the sale of their Covered Shares for a period of one year after the date our shares of Class A common stock begin trading on Nasdaq (“Initial Trading Day”). Under the terms of the leak-out agreement, Registered Shareholders may only sell: (i) up to 45% of the Registered Shares beginning on the Initial Trading Day; (ii) beginning on the 21st trading day after the Initial Trading Day, and each trading day thereafter, additional Registered Shares in an amount of not more than the Registered Shareholder’s pro-rata share of 10% of the average daily trading volume (“ADTV”) of shares of Class A common stock during the 20 trading days immediately preceding such sale date; and (iii) beginning on the first trading day that is seven months after the Initial Trading Day, and each trading day thereafter, Non-Registered Shares in an amount of not more than the Registered Shareholder’s pro-rata share of 10% of the ADTV of shares of Class A common stock during the 20 trading days immediately preceding such sale date. We plan to calculate the ADTV on a weekly basis. During the leak-out period, any and all sales of Covered Shares may only be executed and undertaken through one or more broker-dealers designated by us prior to the Initial Trading Day.

Equity Incentive Plan

We intend to file one or more registration statements on Form S-8 under the Securities Act to register our shares issued or reserved for issuance under our 2021 Incentive Award Plan. The first such registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing with the SEC. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or the leak-out restrictions described above.

Registration Rights

In connection with and as additional consideration for Nextelligence, Inc. forfeiting and cancelling 20,000,000 shares of our Class A common stock, we entered into a registration rights agreement with Nextelligence which provides Nextelligence, or its assigns, with certain registration rights with regards to the 9,922,243 shares of our Class A common stock currently held by Nextelligence. These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights described in additional detail below.

The registration of shares of our Class A common stock pursuant to the exercise of the registration rights described below would enable the holders to resell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and fees for holder’s counsel, in a demand registration, of the shares registered pursuant to the demand and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. The demand and Form S-3 registration rights described below expire after the registrable securities have been registered or are otherwise transferred without assignment of the registration rights.

Demand Registration Rights. The holders of the registrable securities are entitled to certain demand registration rights. At any time beginning one year after the date on which we become subject to Section 13(a) or Section 15(d) of the Exchange Act, the holders of a majority of the registrable securities then outstanding may make a written request that we register all or a portion of their shares, subject to certain specified exceptions. In addition, we must notify all of the other holders of registrable securities of such registration and allow them to include all or a portion of their shares on the applicable registration statement, subject to customary cutbacks.

Form S-3 Registration Rights. The holders of the registrable securities are entitled to certain Form S-3 registration rights. Any holder of registrable securities can make a request that we register for offer and sale their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to certain specified exceptions. In addition, we must notify all of the other holders of registrable securities of such registration and allow them to include all or a portion of their shares on the applicable registration statement.

REGISTERED SHAREHOLDERS

The following table sets forth the number of shares of our Class A common stock held by and registered for resale by means of this prospectus for the Registered Shareholders.

The Registered Shareholders include certain shareholders with “restricted” securities under the applicable securities laws and regulations who, because of their status as our affiliates pursuant to Rule 144 or because they acquired their capital stock from an affiliate or from us within the prior 12 months from the date of any proposed sale, would otherwise be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. See “Shares Eligible for Future Sale” for further information regarding sales of such “restricted” securities if not sold pursuant to this prospectus.

Information concerning the Registered Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Shareholders may sell all, some, or none of the shares of our Class A common stock covered by this prospectus, we cannot determine the number of such shares of our Class A common stock that will be sold by the Registered Shareholders, or the amount or percentage of shares of our Class A common stock that will be held by the Registered Shareholders upon consummation of any particular sale. In addition, the Registered Shareholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

We currently intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of shares of our Class A common stock by the Registered Shareholders.

The Registered Shareholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Directors and Executive Officers” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Shareholders.

In accordance with the rules of the SEC, beneficial ownership includes sole or shared voting or investment power with respect to our securities, and includes the Class A common stock issuable pursuant to options, warrants and other convertible securities that are exercisable or settled within 60 days of February 28, 2025. Shares of Class A common stock issuable pursuant to options, warrants or other convertible securities are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have calculated percentage ownership of our common stock based on 39,572,953 shares of our common stock (including 25,635,313 shares of Class A common stock and 13,937,640 shares of Class B common stock) issued and outstanding as of February 28, 2025. These amounts are based upon information available to us as of the date of this filing.

Name and Address of Registered Shareholders (1)	Class A Shares Beneficially Owned	Percentage Ownership of Common Stock	Class A Shares Being Registered
William A. Mobley, Jr. (2)	24,311,782	60.74%	6,952,980
Paul J. Becker (3)	1,582,043	3.92%	402,271
Michael V. Boyko (4)	1,588,293	3.94%	405,396
Harold B. Coughlin (5)	437,500	1.10%	123,750
Stanley Drinkwater III (6)	500,000	1.26%	125,000
Equity Trust (7)	1,281,250	3.19%	314,062
The Gregory J Hill 2022 Irrevocable Trust (8)	2,275,000	5.66%	625,000
Nextelligence, Inc. (9)	10,249,138	25.69%	4,961,121
Carl & Joyce Peterson (10)	872,877	2.19%	311,438
Christopher M. Savine (11)	1,369,836	3.39%	268,750
William H. Valdes (12)	605,189	1.52%	165,094
All Other Registered Shareholders (13)	14,108,255	32.17%	3,419,945

Total Number of Shares Being Registered			18,074,807

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our Class A common stock.

(1)	Unless otherwise indicated, the address of such individual or entity is c/o FreeCast, Inc., 6901 TPC Drive, Suite 200, Orlando, Florida 32822.

(2)	The number of shares beneficially owned consists of: (i) 6,122,991 shares of Class B common stock held of record by Mr. Mobley; (ii) 125,004 shares of Class B common stock underlying immediately exercisable options held of record by Mr. Mobley; (iii) 7,782,970 shares of Class B common stock held of record jointly by Mr. Mobley and his spouse, Michele Mobley (iv) 9,922,243 shares of Class A common stock held of record by Nextelligence, for which Mr. Mobley is an officer, director and majority shareholder; (v) 326,895 shares of Class A common stock underlying an immediately convertible promissory note held by Nextelligence; (vi) 29,679 shares of Class B common stock held of record by Public Wire, LLC, of which Mr. Mobley is the manager and sole member; and (vii) 2,000 shares of Class B common stock held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Mr. Mobley may be deemed to be the beneficial owner of the securities held of record by Telebrands Corp. and subject to the Voting Trust Agreement by virtue of his position as trustee thereof. Mr. Mobley disclaims beneficial ownership of the securities held of record by Telebrands for which he acts as trustee pursuant to the Voting Trust Agreement. Each share of our Class B common stock is immediately convertible into one share of our Class A common stock.

(3)	The number of shares beneficially owned consists of 804,543 shares of Class A common stock and 777,500 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days February 28, 2025. The address for Mr. Becker is 875 Bainbridge Dr., West Chester, PA 19382.

(4)	The number of shares beneficially owned consists of 810,793 shares of Class A common stock and 777,500 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. address for Mr. Boyko is 108 Zachary court, Forest Hill, MD 21050.

(5)	The number of shares beneficially owned consists of 247,500 shares of Class A common stock and 190,000 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Mr. Coughlin is 493 Ridge Rd PO Box 449, Benton, PA 17814.

(6)	The number of shares beneficially owned consists of 250,000 shares of Class A common stock and 250,000 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Drinkwater III is 241 Atco Ave, Atco, NJ 08004.

(7)	The number of shares beneficially owned consists of 628,125 shares of Class A common stock and 653,125 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Equity Trust is 10746 Havenwood Meadows Dr, Evansville IN 47725.

(8)	The number of shares beneficially owned consists of 1,650,000 shares of Class A common stock and 625,000 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Hill Trust is 5202 Iron Works Way, Wayne PA 1908.

(9)	The number of shares beneficially owned consists of 9,922,243 shares of Class A common stock and 326,895 shares of Class A common stock underlying an immediately convertible promissory note.

(10)	The number of shares beneficially owned consists of 622,877 shares of Class A common stock and 250,000 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Mr. & Mrs. Peterson is 9240 Sloane St, Orlando FL 32827.

(11)	The number of shares beneficially owned consists of 537,500 shares of Class A common stock, 20,319 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days of February 28, 2025 and 812,017 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Mr. Savine is 7726 Schooner Court, Parkland, FL 33067.

(12)	The number of shares beneficially owned consists of 330,189 shares of Class A common stock and 275,000 shares of Class A common stock issuable pursuant to warrants that are exercisable within 60 days of February 28, 2025. The address for Mr. Valdes is 1333 Windowsong Rd, Orlando FL 32809

(13)	Consists of remaining 300 record shareholders who each owns less than 1% of the outstanding shares of our Class A common stock.

PLAN OF DISTRIBUTION

On the day that our shares of Class A common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Class A common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of Class A common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of Class A common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules.

Under Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of Class A common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of Class A common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of Class A common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of Class A common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of Class A common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of Class A common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The above example (including the prices) is provided solely by way of illustration.

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of Class A common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. The Registered Shareholders will not be involved in Nasdaq’s price-setting mechanism, and will not coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of Class A common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of Class A common stock that can be paired off the Current Reference Price, the number of shares of Class A common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of Class A common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of Class A common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly. See “Risk Factors—Risks Related to Ownership of Our Class A common stock — Our listing differs significantly from an initial public offering conducted on a firm-commitment basis. An active trading market may not develop or continue to be liquid and the market price of our shares of Class A common stock may be volatile.”

In addition, to list on Nasdaq, we are also required to have at least three registered and active market makers. We understand that the Advisor intends (but is not obligated) to act as a registered and active market maker, and gather at least two additional firms to act as registered and active market makers. However, any such market-making, if commenced, may be discontinued at any time. Letters of intention to make a market from the Advisor and at least two additional market makers will be provided to Nasdaq prior to any listing.

In addition to sales made pursuant to this prospectus, the shares of Class A common stock covered by this prospectus may be sold by the Registered Shareholders in private transactions exempt from the registration requirements of the Securities Act. However, shares of our Class A common stock do not have a history of trading in private transactions.

Under the securities laws of some states, shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. If any of the Registered Shareholders utilize a broker-dealer in the sale of the shares of Class A common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Shareholder or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal.

We have engaged Maxim as our financial advisor to advise and assist us with respect to certain matters relating to our listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the listing and developing and assisting with our investor communication strategy in relation to this listing. However, the Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or sales of shares of our Class A common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein. We paid the Advisor a fee of $50,000 upon their engagement. Upon consummation of the Direct Listing, we will pay the Advisor 125,000 shares of our Class A common stock, and include such shares in this offering, subject to a leak-out agreement. The Advisor is also entitled to be reimbursed for all reasonable, documented expenses incurred by the Advisor in connection with its engagement, provided that such expenses, other than legal fees, may not exceed $5,000 without our prior authorization.

In addition, pursuant to our agreement with the Advisor, for a period of 18 months from the date of the consummation of the Direct Listing, if we propose to: (i) effect a public offering of our securities on a major U.S. exchange; (ii) effect a private placement of our securities; (iii) enter into certain financing transactions with third parties introduced to us by the Advisor; or (iv) enter into certain other transactions with third parties introduced to us by the Advisor, including, without limitation, a merger, acquisition or sale of stock or assets, or other similar transaction, we are obligated to offer to retain the Advisor as our exclusive underwriter and book running manager, our exclusive placement or sales agent, or our exclusive advisor, as applicable, in connection with such financing or transaction, upon such terms as the Advisor and we may mutually agree, with such terms to be set forth in a separate engagement letter or other agreement between the Advisor and us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Bahnsen Legal Group, PLLC, Boca Raton, Florida.

EXPERTS

Sadler, Gibb & Associates, LLC, independent registered public accounting firm, has audited our financial statements as June 30, 2024 and 2023 and for each of the two years in the period ended June 30, 2024 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Sadler, Gibb & Associates, LLC’s report which includes an explanatory paragraph about the existence of substantial doubt concerning FreeCast’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of Class A common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by the rules and regulations of the SEC. Statements in this prospectus that summarize documents are not necessarily complete, and in each case, you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC from the SEC’s Internet site at www.sec.gov.

Upon the listing of our Class A common stock on Nasdaq, we will become subject to information and periodic reporting requirements of the Exchange Act and we will file annual, quarterly and current reports, proxy statements, and other information with the SEC.

FreeCast, Inc.

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of FreeCast, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FreeCast, Inc. (“the Company”) as of June 30, 2024, and 2023, the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the financial statements, the Company has incurred net losses and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Draper, UT

October 31, 2024

FREECAST, INC.

BALANCE SHEETS

	June 30, 2024	June 30, 2023
		(As Restated)
Assets
Current Assets:
Cash	$5,218,413	$1,634,494
Accounts receivable, net	1,490	3,613
Accounts receivable - related party	274,501	-
Other current assets	45,730	58,398
Total current assets	5,540,134	1,696,505
Non-current assets:
Property and equipment, net	23,579	44,108
Security deposits	126,145	126,145
Operating lease, right-of-use asset	446,675	33,986
Financing lease, right-of-use asset	546	2,060
Total non-current assets	596,945	206,299
Total assets	$6,137,079	$1,902,804
Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$916,336	$1,669,277
Accounts payable and accrued expenses - related party	274,439	1,523,891
Current portion of finance lease obligation	546	1,514
Current portion of operating lease obligation	75,061	37,419
Notes payable - current	-	950,000
Current portion of deferred revenue	72,246	94,700
Total current liabilities	1,338,628	4,276,801
Long term liabilities:
Deferred revenue, net of current portion	12,978	88,071
Notes payable, net of current portion	-	475,356
Notes payable - related party, net of current portion	-	89,289
Convertible notes payable - related parties, net of current portion	-	67,048
Revolving convertible notes payable - related parties, net of current portion and debt discount	2,075,000	4,819,592
Financing lease liabilities, net of current portion	-	546
Operating lease liabilities, net of current portion	380,056	-
Total long-term liabilities	2,468,034	5,539,902
Total liabilities	3,806,662	9,816,703
Commitments and contingencies (Note 10)

Mezzanine equity
Redeemable Series A Preferred Stock, par value $0.0001, 4,000,000 and 0 shares issued and outstanding as of June 30, 2024 and 2023, respectively	120,000,000	-

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized	-	-
Class A common stock, $0.0001 par value, 320,000,000 authorized; 32,993,283 and 21,584,744 shares issued and outstanding as of June 30, 2024 and 2023, respectively	3,299	2,158
Class B common stock, $0.0001 par value, 30,000,000 shares authorized; 6,154,670 and 497,569 shares issued and outstanding, respectively	616	50
Class A Common stock subscriptions, 0 and 625,000 shares, respectively	-	1,250,000
Additional paid-in capital	63,495,755	39,558,930
Accumulated deficit	(181,169,253)	(48,725,037)
Total stockholders’ deficit	(117,669,583)	(7,913,899)
Total liabilities, mezzanine equity and stockholders’ deficit	$6,137,079	$1,902,804

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended June 30,
	2024	2023
		(As Restated)
Net sales
Sales	$241,778	$507,200
Sales - related parties	266,142	-
Total revenue	507,920	507,200

Cost of revenue:
Cost of revenue	336,996	220,147
Total cost of revenue	336,996	220,147

Gross profit	170,924	287,053

Operating costs and expenses:
Compensation and benefits	3,856,857	10,051,576
Sales and marketing expense	616,992	364,246
General and administrative	6,425,862	4,773,128
Total operating expenses	10,899,711	15,188,950

Loss from operations	(10,728,787)	(14,901,897)

Other income (expense):
Interest income (expense), net	(796,126)	(632,307)
Other (expense) income, net	(49,812)	518,977
Gain on the settlement of accounts payable	117,393	1,449,338
Loss on the extinguishment of debt	(988,884)	-
Total other (expense) income	(1,717,429)	1,336,008
Net loss before income tax	$(12,446,216)	$(13,565,889)

Income tax expense (benefit)	-	-

Net loss	(12,446,216)	(13,565,889)

Deemed dividend on warrant modification	-	(2,669,175)
Deemed dividends attributable to accretion of Series A Preferred Stock to redemption value	(5,000,000)
Net loss attributable to common shareholders	(17,446,216)	(16,235,064)

Net loss per common share - basic and diluted	$(0.62)	$(0.81)
Weighted average common shares outstanding - basic and diluted	28,193,649	20,060,495

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR YEARS ENDED JUNE 30, 2024 AND 2023

	Class A Common Stock		Class B Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Deficit

Balance as of June 30, 2022	18,029,119	1,803	497,569	50	256,250	26,984,919	(34,020,441)	(6,777,419)
Cumulative effect of adoption of ASU 2020-06	-	-	-	-	-	(4,494,266)	1,530,468	(2,963,799)
Balance as of July 1, 2022	18,029,119	1,803	497,569	50	256,250	22,490,653	(32,489,973)	(9,741,218)
Class A common stock and warrants issued for cash	3,427,500	343	-	-	-	6,854,657	-	6,855,000
Stock-based compensation	-	-	-	-	-	108,436	-	108,436
Stock-based compensation for warrant modification	-	-	-	-	-	7,179,772	-	7,179,772
Class A common stock subscriptions	-	-	-	-	1,250,000	-	-	1,250,000
Deemed dividends for warrant modification	-	-	-	-		2,669,175	(2,669,175)	-
Shares issued to settle Class A common stock subscriptions	-	13	-	-	(256,250)	256,237	-	-
Net loss	-	-	-	-	-	-	(13,565,889)	(13,565,889)
Balance as of June 30, 2023 (As Restated)	21,584,744	$2,158	$497,569	$50	$1,250,000	$39,558,930	$(48,725,037)	$(7,913,899)
Stock based compensation	-	-	-	-	-	56,411	-	56,411
Shares issued to settle common stock subscriptions	30,764,789	3,077	969,601	97	(18,658,854)	18,655,680	-	-
Conversion of Revolving convertible notes payable - related parties into common stock subscriptions	-	-	-	-	14,747,426	-	-	14,747,426
Conversion of Notes payable - related party into common stock subscriptions	-	-	-	-	329,495	-	-	329,495
Conversion of Notes payable into common stock subscriptions	-	-	-	-	1,740,344	-	-	1,740,344
Issuance of common stock subscriptions in lieu of accounts payable and accrued expenses - related party	-	-	-	-	591,589	-	-	591,589
Common stock issued for cash	643,750	64	-	-	-	5,149,936	-	5,150,000
Warrants issued for services	-	-	-	-	-	75,267	-	75,267
Cashless exercise of Class B warrants	-	-	4,687,500	469	-	(469)	-	-
Shares cancelled and exchanged for redeemable Series A preferred stock	(20,000,000)	(2,000)	-	-	-	-	(114,998,000)	(115,000,000)
Remeasurement of Series A Preferred Stock to redemption value	-	-	-	-	-	-	(5,000,000)	(5,000,000)
Net loss	-	-	-	-	-	-	(12,446,216)	(12,446,216)
Balance as of June 30, 2024	32,993,283	3,299	6,154,670	616	-	63,495,755	(181,169,253)	(117,669,583)

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF CASH FLOWS

	For the Year ended June 30,
	2024	2023
		(As Restated)
Cash flows from operating activities:
Net loss	$(12,446,216)	$(13,565,889)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization expense	23,690	41,362
Inventory write-off	-	68,899
Bad debt expense	-	790
Amortization of operating lease expense, right of use asset	85,179	84,927
Stock-based compensation	56,411	108,436
Stock-based compensation for warrant modification	-	7,179,772
Warrants issued for services	75,267	-
Gain on settlement of accounts payable	(117,393)	(1,449,338)
Loss on the extinguishment of debt	988,884	-
Changes in operating assets and liabilities:
Accounts receivable	2,123	9,457
Accounts receivable - related party	(274,501)	-
Deferred Offering Costs	-	65,044
Other current assets	12,668	(18,967)
Operating lease liability	(80,170)	(71,898)
Accounts payable and accrued expenses	(540,730)	27,590
Accounts payable and accrued expenses - related party	1,004,415	584,820
Deferred revenue	(97,547)	(224,561)
Net cash used in operating activities	(11,307,920)	(7,159,556)

Cash flows from investing activities:
Purchase of property and equipment	(1,647)	(4,253)
Net cash used in investing activities	(1,647)	(4,253)

Cash flows from financing activities:
Proceeds from issuance of Class A common stock and warrants	5,150,000	6,855,000
Proceeds from Class A common stock to be issued	-	1,250,000
Bank overdraft	-	(47,010)
Payments on finance lease	(1,514)	(1,344)
Proceeds from notes payable - related party	-	2,500
Repayments on notes payable - related party	-	(32,034)
Proceeds from revolving notes payable - related party	8,320,000	1,067,858
Repayments on revolving notes payable - related party	-	(597,500)
Proceeds from convertible notes payable - related party	2,075,000	300,000
Repayments of notes payable	(650,000)	-
Net cash provided by financing activities	14,893,486	8,797,470

Net change in cash	3,583,919	1,633,661
Cash, beginning of period	1,634,494	833
Cash, end of period	$5,218,413	$1,634,494

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Shares issued to settle common stock subscriptions	$18,658,854	$256,250
Settlement of debt through common share subscriptions - related party	$870,174	$-
Settlement of debt and accounts payable through common share subscriptions	$15,549,796	$-
Right of use asset acquired during the period	$497,868	$-
Series A Preferred Stock issued for Cancellation of Class A common stock	$115,000,000	$-
Remeasurement of Series A Preferred Shares to redemption value	$5,000,000	$-

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 and 2023

Note 1 – Organization and Description of Business

FreeCast, Inc. (the “Company”) developed and markets an interactive digital media guide that facilitates access to a virtual library of entertainment media. The Company is based in Orlando, Florida and was founded in 2011 as a Florida Corporation. The Company’s primary products are SmartGuide and Select TV. Both SmartGuide and Select TV utilize the Company-designed proprietary technology that searches, and aggregates internet distributed streaming media into an electronic media guide. SmartGuide is licensable to brands/manufacturers of devices with large online user bases, while Select TV is a retail package that is sold by monthly and/or annual subscriptions.

Going Concern

The Company has incurred recurring losses from operations since inception, accumulating a deficit of approximately $181.2 million as of June 30, 2024. For the years ended June 30, 2024 and 2023, the Company incurred a net loss of approximately $12.4 million and $13.6 million, respectively. The Company may incur additional losses and negative operating cash flows in the future. Failure to generate sufficient revenues, reduce spending or raise additional capital could adversely affect the Company’s ability to achieve its intended business objectives. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Since the inception of the Company in 2011, the operations of the Company have been funded primarily through sales of Class A common stock to private investors, debt financing and exchange of Class A common stock for services received by the Company. Management cannot be certain that additional funding will be available on acceptable terms, or at all. Management plans include raising additional capital through the sale of equity and debt securities, along with exploring additional avenues to increase revenues. To the extent that the Company raises additional funds by issuing equity securities, the Company’s shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business.

The accompanying financial statements for the years ended June 30, 2024 and 2023 have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the remaining 2024 calendar year, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with GAAP and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Use of Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable realization, the valuation allowance on deferred tax assets, the valuation of the Company’s Class A common stock, redeemable series A preferred stock, options, warrants and revenue recognition.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value.

Accounts receivable

Accounts receivables are unsecured and are derived from revenue earned from customers. For accounts receivable, the Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. Accounts receivables are reported net of an allowance for doubtful accounts when applicable. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance at each reporting date. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company recognized bad debt expense for the year ended June 30, 2024 and 2023 of $0 and $790, respectively. The balance of allowance for doubtful accounts as of June 30, 2024 and 2023 was $0.

Inventory

Merchandise inventory consists solely of finished goods and is valued at the lower of cost (first-in, first-out) or net realizable value. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and our ability to sell the product(s) concerned. Demand for our products can fluctuate significantly. Factors that could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in a reduction in the rate of orders and reorders placed by customers. Additionally, our management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. For the fiscal year ended June 30, 2023, the Company recognized a provision to reduce inventory by $68,899 as the inventory was deemed obsolete.

Property and Equipment

Property and Equipment are stated at cost, less accumulated depreciation. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which generally range from three to five years. Maintenance and repairs are charged against expense as incurred.

Leases

Effective July 1, 2019, we adopted ASC 842, Leases. Under ASC 842, we determine if a contractual arrangement is, or contains, a lease at the inception date. Right-of-use (“ROU”) assets and liabilities related to operating leases and finance leases are separately reported in the balance sheets.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, we utilize our incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that a lessee would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term in a similar economic environment. Operating lease ROU assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term.

The ROU assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes,” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

Modifications to Equity-classified Instruments

A change in the terms or conditions of a warrant is accounted for as a modification. For a warrant modification accounted for under ASC 815, the effect of a modification shall be measured as the difference between the fair value of the modified warrant and the fair value of the original warrant immediately before its terms are modified, with each measured on the modification date. The accounting for incremental fair value of the modified warrants over the original warrants is based on the specific facts and circumstances related to the modification. When a modification is directly attributable to an equity offering, the incremental change in fair value of the warrants is accounted for as an equity issuance cost. When a modification is directly attributable to a debt offering, the incremental change in fair value of the warrants is accounted for as a debt discount or debt issuance cost. For all other modifications accounted for under ASC 815, the incremental change in fair value is recognized as a deemed dividend.

The Company modified certain equity-classified warrants in the year ending June 30, 2023 (see Note 9).

Redeemable Series A Preferred Stock

The Company applies the guidance enumerated in ASC 480, when determining the classification and measurement of preferred stock. Preferred stock subject to mandatory redemption, if any, is classified as a liability and is measured at fair value. The Company classifies conditionally redeemable preferred stock, which includes preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as mezzanine equity. At all other times, the Company classifies its preferred stock in stockholders’ equity. The Company subsequently measures mezzanine equity to redemption value when the instrument is currently redeemable or when it is probable the instrument will become redeemable. Given the redemption rights are not solely within the Company’s control because the Company’s CEO, William Mobley is able to force the Company to redeem the shares for cash, the Company classifies the Series A Preferred Stock as mezzanine equity pursuant to ASC 480-10-S99. The Company has adjusted the value of the Series A Preferred shares to its maximum redemption amount as the instrument is currently redeemable.

Revenue Recognition

Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company’s contracts include various product or services or a combination of both, which are generally capable of being distinct and are accounted for as separate performance obligations. The Company’s contracts may contain multiple distinct performance obligations.

The Company estimates the transaction price of a contract based on the expected value for which a significant reversal of revenue is not expected to occur. We generally determine stand-alone selling prices based on the prices charged to customers.

In arrangements with multiple performance obligations, the estimated transaction price of each contract is allocated to each distinct performance obligation based on relative stand-alone selling price (“SSP”). For performance obligations routinely sold separately, the SSP is determined by evaluating such stand-alone sales. For those performance obligations that are not routinely sold separately, the SSP is determined based on market conditions and other observable inputs.

Subscription Revenue

The Company no longer generates subscription revenue through renewal sales of Rabbit TV and Rabbit TV Plus, or through Select TV and Streaming TV Kits, which operated as the successor products to Rabbit TV and Rabbit TV Plus. In October 2022, the Company’s SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were discontinued. The Company rebranded to the corporate namesake FreeCast.com and relaunched its SmartGuide as a free registration subscription service. SmartGuide is the Company’s internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to its customers through Wi-Fi-enabled devices that support streaming video.

The Company does, however, sell monthly subscriptions for premium content purchased through its SmartGuide for varying fees for different content. Revenue from such premium subscription fees is recognized on a gross basis over the service period as the Company is deemed to be the principal in the relationship with the end user. The Company controls the content before transferring it to the end user and has latitude in establishing pricing. The Company both retransmits and “ingests” and distributes content.

Subscription revenue is derived from online sales through search engine optimization, search engine marketing, various marketing advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers of our Value Channels subscription service. Value Channels subscription contains 17 cable channels and sells on a monthly subscription or annual fee. Value Channels is integrated into the initial FreeCast.com free registration and then offered as an upgrade. Both FreeCast.com (free registration) and Value Channels is available in various streaming Smart TV models (Google TV’s, Amazon Fire TV’s, LG, Samsung, TCL, Sony, and others), plus Streaming Devices (Amazon Fire, Google ChromeCast, Apple TV), PC’s/Laptops and mobile apps for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. The Company no longer offers SelectTV lifetime subscriptions, which was initially deferred and recognized over a five-year period. All subscription fees are collected at the time of purchase.

FAST (Free Ad-Supported TV)

We provide FAST channel buildouts that includes post-production editing, motion graphics, channel assembly and content acquisitions. We charge the customers based on time incurred for the services plus a reasonable margin in addition to any additional out-of-pocket cost incurred that is charged at cost to us. Revenue is recognized when services are performed. The Company charges a monthly platform fee for distributing the FAST channel on its platform. Revenue is recognized at the point in time when the content is available on the digital platform.

Deferred revenue balances as of June 30, 2024 and 2023:

	As of June 30,
	2024	2023
Deferred revenue, current portion	72,246	94,700
Deferred revenue, non-current portion	12,978	88,071
Total deferred revenue	$85,224	$182,771

Deferred revenue reflects consideration invoiced prior to the completion of performance obligations and revenue recognition. Deferred revenue consists primarily of subscriptions for multiple months purchased upfront and recognized ratably over the term of the subscription. Revenue recognized during the year ended June 30, 2024 from amounts included in the total deferred revenue as of June 30, 2023 was $94,714. Revenue recognized during the year ended June 30, 2023 from amounts included in the total deferred revenue as of June 30, 2022 was $228,640.

Revenue allocated to remaining performance obligations represents revenue that has not yet been recognized which consist primarily of subscriptions for the remaining months of the subscription agreement. The unrecognized revenue for these remaining performance obligations or deferred revenue balance was $85,224 as of June 30, 2024. The Company shall recognize the deferred revenue balance ratably over the following periods:

Period	Amount
Between July 2024 and June 2025	$72,246
Between July 2025 and June 2026	$10,273
Between July 2026 and February 2029	$2,705

Product Sales

Beginning in 2023, in conjunction with the release of our new product FreeCast Home, we started recognizing contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For our physical product sales, our performance obligations are satisfied at that time.

Other Revenue

Other revenue includes licensing, advertising and referral fee revenue. The Company generates revenue through free registrations of FreeCast.com by partnering with retailers, manufacturers, operators and/or distributors of streaming devices, mobile phones, broadband carriers, broadcasters, property management, multi-dwelling developers, builders, and various mass consumer communities of streaming tv watchers. A FreeCast.com license is freely provided per registered consumer marketed by distributors in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. Affiliate commissions are earned and then shared from third-party advertisement service providers, pay-per-view movie or series distributors, and live events tickets sales for such things as professional boxing or concerts. These license arrangements have not resulted in significant revenue to date.

The Company generates advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, it provides the agencies and brokers the ability to sell advertising on its service directly to advertisers. The Company reports this revenue net of amounts due to agencies and brokers because the Company is neither the primary obligor under these arrangements, nor does it set the pricing or establish or maintain the relationship with the advertisers.

Referral fee revenue is generated through premium services which are also available on our platform, for an additional fee, to allow single or time-limited use of private, decrypted viewing of movies, sporting events, concerts or other types of events.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents of the Company are exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institutions holding its cash and cash equivalents to the extent of amounts recorded on the balance sheet. The cash accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30, 2024, the Company’s cash balance exceeded the FDIC insured limit by $4,968,331.

As of June 30, 2024, the Company had two related party customers, Test Drive Live Inc. and Celebrity Cigars, Inc. 61.4% and 34.9%, respectively, of the Company’s receivables. As of June 30, 2023, the Company had no customers that accounted for 10% or more of the Company’s receivables.

As of June 30, 2024, the Company had two related party customers, Test Drive Live Inc. and Celebrity Cigars, Inc. 33.4% and 19.0%, respectively, of the Company’s revenues. As of June 30, 2023, the Company had no customers that accounted for 10% or more of the Company’s revenues.

Cost of Revenue

Cost of revenue consists primarily of subscription costs and FAST streaming costs such as third-party hosting costs, infrastructure costs and salaries and benefits related to employees for our customer support. The Company makes payments to third-party ad servers in the period in which the advertising impressions are delivered, or click-through actions occur, and accordingly records this as a cost of revenue in the related period. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. Cost of revenue also consists of FAST channel buildout costs such as the salaries and benefits related to employees, facility related expenses and information technology associated with supporting these buildouts.

Sales and Marketing

Sales and marketing consist primarily of contracts with third-party operators as well as employee-related costs, including, and commissions related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 —	quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 —	observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 —	assets and liabilities whose significant value drivers are unobservable.

The Company applies fair value accounting for all assets and liabilities that are recognized or disclosed at fair value in the financial statements. The carrying amounts reported in the financial statements for cash, accounts receivable, accounts payables and accrued liabilities approximate their fair value due to their short-term nature.

Stock-Based Compensation

Stock-based compensation issued is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis. The Company will recognize compensation expense, measured as the fair value of the stock-based compensation on grant date, when a performance condition is considered probable of occurring. For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, the Company uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of warrants granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s Statements of Operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements.

In accounting for modifications of equity-classified warrants held by employees, it is the Company’s policy to determine the impact by analogy to the share-based compensation guidance of ASC 718, Compensation - Stock Compensation (“ASC 718”). The model for a modified share-based payment award that is classified as equity and remains classified in equity after the modification is addressed in ASC 718-20-35-3. Pursuant to that guidance, the incremental fair value from the modification is recognized as stock-based compensation expense in the statements of operations to the extent the modified instrument has a higher fair value. The Company modified certain equity-classified warrants held by employees in the year 2023 (see Note 9).

Loss Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Gain on Settlement of Accounts Payable

In March 2024, the Company entered into a settlement agreement with a vendor, in which the Company agreed to pay the vendor a total of $239,000, a reduction in the amount owed of $117,393. During the year ended June 30, 2024, the Company recognized a gain on the settlement of accounts payable of $117,393 on the Statements of Operations upon payment of the $239,000 and being released from the remaining liability.

On July 14, 2022, the Company entered into a settlement agreement with a vendor, in which the Company agreed to pay the vendor a total of $150,000, a reduction in the amount owed of $1,599,338. During the year ended June 30, 2023, the Company recognized a gain on the settlement of accounts payable of $1,449,338 on the Statements of Operations upon payment of the $150,000 and being released from the remaining liability.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common shareholders of the Company by the weighted average number of shares of all classes of Class A common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of Class A common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the fiscal years ended June 30, 2024 and 2023, respectively.

	For the Fiscal Year Ended June 30,
	2024	2023
Convertible debt and liabilities	263,016	12,778,418
Options	932,592	807,662
Warrants	8,156,087	13,056,087
Total	9,351,695	26,642,167

Recently Issued Accounting Pronouncements

The Company has reviewed the recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC, and determined that these pronouncements do not have a material impact on the Company’s current or anticipated consolidated financial statement presentation or disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 requires that an entity, on an annual basis, disclose additional income tax information, primarily related to the rate reconciliation and income taxes paid. The amendment in the ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The ASU’s amendments are effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact that adoption of ASU 2023-09 will have on its financial statements.

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instrument (“ASU 2016-13”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 was effective for the Company beginning July 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Note 3 – Retrospective Adjustments to Company Stock

On May 10, 2024, the Company effected a 1-for-2 reverse stock split (“Reverse Split”) and concurrently designated two classes of common stock: Class A common stock and Class B common stock. All of the Company’s then outstanding shares of common stock were automatically reclassified as Class A common stock, except for shares of common stock held by William A. Mobley, Jr., the Company’s founder, Chief Executive Officer and Chairman of the Company’s board of directors, whose common shares were reclassified as Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 15 votes and may be converted at any time into one share of Class A common stock. Each share of Class B common stock will automatically convert into one share of Class A common stock upon any sale or transfer thereof, subject to certain exceptions. Shares of Class B common stock may only be issued to and held by Mr. Mobley.

In conjunction with the Reverse Split, the Company amended and restated its articles of incorporation to authorize the issuance of 320,000,000 shares of Class A common stock, 30,000,000 shares of Class B common stock and 5,000,000 shares of preferred stock (“Amendment”).

The Reverse Split also applied to Class A common stock and Class B common stock issuable upon the exercise of the Company’s outstanding warrants, the warrant exercise price, outstanding stock options, stock option exercise price, and stock options plan. All warrants and stock options outstanding are convertible into shares of Class A common stock, except for outstanding warrants and stock options held by Mr. Mobley, which are convertible into shares of Class B common stock. Fractional shares which would otherwise result from the Reverse Split were rounded up to the nearest whole share. All information included in these financial statements has been adjusted, on a retrospective basis, for all periods presented to reflect the Reverse Split and Amendment, unless otherwise stated.

Note 4 – Inventory

Inventory consists of finished goods purchased for resale and is stated at the lower of cost (first in, first out method) or net realizable value. The Company recognized $0 and $68,899 in inventory obsolescence for the fiscal years ended June 30, 2024 and 2023, respectively, which is classified in cost of revenue in the Statements of Operations. The inventory and remaining allowance was fully written off during the year ended June 30, 2023. The Company inventory balance as of June 30, 2024 and 2023 was $0.

Note 5 – Property and Equipment

Property and equipment, net consisted of the following:

	June 30,	June 30,
	2024	2023

Property and equipment	$148,382	$146,735

Less: accumulated depreciation	(124,803)	(102,627)

Property and equipment, net	$23,579	$44,108

Depreciation expense was $22,176 and $24,674 for the years ended June 30, 2024 and 2023, respectively, and is classified in general and administrative expenses in the Statements of Operations.

Note 6 – Intangible Assets

Intangible assets, net as of June 30, 2024 and 2023 consisted of the following:

	June 30,
	2024	2023

Internal Use Software	$105,000	$105,000

Less accumulated amortization	(105,000)	(105,000)

Net carrying value	$—	$—

During the fiscal years ended June 30, 2024 and 2023, the Company recorded total amortization expense of $0 and $15,343, respectively.

As of June 30, 2024 and 2023, the Company has fully amortized the internal use software.

Note 7 – Deferred Offering Costs

As of June 30, 2024 and 2023, the Company had deferred offering costs of $0, related to the Company’s pending equity raise and filing of Form S-1 with the Securities and Exchange Commission. Costs incurred are in accordance with ASC 340-10-S25 and are deferred and netted against proceeds of the equity raise or expensed if no raise is completed. The Company elected to expense the entire deferred offering cost balance during the year ended June 30, 2023, due to the extended delay of over 90 days. The expense was recorded in general and administrative expense in the accompanying statement of operations.

Note 8 – Debt

Convertible Note Payable – Related Party

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley, loaned the Company $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, is in default and remains as an on-demand liability of the Company. As of June 30, 2023 and June 30, 2022, accrued interest charges related to this loan were $19,003, and $10,191, respectively. During the fiscal years ended June 30, 2024 and 2023, the Company did not pay any interest towards this loan. The note is convertible into shares of Class B common stock at a conversion price of $0.50 per share.

The note was converted on March 29, 2024. As of March 29, 2024 and June 30, 2023, accrued interest charges related to this loan were $25,020 and $19,003, respectively. The outstanding principal and accrued interest balance on March 29, 2024 of $92,068 was subsequently converted into 184,136 shares of Class B common stock. As of June 30, 2024 and June 30, 2023, the outstanding principal and interest due to William Mobley was $0, and $86,051, respectively.

On May 3, 2024, the Company signed a convertible promissory note with Nextelligence in the principal amount of $1,000,000. Outstanding principal accrues interest at 12% per annum and is due and payable no later than May 3, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, the Company borrowed an additional $1,075,000 from Nextelligence. As of June 30, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,075,000 and $29,129, respectively.

Notes Payable – Related Parties

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $66,380, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024.

On March 29, 2024, the Company entered into a “Debt Conversion Agreement” with Public Wire to convert the outstanding principal and interest of the note payable at a conversion price of $4.00 per share. The total outstanding principal of $89,289 and accrued interest of $29,425, total of $118,714, was converted into 29,679 shares of Class B common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $118,714. As of March 31, 2024 and June 30, 2023, accrued interest related to this loan was $0 and $21,411, respectively. During the fiscal years ended June 30, 2024 and 2023, the Company did not pay interest related to this loan. As of June 30, 2024 and 2023, the outstanding principal and interest due to Public Wire was $0 and $110,700, respectively.

Revolving Convertible Notes Payable – Related Parties

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence, which is a related party that is majority owned and controlled by our CEO, which was amended and restated as of July 2, 2018, for an amount up to $1,000,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrued interest at 12% per annum and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of the Company’s Class A common stock at a conversion price of $0.50 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of the Company’s until June 30, 2021.

On June 30, 2021, the Company entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $0.50 per share.

The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023, and as such, has not recognized any beneficial conversion feature or amortization expense during the year ended June 30, 2024.

On March 29, 2024, the Company approved to convert all outstanding principal and accrued interest into common shares at the conversion price of $0.50 per share. The principal of $13,139,473 and accrued interest of $1,607,952, total of $14,747,425, was converted into 29,494,851 shares of Class A common stock. As of June 30, 2023, the principal and accrued interest related to this loan was $4,819,592 and $892,007, respectively.

Notes Payable

U.S. Premium Finance note payable

On September 15, 2016, the Company entered into an agreement with U.S. Premium Finance to provide financing in an aggregate amount of $1,967,450 for the insurance premium associated with both D&O and Workers Compensation policies. Both policies commenced September 15, 2016, and provided coverage for the next 36 months, expiring September 15, 2019. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $58,957, paid over 36 months, with the final payment on October 15, 2019.

The U.S. Premium Finance agreement dated September 15, 2016 was secured against all rights, title, and interest associated with the D&O and Workers Compensation policies. As part of the legal costs associated with obtaining premium financing, on September 19, 2016, the Company agreed to pay a loan origination fee in the amount of $98,250. The loan origination fee was recorded as a debt discount and amortized over the life on the policy, maturing September 2019.

On April 18, 2017, the Company entered into an additional agreement with U.S. Premium Finance. The Company received $568,935 in net proceeds from the premium financing agreement. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $29,705, paid over 20 months, with the final payment on December 15, 2018.

The U.S. Premium Finance agreement dated April 18, 2017 was secured against all rights, title, and interest associated with the general liability insurance policy. As part of the legal costs associated with obtaining premium financing, on April 18, 2017 the Company incurred and capitalized a loan origination fee in the amount of $28,348. The loan origination fee was amortized over the life of the policy, maturing December 2018, which has been fully amortized.

On November 13, 2019, the Company settled the outstanding liability with U.S. Premium Finance, in which the Company agreed to pay $1,000,000 in various installments, with the last payment due on December 5, 2022. In adherence to the conditions of the agreement, the Company paid $350,000 towards the outstanding balance of the loan between January 2020 and December 2021 leaving a principal balance of $650,000. The Company made no payments and recognized no interest during the year end June 30, 2023.

As part of a court order in January 2024, the Company paid the outstanding balance of $650,000 plus interest and fees of $57,489 to U.S Premium Finance and as such, derecognized the outstanding liability. As of June 30, 2024 and 2023, the balance due was $0 and $650,000, all of which was current, respectively.

Unrelated third party notes payable

On October 22, 2019, the Company entered into a promissory note with unrelated third party for the amount of $250,000, at an interest at 6% per annum. Effective, June 30, 2021, the Company combined all previous principal of $250,000 and interest of $25,356 related to this loan and extended the maturity date to June 30, 2024 as per the second amendment to the agreement. On March 29, 2024, the Company came to an agreement with the lender to convert all of the outstanding principal and interest on the note into common shares at a conversion price of $4.00 per share. The total principal of $275,356 and accrued interest of $45,400, for a total of $320,076, was converted into 80,189 shares of Class A common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $320,076. As of June 30, 2024 and 2023, accrued interest charges related to this loan were $0 and $33,043, respectively. During the fiscal years ended June 30, 2024 and 2023, the Company did not pay any interest towards this loan. As of June 30, 2024 and 2023, the outstanding principal and interest due was $0 and $308,399, respectively.

Between March 2022 and June 2022, an unrelated third party, loaned the Company $200,000, at an interest rate of 6% per annum. In August 2022, the unrelated third party loaned the Company an additional $100,000. The notes matured on March 1, 2023, and were in default until a renewal and consolidating note was entered into as of August 1, 2023 in the principal amount of $320,384. The interest rate under the renewal note is 6% per annum, and it matures on July 31, 2024. On March 29, 2024, the Company came to an agreement with the lender to convert all of the outstanding principal and interest on the note into common shares at a conversion price of $4.00 per share. The total principal of $320,384 and accrued interest of $12,692, for a total of $333,076, was converted into 83,269 shares of Class A common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $333,076. As of June 30, 2024 and 2023, accrued interest related to these loans were $0 and $18,805, respectively. During the fiscal years ended June 30, 2024 and 2023, the Company did not pay interest related to these loans. As of June 30, 2024 and 2023, the outstanding principal and interest due was $0 and $318,805, respectively.

On November 18, 2022, the Company entered into a loan agreement with two unrelated parties for the aggregate amount of $200,000, at an interest rate of 6% compounded annually. The loan matures on December 1, 2024. On March 29, 2024, the Company came to an agreement with the lenders to convert all of the outstanding principal and interest on the notes into common shares at a conversion price of $4.00 per share. The total principal of $200,000 and accrued interest of $16,340, for a total of $216,340, was converted into 54,085 shares of Class A common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $216,340. As of June 30, 2024 and 2023, accrued interest related to the loan was $0 and $7,364, respectively. During the fiscal years ended June 30, 2024, the Company did not pay interest on the loan. As of June 30, 2024 and 2023, the outstanding principal and interest due on the loan was $0 and $207,364, respectively.

The notes payables as of June 30, 2024 and 2023 are summarized as follows:

			June 30,
Lender	Interest Rate	Maturity	2024	2023
U.S. Premium Finance	4.99%	12/5/2022	$-	$650,000
Unrelated third party	6.00%	6/30/2024	-	275,356
Unrelated third party	6.00%	3/1/2023	-	300,000
Unrelated third party	6.00%	12/1/2024	-	200,000
			-	1,425,356
		Less notes payable - current	-	950,000
		Notes payable, net of current portion	$-	$475,356

Note 9 – Stockholders’ Deficit and Mezzanine Equity

Preferred Stock

The Preferred Stock is divided into series, with the first series designated “Series A Preferred Stock” and consisting of 4,000,000 shares (the “Series A Shares”). Our board of directors may designate the remaining 1,000,000 authorized but unissued shares of Preferred Stock with such rights and privileges as the board of directors may determine without notice to our shareholders and without shareholder approval.

As of June 30, 2024 and 2023, there were 4,000,000 and 0 shares of Series A Preferred Stock issued and outstanding, respectively.

On May 16, 2024, in conjunction with the Reverse Split and Amendment, the Company’s largest shareholder Nextelligence, Inc., which is a related party and controller by the Company’s CEO, agreed to forfeit and cancel 20,000,000 shares of Class A common stock in exchange for the issuance of 4,000,000 shares of Series A preferred stock.

The Company determined the Series A Preferred Stock is classified as temporary mezzanine equity because the redemption rights are not solely within the Company’s control because the Company’s CEO, William Mobley is able to force the Company to redeem the shares for cash. Accordingly, the Company classifies the Series A Preferred Stock as mezzanine equity pursuant to ASC 480-10-S99. The Company accounted for the issuance of the Series A Preferred Stock at its fair value of $115,000,000. Subsequently, the Company has adjusted the carrying value of the Series A Preferred shares to its maximum redemption amount, which is $30 per share or $120,000,000 in the aggregate, given the instrument is currently redeemable.

The initial fair value of the Series A Preferred Stock was valued using a discounted cash flow and back solve method to determine $28.75 per share or $115,000,000 in the aggregate. The significant inputs were as follows: perpetual growth rate of 3%, market change factor of 5.8%, liquidity event of 1 year, volatility of 71.69% and risk-free rate of 5.13%. The accretion of $5,000,000 to redemption value was recorded as a deemed dividend and is disclosed on the statement of operations.

The following table illustrates the redemption value of the shares of Series A preferred Stock in the offering:

Redeemable Series A Preferred Stock
Initial fair value of the Series A Preferred Stock	115,000,000
Accretion of Series B issuances	5,000,000
Balance as of June 30, 2024	120,000,000

A summary of the powers, preferences, rights, privileges, restrictions, and other matters relating to the Series A Shares are as follows:

Dividends. In any fiscal year Series A Shares are outstanding where the Company has revenue of more than $50,000,000, the holder of the Series A Shares (the “Series A Shareholder”) shall be entitled to receive an annual cash dividend equal to ten percent of any revenue above $50,000,000 (the “Annual Dividend Payment”). Subject to meeting the above criteria for such fiscal year, Annual Dividend Payments shall continue until such time as the aggregate amount of all Annual Dividend Payments is equal to the lesser of: (i) $160,000,000; or (ii) the product of the then number of outstanding shares of Series A Preferred Stock and $40 (as may be adjusted for any subdivisions or combinations) (the “Maximum Dividend Payment”). Notwithstanding the above, such dividends shall be payable only to the extent permitted by law out of assets legally available therefore. No dividends shall be paid on any Common Stock during any fiscal year of the Company until the Annual Dividend Payment on the Series A Shares shall have been paid or declared and set apart during that fiscal year.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series A Shareholder is entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock, or other junior equity security by reason of their ownership thereof, an amount per Series A Share equal to $30 (as may be adjusted for any subdivisions or combinations) (the “Liquidation Amount”). If upon the occurrence of such event, the assets and funds to be distributed to the Series A Shareholder are insufficient to permit the payment to the Series A Holder of the full preferential Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed to the Series A Shareholder. After the distribution described above has been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by them. Any change in ownership or fundamental change shall be treated as a liquidation, dissolution or winding up of the Company, and shall entitle the Series A Shareholder and the holders of Common Stock to receive at the closing cash, securities or other property as specified above. Whenever the distribution provided for in this section shall be payable in securities or other property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the board of directors of the Company.

Redemption by the Company. The Company has the right at any time (the “Call Right”), but not the obligation, to cause the Series A Shareholder to sell some or all of the Series A Shares to the Company at the purchase price per share of $30 (as may be adjusted for any subdivisions or combinations) (the “Call Purchase Price”). If the Company desires to purchase the Series A Shares, the Company shall deliver to the Series A Shareholder a written notice (the “Call Exercise Notice”) exercising the Call Right. The closing of any sale of Series A Shares shall take place on a date (the “Call Right Closing Date”) no later than ten days following receipt by the Series A Shareholder of the Call Exercise Notice.

Voting Rights. Except as otherwise required by law, the Series A Shares have no voting rights or powers on any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of a meeting).

Conversion Rights. Except as otherwise required by law, the Series A Shares have no conversion rights or powers to convert into any other capital stock or security of the Company.

Transfers. Except as otherwise required by law, the Series A Shareholder has no rights or powers to enter into and/or consummate any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of one or more of the Series A Shares or any legal or beneficial interest in the Series A Shares, whether or not for value and whether voluntary or involuntary, without the prior written consent of the Company, in its sole discretion.

The Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Common Stock

On May 9, 2024, the Board of Directors approved a reverse stock split of 1-for-2 for both Class A and Class B common shares. The financial statements have been retrospectively updated to reflect this change. Par value of the shares was maintained at $0.001 per share.

As of June 30, 2024 and June 30, 2023, the Company is authorized to issue 320,000,000 shares of Class A common stock and 30,000,000 shares of Class B common stock at a par value of $0.0001 per share.

As of June 30, 2024 and June 30, 2023, the Company had shares of Class A common stock outstanding of 32,993,283 and 21,584,744, respectively. As of June 30, 2024 and 2023, the Company had shares of Class B common stock outstanding of 6,154,670 and 497,569, respectively.

In general, except with regards to voting rights described below, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. Without limiting the generality of the foregoing: (a) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Company’s capital stock entitled to vote thereon (whether or not the Company is the surviving entity), the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of Class B Common Stock and the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of Class B Common Stock; and (b) in the event of (i) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Company is a party or (ii) any tender or exchange offer by the Company to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Common Stock and the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Stock.

With regards to voting rights, the holders of shares of Class A Common Stock and Class B Common Stock vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the shareholders of the Company. However, each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of the Company, and the holder of shares of Class B Common Stock shall be entitled to fifteen (15) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of the Company.

Class A common stock Subscriptions

In the year ended June 30, 2023, the Company received deposits in the amount of $1,250,000 for 625,000 common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in July 2023.

Warrants

The Company from time-to-time issues warrants in conjunction with equity financing and to employees and non-employees for services.

During the year ended June 30, 2024, the Company issued warrants to purchase an aggregate of 100,000 shares of Class A common stock of the Company to an employee for services. The warrants vest over a twelve-month term and have an exercise price of $2.00 per share. As a result, the Company recognized stock-based compensation of $75,267 during the fiscal year ended June 30, 2024. Under the Black-Scholes-Merton option pricing model the fair value of the warrants at time of issuance was approximately $572,343, the Company will amortize the fair value over 12 months as compensation and benefits expense in the accompanying statement of operations. The significant inputs were as follows: Class A common stock fair value of $7.32, volatility of 61.67%, term of 3 years and risk-free rate of 4.66%.

On May 1, 2023, the Company issued warrants to Gary Engel, the Company’s Chief Marketing Officer, to purchase 12,500 shares of our Class A common stock, exercisable at $6.00 per share, issued in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. Under the Black-Scholes-Merton option pricing model the fair value of the warrants at time of issuance was approximately $7,666, the Company will amortize the fair value over 12 months as compensation and benefits expense in the accompanying statement of operations. The significant inputs were as follows: Class A common stock fair value of $1.80, volatility of 92.1%, term of 3 years and risk-free rate of 3.85%.

During the period July 1, 2022 to June 12, 2023, the Company issued warrants to purchase an aggregate of 4,052,500 (625,000 shares related to the Class A common stock subscription) shares of Class A common stock of the Company to non-employees in conjunction with Class A common stock purchases of $8,105,000 ($1,250,000 related to the Class A common stock subscription) in the aggregate.

Warrant Modification

Effective as of June 15, 2023, the Company authorized and approved the reissuance of 75 expired warrants held by non-employees and 4 expired warrants held by an employee (“Expired Warrants”) to purchase an aggregate of 7,637,962 shares of the Company’s Class A common stock, at a purchase prices from $0.50 to $8.00 per share, all of which had expired without being exercised, and the modification of 61 outstanding warrants held by non-employees and 1 warrant held by an employee (“Reissued Warrants”) to purchase an aggregate of 4,105,625 shares of the Company’s Class A common stock, at a purchase prices from $3.50 to $6.00 per share, that by their terms will expire if not exercised on or prior to dates ranging from February 10, 2024 to September 30, 2025. The Company reissued the Expired Warrants and modified the Reissued Warrants (collectively “Warrant Modification”) by extending the expiration date to December 31, 2025 and maintaining all other terms in the original warrant agreements.

The value of the Warrant Modification to purchase an aggregate of 11,743,587 shares was calculated using the Black-Scholes-Merton option pricing model. The incremental fair value attributable to the Expired Warrants and Reissued Warrants, which was measured at the amount equal to the incremental value reflecting in the change in fair value of the warrants before and after the Warrant Modification, was calculated at $9,848,947. The portion of the incremental fair value related to non-employee warrants that were initially issued as part of equity financings was $2,669,175 and was treated as a deemed dividend and is reflected as “Deemed dividend on warrant modification” in the accompanying statement of operations. The portion of the incremental fair value related to employee warrants that were initially issued as awards was $7,179,772 and was treated as stock-based compensation and is reflected in “Compensation and benefits” in the accompanying statement of operations. Accordingly, the Warrant Modification was recorded as an increase in additional paid in capital with a corresponding decrease to retained earnings.

The Company utilized an option pricing model to fair value the Company’s Class A common stock as of June 15, 2023. The significant inputs were as follows: volatility of 71.1%, term of 2 years and risk-free rate of 4.55%. The valuation determined the fair value of the Company’s Class A common stock to be $1.82 as of June 15, 2023.

The Black-Scholes-Merton option pricing model includes the following assumptions to determine the fair value attributable immediately before and after the warrant modification effective June 15, 2023:

	Immediately
	Before	After
Assumptions:
Class A common stock fair value	$1.82	$1.82
Risk-free interest rate	4.12-5.21%	4.43%
Expected dividend yield	0%	0%
Expected volatility	64-83%	81.55%
Expected life (in years)	.66-2.3	2.55

The following is a summary of outstanding stock warrants as of the year ended June 30, 2024 and 2023:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Aggregate Intrinsic Value

Warrants outstanding as of June 30, 2022	11,913,321	$1.14	0.7	$58,034,239
Issued	12,222,962	3.20	—	—
Expired and forfeited	(11,080,196)	0.50	—	—
Exercised	—	—	—	—
Warrants outstanding as of June 30, 2023	13,056,087	$3.13	2.6	$8,245,525
Warrants exercisable as of June 30, 2023	13,044,628	$3.13	2.6	$8,245,525
Issued	100,000	2.00	3.0	—
Expired and forfeited	—	—	—	—
Exercised	(5,000,000)	—	—	—
Warrants outstanding as of June 30, 2024	8,156,087	$4.72	1.7	$26,716,879
Warrants exercisable as of June 30, 2024	8,069,238	$4.75	1.7	$26,195,785

Exercise Price ($)	Warrants outstanding as of June 30, 2024	Warrants outstanding as of June 30, 2023

$0.50	137,017	5,137,017
$1.20	675,000	675,000
$2.00	100,000	-
$2.50	2,458,446	2,458,446
$6.00	4,718,125	4,718,125
$8.00	67,500	67,500
	8,156,087	13,056,087

Stock Based Compensation - Stock Options

Effective June 25, 2021, the Board of Directors of FreeCast Inc. adopted the 2021 Equity Incentive Plan, (the “Incentive Plan”). The plan provides for both incentive stock options and non-qualified stock options to officers, directors, employees, and consultants of the Company. The plan authorized 3,000,000 awards to be granted under the Incentive Plan of which 2,067,408 remain available to be granted as of June 30, 2024. The Incentive Plan expires on June 25, 2031.

The Company recognizes stock-based compensation expense from stock-based payments using the grant date fair-value, including for stock options. The fair value of options awarded to employees is measured on the grant date using the Black-Scholes option-pricing model and is recognized as an expense over the requisite service period on a straight-line basis.

All stock options are exercisable into class A common stock except for the 125,004 options granted to the Company CEO, William Mobley which are exercisable into class B common stock.

The following is a summary of outstanding stock options as of June 30, 2024 and 2023:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life(years)	Aggregate Intrinsic Value
Options outstanding as of June 30, 2022	896,088	$4.00	9.0	$—
Issued	20,606	4.00	—	—
Expired and forfeited	(109,032)	—	—	—
Exercised	—	—	—	—
Options outstanding as of June 30, 2023	807,662	$4.00	8.0	$—
Options exercisable as of June 30, 2023	797,135	$4.00	8.0	—
Issued	148,332	4.31	—	—
Expired and forfeited	(23,402)	—	—	—
Exercised	—	—	—	—
Options outstanding as of June 30, 2024	932,592	$4.05	7.43	$—
Options exercisable as of June 30, 2024	806,614	$3.99	7.03	—

The following is the vesting terms associated with those shares:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	784,236	Graded Vesting	1/6th vested on July 1, 2021, remainder vests over the next 18th months using the graded vesting method, until the option is 100% vested.
Tranche 2	145,596	Straight-line	1/24th will vest on a straight-line monthly basis until the option is 100% vested.
Tranche 3	2,760	Graded Vesting	1/6th vests on grant date, remainder vests over the next 30 months using the graded vesting method, until the option is 100% vested.
Total	932,592

The Black-Scholes option-pricing model includes the following weighted average assumptions to determine the grant share-based awards:

	Years Ended June 30,
	2024	2023
Assumptions:
Risk-free interest rate	3.90-4.77%	.24-.42%
Expected dividend yield	0%	0%
Expected volatility	60.41-62.84%	61.0–64.0%
Expected life (in years)	5.52	5.52

During the years ended June 30, 2024 and 2023, the Company recognized stock-based compensation from options of $56,411 and $108,436, respectively.

As of June 30, 2024 there was $502,316 in unrecognized stock-based compensation related to unvested restricted stock agreements, net of estimated forfeitures.

Beneficial Conversion Feature

The Company had embedded conversion features that it accounted for under ASC 470 and was recognized separately at its intrinsic value. Intrinsic value was calculated as the difference between the conversion price and the fair value of the Class A common stock multiplied by the number of shares into which the security is convertible. If the intrinsic value of the beneficial conversion feature was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature would have been limited to the amount of the proceeds allocated to the convertible instrument.

The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023 using the modified retrospective method of transition which allows for a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result, the cumulative effect of the accounting change increased the carrying amount of the convertible notes, net by $2,963,799, increased retained earnings by $1,530,468, and reduced additional paid-in capital by $4,494,266. See Note 8.

Note 10 – Commitments and Contingencies

In October 2018, the Company entered into a two-year sublease agreement for approximately 3,360 square feet of office space in Orlando, Florida. In August 2020, the Company provided $117,336 in security deposit and entered into a 39-month lease agreement which allowed the Company to expand its office space to 10,080 square feet. On October 31, 2023, we entered into a First Amendment that extended our lease until October 31, 2028 (see Note 11).

In August 2022, CEBV, LLC, as assignee of Ameris Bank sued the Company and its chief executive officer (“CEO”), William Mobley, along with various other companies alleging the Company and its CEO had received proceeds from a purported loan fraud scheme perpetrated by various third parties. No loans were made to the Company or its CEO by Ameris Bank. On August 2, 2023, the court dismissed the case against the Company and its CEO without prejudice.

In December 2022, U.S. Premium Finance sued the Company and its CEO for nonpayment of a settlement agreement arising from a collection lawsuit involving two U.S. Premium Finance agreements. These agreements, which the Company learned after entered into, were the product of the same loan scheme at the center of the CEBV, LLC lawsuit (see above). The Company filed motions to set aside the judgment, for rehearing and for evidentiary hearing on January 17, 2023, all of which were denied by the court in an order entered on December 7, 2023. The Company continues to believe that the claims made by USPF are without merit. The Company intends to continue the pursuit to prove USPF is involved in a national banking fraud scheme, and that the settlement that was reached was done so before learning that the loans issued by USPF were part of this scheme. If the Company fails in this pursuit, the Company may be required to pay the Damages, plus accrued interest thereon at the rate of 4.75% per annum. USPF filed a Write of Garnishment on January 10, 2024, which was granted by the court on January 12, 2024 and subsequently served on the Company’s bank as garnishee. On January 16, 2024, this litigation was concluded when the Company paid USPF the full amount of the damages of $662,893.75 plus an additional $44,595 for post judgment interest and attorney fees.

Note 11 – Leases

On August 20, 2019, the Company entered into a 63-month lease agreement for an office copier that is expected to mature on October 20, 2024.

The Company currently has two active leases, an office lease, as well as an office copier under non-cancellable operating leases with initial terms typically ranging from 1 to 3 years. At contract inception, the Company reviews the facts and circumstances of the arrangement to determine if the contract is or contains a lease. The Company follows the guidance in Topic 842 to evaluate whether the contract has an identified asset; if the Company has the right to obtain substantially all economic benefits from the asset; and if the Company has the right to direct use of the underlying asset. When determining if a contract has an identified asset, the Company considers both explicit and implicit assets, and whether the supplier has the right to substitute the asset. When determining if the Company has the right to direct the use of an underlying asset, the Company considers if they have the right to direct how and for what purpose the asset is used throughout the period of use and if they control the decision-making right over the asset.

The Company’s lease terms may include options to extend or terminate the lease. The Company exercises judgment to determine the term of those leases when extension or termination options are present and include such options in the calculation of the lease term when it is reasonably certain that it will exercise those options.

The Company has elected to include both lease and non-lease components in the determination of lease payments. Payments made to a lessor for items such as taxes, insurance, common area maintenance, or other costs commonly referred to as executory costs, are also included in lease payments if they are fixed. The fixed portion of these payments are included in the calculation of the lease liability, while any variable portion would be recognized as variable lease expenses, when incurred. Variable payments made to third parties for these, or similar costs, such as utilities, are not included in the calculation of lease payments.

At commencement, lease-related assets and liabilities are measured at the present value of future lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company exercises judgment in determining the incremental borrowing rate based on the information available at when the lease commences to measure the present value of future payments.

Operating lease expense is recognized on a straight-line basis over the lease term. Finance lease cost includes amortization, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.

Operating leases are included in other assets, current operating lease obligations, and operating lease obligations (less current portion) on the Company’s balance sheet. Finance leases are included in financing lease, right-of-use assets and current and long-term portion of finance lease obligations on the Company’s balance sheet. Short term leases with an initial term of 12 months or less are not presented on the balance sheet with expense recognized as incurred.

The following table presents lease assets and liabilities and their balance sheet classification:

Classification	June 30, 2024	June 30, 2023
Operating Leases:
Right-of-use Asset	$446,675	$33,986
Current portion of operating lease obligation	$75,061	$37,419
Operating lease obligation, less current portion	$380,056	$—

Finance Leases:
Right-of-use Asset	$546	$2,060
Current portion of financing lease obligation	$1,514	$1,514
Financing lease obligation, less current portion	$-	$546

The components of lease expense for the years ended June 30, 2024 and 2023, are as follows:

Classification	June 30, 2024	June 30, 2023
Operating lease cost	$116,846	$84,294
Finance Lease:
Amortization of lease assets	1,514	1,344
Interest on lease liabilities	166	336
Total finance lease cost	$1,680	$1,680

Supplemental disclosures of cash flow information related to leases were as follows:

	June 30, 2024	June 30, 2023
Cash paid for operating lease liabilities	$111,058	$90,457

The weighted average lease term and discount rates are as follows:

June 30, 2024
Operating Leases:
Weighted average remaining lease term (years)	4.34
Weighted average discount rate	12%
Finance Leases:
Weighted average remaining lease term (months)	4
Weighted average discount rate	12%

Future payments due under leases reconciled to lease liabilities as follows:

	Finance Lease	Operating Lease
For the fiscal years ending June 30:
2025	560	61,232
2026	-	127,534
2027	-	133,910
2028	-	140,602
2029	-	122,010
Total undiscounted lease payments	560	585,288
Present value discount, less interest	(14)	(130,171)
Lease Liabilities	$546	$455,117

Note 12 – Income Taxes

As of June 30, 2024, the Company has approximately $49,625,762 of operating loss carryforwards for federal and $49,633,592 for Florida state tax purposes that may be applied against future taxable income. Of the $49.6 million of net operating losses, $8.4 million will begin to expire in the year 2032 if not utilized prior to that date. The remaining amount of $41.2 million will not have an expiration date but will be limited to 80% of taxable income. There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The valuation allowance increased by approximately $3,154,217 and $4,415,463 during the years 2024 and 2023, respectively. The deferred tax assets are approximately $15,311,000 and $12,157,000 as of June 30, 2024 and 2023, respectively.

A reconciliation of the statutory U.S. Federal rate to the Company’s effective tax rate is as follows:

	June 30,
	2024	2023
Federal income tax benefit at statutory rate	21.00%	21.00%
State income tax, net of federal benefits	4.34%	5.62%
Permanent items	(0.09)%	(0.81)%
Prior period adjustments	0.09%	5.25%
Change in valuation allowance	(25.34)%	(32.68)%
Provision from income taxes	—	—

The tax effect of temporary differences that gave rise to significant portion of the deferred tax assets / (liabilities) were as follows:

	June 30,
	2024	2023
Net Operating loss carryforwards - Federal	$10,423,054	$9,433,950
Net Operating loss carryforwards - State	2,156,580	1,951,929
Stock based compensation	2,868,053	989,467
Deferred Revenue	(306,396)	(281,666)
Accrued Liabilities	63,142	66,689
Depreciation and Amortization	(1,332)	(3,263)
Allowance for doubtful accounts	108,222	—
Valuation allowance	(15,311,323)	(12,157,105)
Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of the deductible temporary difference carryforwards. At this time, based on current facts and circumstances, management believes that is not likely that the Company will realize the benefits for its deferred tax assets, and a valuation allowance has been recorded on the same.

The Company does not have any recorded unrecognized tax benefit for uncertain tax positions as of June 30, 2024 and 2023.

Note 13 – Related Parties

From July 30, 2017 through October 31, 2019, we deferred some of William A. Mobley, Jr.’s compensation, including all of his compensation in 2018. As of June 30, 2023, his accrued compensation total was $377,893. On January 3, 2017, our board of directors approved the payment of the deferred compensation and repayment of the amount due in accounts payable in shares of our Class B common stock in lieu of cash at the price of $0.50 per share, at Mr. Mobley’s sole discretion. On March 31, 2024, Mr. Mobley converted the total amount of accrued compensation into 755,786 shares of our Class B common stock.

As of December 31, 2023, we owed Nextelligence $213,696 for cash collected on behalf of Nextelligence from sales that occurred prior to June 30, 2017. On January 3, 2017, our board of directors approved the repayment of the amount due in accounts payable in shares of our Class A common stock in lieu of cash at the price of $0.50 per share, at Nextelligence’s sole discretion. On March 31, 2024, Nextelligence converted the total amount of accounts payable into 427,392 shares of our Class A common stock.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013 and amended and restated a second time on July 31, 2014 and further revised to terminate all payments by us pursuant to the agreement, effective June 30, 2016, with Nextelligence, which is majority owned and controlled by William A. Mobley, Jr. The Technology Agreement provides us with an exclusive license to certain technology from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to such technology. Nextelligence is our largest shareholder with more than 40% of our outstanding Class A common stock prior to the listing of our Class A common stock on Nasdaq. In connection with the Technology Agreement, we issued 10,002,000 shares of our Class A common stock to Nextelligence. The Technology Agreement expires on June 30, 2054, unless it’s terminated earlier based on termination events as defined in the Technology Agreement.

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley loaned the Company $111,000, at an interest rate of 12% per annum. The loan originally matured on December 31, 2017, however effective June 30, 2021, the Company amended the original promissory note with William Mobley and combined all previous principal and interest under one new note, which matures June 30, 2024. During the year ended June 30, 2024, the Company did not pay any interest towards this loan. The note is convertible into shares of Class B common stock at a conversion price of $0.50 per share. The note was converted on March 29, 2024. As of March 29, 2024 and June 30, 2023, accrued interest charges related to this loan were $25,020 and $19,003, respectively. The outstanding principal and accrued interest balance on March 29, 2024 of $92,068 was subsequently converted into 184,136 Class B common share subscriptions. There was no gain or loss recognized for the conversion as the balance was converted at the conversion rate in the promissory note. As of June 30, 2024 and 2023, the outstanding principal and interest due to William Mobley was $0, and $86,051, respectively (see Note 8).

Between July 2018 and April 2018, a related party, Public Wire, LLC, an entity owned by CEO, William Mobley, loaned the Company $89,139, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. On March 29, 2024, the Company entered into a “Debt Conversion Agreement” with Public Wire to convert the outstanding principal and interest of the note payable at a conversion price of $4.00 per share. The total outstanding principal of $89,289 and accrued interest of $29,425, total of $118,714, was converted into 29,679 Class B common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $118,714. As of March 31, 2024 and June 30, 2023, accrued interest related to this loan was $0 and $21,411, respectively. During the years ended June 30, 2024 and 2023, the Company did not pay interest related to this loan. As of June 30, 2024 and 2023, the outstanding principal and interest due to Public Wire was $0 and $110,700, respectively (see Note 8).

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence; the majority shareholder, for an amount up to $1,000,000; with any borrowings on this loan being at the complete discretion of the Company. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $0.50 per share. On March 29, 2024, Nextelligence converted all outstanding principal and accrued interest into common shares at the conversion price of $0.50 per share. The principal of $13,139,473 and accrued interest of $1,607,952, total of $14,747,425, was converted into 29,494,851 Class A common stock. As of June 30, 2023, the principal and accrued interest related to this loan was $4,819,592 and $892,007, respectively (see Note 8).

On May 3, 2024, the Company signed a convertible promissory note with Nextelligence in the principal amount of $1,000,000. Outstanding principal accrues interest at 12% per annum and is due and payable no later than May 3, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, the Company borrowed an additional $1,075,000 from Nextelligence. As of June 30, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,075,000 and $29,129, respectively (see Note 8).

On May 16, 2024, in conjunction with the Reverse Split and Amendment, Nextelligence, Inc. agreed to forfeit and cancel 20,000,000 shares of Class A common stock in exchange for the issuance of 4,000,000 shares of Series A preferred stock (see Note 9).

Related Party Revenue

In June 2023, the Company entered into verbal arrangements with two related party entities, Test Drive Live Inc. and Celebrity Cigars, Inc., which are not under common ownership control. William A. Mobley, Jr. serves as the President of both companies and is the sole director for Celebrity Cigars. Mr. Mobley’s son, Sean Mobley, is part of the management team of Celebrity Cigars. The Company provided FAST channel buildout services relating to the development and buildout of their respective channels. The Company also provides the platform on an ongoing basis for each company to stream their content. The Company charges each company a monthly fee based on a 15% or 30% markup of the Company’s cost of production, depending on the level of supervision required to provide the Company’s services, which includes labor, rent, etc. The Company also charges for any out-of-pocket costs, which vary from month-to-month. The Company is currently negotiating with each company on a potential advertising revenue sharing arrangement.

The Company recognized related party revenue of $266,142 ($249,725 for FAST channel buildouts and $16,417 for channel streaming) for the year ended June 30, 2024. The Company has accounts receivable – related party of $266,142 for the FAST revenue services provided and $8,359 from Nextelligence, Inc. for the reimbursement of supplies and rent provided during the year ended June 30, 2024.

Note 14 – Disaggregation of Revenues

Net sales disaggregated by significant products and services for the years ended June 30, 2024 and 2023 were as follows:

	For the Years Ended
	June 30,
	2024	2023
Membership (1)	$233,453	$503,419
Product Sales (2)	6,176	441
FAST Revenue – related parties (3)	266,142	-
Other Revenue	2,149	3,340
Total	$507,920	$507,200

(1)	Membership sales refer to customers purchasing premium content through our SmartGuide for varying fees and recognized on a gross basis over the service period determined.

(2)	Product sales refer to the physical transfer of goods shipped to customers to aid in access to our other service lines offered, recognized as a point of sale, upon shipment of goods.

(3)	The Company provides end-to-end software solutions for development of FAST (Free Ad-Supported TV) channels to customers such as content creation, production, video studio rental, etc. to aid in the creation of content for their channels and a platform fee for distributing the channel. Revenue is recognized at the point in time the services are performed for the development of FAST channels. The Company charges a monthly platform fee for distributing the FAST channel on its platform. The Company recognized related party revenue of $266,142 ($249,725 for FAST channel buildouts and $16,417 for channel streaming) for the year ended June 30, 2024.

Note 15 – Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued and determined that except for the following subsequent events, there have been no additional subsequent events that would require recognition in the financial statements or disclosure in the notes to the financial statements:

 On July 1, 2024, the Company repaid $1,075,000 on the convertible promissory note with related party Nextelligence.

On July 29, 2024, the Company’s largest shareholder and related party Nextelligence distributed 9,623,543 share of Class A common stock to shareholders of Nextelligence. The Company CEO and majority owner beneficially received 7,782,970 of the share’s distributed, which upon receipt, in accordance with the Company’s articles of incorporation, were automatically reclassified as Class B common stock.

On September 26, 2024, the Company amended the Series A Preferred Stock to remove the redemption right by the Company pursuant to an amendment to the Company’s articles of incorporation filed with the Florida Secretary of State, and effective, on September 26, 2024.

FREECAST, INC.

Unaudited Condensed Balance sheets

	December 31, 2024	June 30, 2024
Assets	(Unaudited)
Current Assets:
Cash	$2,202,581	$5,218,413
Accounts receivable, net	261,724	1,490
Accounts receivable - related party	138,449	274,501
Other current assets	26,597	45,730
Total current assets	2,629,351	5,540,134
Non-current assets:
Property and equipment, net	33,028	23,579
Security deposits	126,145	126,145
Operating lease, right-of-use asset	405,956	446,675
Financing lease, right-of-use asset	-	546
Total non-current assets	565,129	596,945
Total assets	$3,194,480	$6,137,079
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$1,153,563	$916,336
Accounts payable and accrued expenses - related party	258,682	274,439
Current portion of finance lease obligation	-	546
Current portion of operating lease obligation	82,849	75,061
Current portion of deferred revenue	32,226	72,246
Convertible Note Payable - Related Party	2,395,000	-
Total current liabilities	3,922,320	1,338,628
Long term liabilities:
Deferred revenue, net of current portion	6,392	12,978
Convertible note payable - related party, net of current portion and debt discount	-	2,075,000
Operating lease liabilities, net of current portion	336,876	380,056
Total long-term liabilities	343,268	2,468,034
Total liabilities	4,265,588	3,806,662
Commitments and contingencies (Note 10)

Mezzanine equity
Redeemable Series A Preferred Stock, par value $0.0001, 0 and 4,000,000 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	-	120,000,000

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series A Preferred Stock, par value $0.0001, 4,000,000 and 0 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	400	-
Class A common stock, $0.0001 par value, 320,000,000 authorized; 25,566,563 and 32,993,283 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	2,557	3,299
Class B common stock, $0.0001 par value, 30,000,000 shares authorized; 13,937,640 and 6,154,670 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	1,394	616
Class A Common stock subscriptions, 62,500 and 0 shares, respectively	500,000	-
Additional paid-in capital	187,083,117	63,495,755
Accumulated deficit	(188,658,576)	(181,169,253)
Total stockholders’ deficit	(1,071,108)	(117,669,583)
Total liabilities, mezzanine equity and stockholders’ deficit	$3,194,480	$6,137,079

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.

Unaudited Condensed Statements of Operations

	For the Three Months ended December 31,		For the Six Month Ended December 31,
	2024	2023	2024	2023
Net sales
Sales	$89,200	$67,578	$128,468	$140,946
Sales - related parties	62,345	-	141,484	-
Total revenue	151,545	67,578	269,952	140,946

Cost of revenue:
Cost of revenue	73,943	37,091	176,186	68,124
Total cost of revenue	73,943	37,091	176,186	68,124

Gross profit	77,602	30,487	93,766	72,822

Operating costs and expenses:
Compensation and benefits	1,724,046	1,039,984	3,028,042	1,874,261
Sales and marketing expense	90,736	182,137	216,367	301,182
General and administrative	2,150,194	1,384,154	4,247,592	2,819,435
Total operating expenses	3,964,976	2,606,275	7,492,001	4,994,878

Loss from operations	(3,887,374)	(2,575,788)	(7,398,235)	(4,922,056)

Other income (expense):
Interest income (expense), net	(39,613)	(245,193)	(86,142)	(427,720)
Other (expense) income, net	(2,531)	11,171	(4,946)	10,188
Total other (expense) income	(42,144)	(234,022)	(91,088)	(417,532)

Net loss before income tax	$(3,929,518)	$(2,809,810)	$(7,489,323)	$(5,339,588)

Income tax expense (benefit)	-	-	-	-

Net loss	(3,929,518)	(2,809,810)	(7,489,323)	(5,339,588)

Net loss per common share - basic and diluted	$(0.10)	$(0.12)	$(0.19)	$(0.24)
Weighted average common shares outstanding - basic and diluted	39,157,687	22,707,313	39,167,314	22,707,313

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Redeemable Series A Preferred Stock		Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Equity
Balance as of June 30, 2024	4,000,000	$120,000,000	-	$-	32,993,283	$3,299	6,154,670	$616	$-	$63,495,755	$(181,169,253)	$(117,669,583)
Stock based compensation	-	-	-	-	-	-	-	-	-	105,172	-	105,172
Warrants issued for services	-	-	-	-	-	-	-	-	-	144,262	-	144,262
Reclass from Class A common stock to Class B common stock	-	-	-	-	(7,782,970)	(778)	7,782,970	778	-	-	-	-
Redemption of Series A preferred stock	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	(3,559,805)	(3,559,805)
Balance as of September 30, 2024	4,000,000	$120,000,000	-	$-	25,210,313	$2,521	13,937,640	$1,394	$-	$63,745,189	$(184,729,058)	$(120,979,954)
Class A common stock issued for cash	-	-	-	-	356,250	36	-	-	-	2,849,964	-	2,850,000
Stock based compensation	-	-	-	-	-	-	-	-	-	135,550	-	135,550
Warrants issued for services	-	-	-	-	-	-	-	-	-	352,814	-	352,814
Reclass of Series A preferred stock from mezzanine to permeant equity	(4,000,000)	(120,000,000)	4,000,000	400	-	-	-	-	-	119,999,600	-	120,000,000
Class A common stock subscription	-	-	-	-	-	-	-	-	500,000	-	-	500,000
Net loss	-	-	-	-	-	-	-	-	-	-	(3,929,518)	(3,929,518)
Balance as of December 31, 2024	-	$-	4,000,000	$400	25,566,563	$2,557	13,937,640	$1,394	500,000	$187,083,117	$(188,658,576)	$(1,071,108)

FREECAST, INC.

Unaudited Condensed Statement of Cash Flow

	For the Six Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,489,323)	$(5,339,588)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization expense	12,720	12,214
Operating lease expense	40,719	46,467
Stock-based compensation	737,798	19,014
Bad debt expense	17,754	-
Changes in operating assets and liabilities:
Accounts receivable	(277,988)	327
Accounts receivable - related party	136,052	-
Inventory	-	(2,192)
Other current assets	19,133	(7,736)
Operating lease liability	(35,392)	(47,790)
Accounts payable and accrued expenses	237,227	17,601
Accounts payable and accrued expenses - related party	(15,757)	402,740
Deferred revenue	(46,606)	(53,889)
Net cash used in operating activities	(6,663,663)	(4,952,832)

Cash flows from investing activities:
Purchase of property and equipment	(21,623)	(1,647)
Net cash used in investing activities	(21,623)	(1,647)

Cash flows from financing activities:
Proceeds from issuance of Class A common stock	2,850,000	-
Proceeds from Class A common stock subscriptions	500,000	-
Payments on finance lease	(546)	(734)
Proceeds from convertible note payable - related party	1,395,000	-
Proceeds from revolving convertible note payable - related party	-	3,650,000
Repayments on convertible note payable - related party	(1,075,000)	-
Net cash provided by financing activities	3,669,454	3,649,266

Net change in cash	(3,015,832)	(1,305,213)
Cash, beginning of period	5,218,413	1,634,494
Cash, end of period	$2,202,581	$329,281

Non-cash investing and financing activities:
Shares issued to settle common stock subscriptions	$-	$1,250,000
Right of use asset acquired during the period	$-	$497,868

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 1 – Organization and Description of Business

FreeCast, Inc. (the “Company”) developed and markets an interactive digital media guide that facilitates access to a virtual library of entertainment media. The Company is based in Orlando, Florida and was founded in 2011 as a Florida Corporation. The Company’s primary products are SmartGuide and Select TV. Both SmartGuide and Select TV utilize the Company-designed proprietary technology that searches, and aggregates internet distributed streaming media into an electronic media guide. SmartGuide is licensable to brands/manufacturers of devices with large online user bases, while Select TV is a retail package that is sold by monthly and/or annual subscriptions.

Going Concern

The Company has incurred recurring losses from operations since inception, accumulating a deficit of approximately $188.7 million as of December 31, 2024. For the six months ended December 31, 2024 and 2023, the Company incurred a net loss of approximately $7.5 million and $5.3 million, respectively. For the three months ended December 31, 2024 and 2023, the Company incurred a net loss of approximately $3.9 million and $2.8 million, respectively. The Company may incur additional losses and negative operating cash flows in the future. Failure to generate sufficient revenues, reduce spending or raise additional capital could adversely affect the Company’s ability to achieve its intended business objectives. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Since the inception of the Company in 2011, the operations of the Company have been funded primarily through sales of Class A common stock to private investors, debt financing and exchange of Class A common stock for services received by the Company. Management cannot be certain that additional funding will be available on acceptable terms, or at all. Management plans include raising additional capital through the sale of equity and debt securities, along with exploring additional avenues to increase revenues. To the extent that the Company raises additional funds by issuing equity securities, the Company’s shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business.

The accompanying financial statements for the six months ended December 31, 2024 and 2023 have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the remaining 2025 fiscal year, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed financial statements should be read in conjunction with the audited financial statements and the related notes thereto for the year ended June 30, 2024, which are included in this Registration Statement. Furthermore, the Company’s significant accounting policies are disclosed in the audited financial statements for the years ended June 30, 2024 and 2023, included in this Registration Statement. Since the date of those audited financial statements, there have been no changes to the Company’s significant accounting policies.

The accompanying unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying unaudited condensed financial statements for the periods presented reflect all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the Company’s financial position, results of operations, and cash flows. The June 30, 2024 condensed balance sheet was derived from audited financial statements, but does not include all GAAP disclosures. The unaudited condensed financial statements for the interim periods are not necessarily indicative of results for the full year.

Use of Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable realization, the valuation allowance on deferred tax assets, the valuation of the Company’s Class A common stock, redeemable series A preferred stock, options, warrants and revenue recognition.

Revenue Recognition

Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company’s contracts include various product or services or a combination of both, which are generally capable of being distinct and are accounted for as separate performance obligations. The Company’s contracts may contain multiple distinct performance obligations.

The Company estimates the transaction price of a contract based on the expected value for which a significant reversal of revenue is not expected to occur. We generally determine stand-alone selling prices based on the prices charged to customers.

In arrangements with multiple performance obligations, the estimated transaction price of each contract is allocated to each distinct performance obligation based on relative stand-alone selling price (“SSP”). For performance obligations routinely sold separately, the SSP is determined by evaluating such stand-alone sales. For those performance obligations that are not routinely sold separately, the SSP is determined based on market conditions and other observable inputs.

Subscription Revenue

The Company no longer generates subscription revenue through renewal sales of Rabbit TV and Rabbit TV Plus, or through Select TV and Streaming TV Kits, which operated as the successor products to Rabbit TV and Rabbit TV Plus. In October 2022, the Company’s SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were discontinued. The Company rebranded to the corporate namesake FreeCast.com and relaunched its SmartGuide as a free registration subscription service. SmartGuide is the Company’s internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to its customers through Wi-Fi-enabled devices that support streaming video.

The Company does, however, sell monthly subscriptions for premium content purchased through its SmartGuide for varying fees for different content. Revenue from such premium subscription fees is recognized on a gross basis over the service period as the Company is deemed to be the principal in the relationship with the end user. The Company controls the content before transferring it to the end user and has latitude in establishing pricing. The Company both retransmits and “ingests” and distributes content.

Subscription revenue is derived from online sales through search engine optimization, search engine marketing, various marketing advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers of our Value Channels subscription service. Value Channels subscription contains 17 cable channels and sells on a monthly subscription or annual fee. Value Channels is integrated into the initial FreeCast.com free registration and then offered as an upgrade. Both FreeCast.com (free registration) and Value Channels is available in various streaming Smart TV models (Google TV’s, Amazon Fire TV’s, LG, Samsung, TCL, Sony, and others), plus Streaming Devices (Amazon Fire, Google ChromeCast, Apple TV), PC’s/Laptops and mobile apps for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. The Company no longer offers SelectTV lifetime subscriptions, which was initially deferred and recognized over a five-year period. All subscription fees are collected at the time of purchase.

FAST (Free Ad-Supported TV)

We provide FAST channel buildouts that includes post-production editing, motion graphics, channel assembly and content acquisitions. We charge the customers based on time incurred for the services plus a reasonable margin in addition to any additional out-of-pocket cost incurred that is charged at cost to us. Revenue is recognized when services are performed. The Company charges a monthly platform fee for distributing the FAST channel on its platform. Revenue is recognized at the point in time when the content is available on the digital platform.

Ad Platform Revenue

Freecast is an agent in transactions on its Freecast Ad Exchange platforms. The Company acts as an intermediary between DSPs and non-owned and operated publishers by providing access to a platform that allows both parties to transact in the buying and selling of ad inventory. The transaction price is determined through a real-time auction and the Company has no pricing discretion or obligation related to the fulfillment of the advertising delivery

The Company generally invoices buyers at the end of each month for the full purchase price of ad impressions monetized in that month. Accounts receivable are recorded at the amount of gross billings for the amounts the Company is responsible to collect, and accounts payable are recorded at the net amount payable to suppliers. Accordingly, both accounts receivable and accounts payable appear large in relation to revenue reported on a net basis.

Product Sales

Beginning in 2023, in conjunction with the release of our new product FreeCast Home, we started recognizing contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For our physical product sales, our performance obligations are satisfied at that time.

Other Revenue

Other revenue includes licensing, advertising and referral fee revenue. The Company generates revenue through free registrations of FreeCast.com by partnering with retailers, manufacturers, operators and/or distributors of streaming devices, mobile phones, broadband carriers, broadcasters, property management, multi-dwelling developers, builders, and various mass consumer communities of streaming tv watchers. A FreeCast.com license is freely provided per registered consumer marketed by distributors in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. Affiliate commissions are earned and then shared from third-party advertisement service providers, pay-per-view movie or series distributors, and live events tickets sales for such things as professional boxing or concerts. These license arrangements have not resulted in significant revenue to date.

The Company generates advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, it provides the agencies and brokers the ability to sell advertising on its service directly to advertisers. The Company reports this revenue net of amounts due to agencies and brokers because the Company is neither the primary obligor under these arrangements, nor does it set the pricing or establish or maintain the relationship with the advertisers.

Referral fee revenue is generated through premium services which are also available on our platform, for an additional fee, to allow single or time-limited use of private, decrypted viewing of movies, sporting events, concerts or other types of events.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common shareholders of the Company by the weighted average number of shares of all classes of Class A common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of Class A common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the six months ended December 31, 2024 and June 30, 2024, respectively.

	December 31,	June 30,
	2024	2024
Convertible debt and liabilities	312,960	263,016
Options	993,270	932,592
Warrants	8,056,087	8,156,087
Total	9,362,317	9,351,695

Recently Issued Accounting Pronouncements

The Company has reviewed the recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC, and determined that these pronouncements do not have a material impact on the Company’s current or anticipated consolidated financial statement presentation or disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 requires that an entity, on an annual basis, disclose additional income tax information, primarily related to the rate reconciliation and income taxes paid. The amendment in the ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The ASU’s amendments are effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact that adoption of ASU 2023-09 will have on its financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The standard is effective for annual reporting periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The Company is currently evaluating the impact of this guidance on its disclosures in the consolidated financial statements.

Note 3 – Retrospective Adjustments to Company Stock

On May 10, 2024, the Company effected a 1-for-2 reverse stock split (“Reverse Split”) and concurrently designated two classes of common stock: Class A common stock and Class B common stock. All of the Company’s then outstanding shares of common stock were automatically reclassified as Class A common stock, except for shares of common stock held by William A. Mobley, Jr., the Company’s founder, Chief Executive Officer and Chairman of the Company’s board of directors, whose common shares were reclassified as Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 15 votes and may be converted at any time into one share of Class A common stock. Each share of Class B common stock will automatically convert into one share of Class A common stock upon any sale or transfer thereof, subject to certain exceptions. Shares of Class B common stock may only be issued to and held by Mr. Mobley.

In conjunction with the Reverse Split, the Company amended and restated its articles of incorporation to authorize the issuance of 320,000,000 shares of Class A common stock, 30,000,000 shares of Class B common stock and 5,000,000 shares of preferred stock (“Amendment”).

The Reverse Split also applied to Class A common stock and Class B common stock issuable upon the exercise of the Company’s outstanding warrants, the warrant exercise price, outstanding stock options, stock option exercise price, and stock options plan. All warrants and stock options outstanding are convertible into shares of Class A common stock, except for outstanding warrants and stock options held by Mr. Mobley, which are convertible into shares of Class B common stock. Fractional shares which would otherwise result from the Reverse Split were rounded up to the nearest whole share. All information included in these financial statements has been adjusted, on a retrospective basis, for all periods presented to reflect the Reverse Split and Amendment, unless otherwise stated.

Note 4 – Property and Equipment

Property and equipment, net consisted of the following:

	December 31,	June 30,
	2024	2023
Property and equipment	$170,005	$148,382
Less: accumulated depreciation	(136,977)	(124,803)
Property and equipment, net	$33,028	$23,579

Depreciation expense was $6,596 and $12,174 for the three and six months ended December 31, 2024, respectively, and is classified in general and administrative expenses in the Unaudited Condensed Statements of Operations. Depreciation expense was $5,651 and $11,480 for the three and six months ended December 31, 2023, respectively, and is classified in general and administrative expenses in the Unaudited Condensed Statements of Operations.

Note 5 – Intangible Assets

Intangible assets, net as of December 31, 2024 and June 30, 2024 consisted of the following:

	December 31	June 30
	2024	2024
Internal Use Software	$105,000	$105,000
Less accumulated amortization	(105,000)	(105,000)
Net carry value	$-	$-

During the three months ended December 31, 2024 and 2023, the Company recorded total amortization expense of $0.

As of December 31, 2024, the Company has fully amortized the internal use software.

Note 6 – Debt

Convertible Note Payable – Related Party

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley, loaned the Company $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, is in default and remains as an on-demand liability of the Company. As of June 30, 2023 and June 30, 2022, accrued interest charges related to this loan were $19,003, and $10,191, respectively. During the fiscal years ended June 30, 2024 and 2023, the Company did not pay any interest towards this loan. The note is convertible into shares of Class B common stock at a conversion price of $0.50 per share.

The note was converted on March 29, 2024. As of March 29, 2024 and June 30, 2023, accrued interest charges related to this loan were $25,020 and $19,003, respectively. The outstanding principal and accrued interest balance on March 29, 2024 of $92,068 was subsequently converted into 184,136 shares of Class B common stock.

On May 3, 2024, the Company signed a convertible promissory note with Nextelligence in the principal amount of $1,000,000. Outstanding principal accrues interest at 12% per annum and is due and payable no later than May 3, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, the Company borrowed an additional $1,075,000 from Nextelligence.  On July 1, 2024, the Company repaid $1,075,000 on the convertible promissory note with related party Nextelligence. Between October 31, 2024 and December 11, 2024, we borrowed an additional $1,395,000 from Nextelligence. On December 13, 2024, we renewed and modified the May 3, 2024 note to include the addition loans. As of December 31, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,395,000 and $108,682, respectively. The convertible note payable matures on May 3, 2025.

Notes Payable – Related Parties

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $66,380, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024.

On March 29, 2024, the Company entered into a “Debt Conversion Agreement” with Public Wire to convert the outstanding principal and interest of the note payable at a conversion price of $4.00 per share. The total outstanding principal of $89,289 and accrued interest of $29,425, total of $118,714, was converted into 29,679 shares of Class B common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $118,714.

Revolving Convertible Note Payable – Related Party

On June 30, 2021, the Company entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $0.50 per share.

The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023, and as such, has not recognized any beneficial conversion feature or amortization expense during the year ended June 30, 2024.

On March 29, 2024, the Company approved to convert all outstanding principal and accrued interest into common shares at the conversion price of $0.50 per share. The principal of $13,139,473 and accrued interest of $1,607,952, total of $14,747,425, was converted into 29,494,851 shares of Class A common stock. As of June 30, 2023, the principal and accrued interest related to this loan was $4,819,592 and $892,007, respectively.

Note 7 – Stockholders’ Deficit

Preferred Stock

The Preferred Stock is divided into series, with the first series designated “Series A Preferred Stock” and consisting of 4,000,000 shares (the “Series A Shares”). Our board of directors may designate the remaining 1,000,000 authorized but unissued shares of Preferred Stock with such rights and privileges as the board of directors may determine without notice to our shareholders and without shareholder approval.

As of December 31, 2024 and June 30 2024, there were 4,000,000 shares of Series A Preferred Stock issued and outstanding.

On May 16, 2024, in conjunction with the Reverse Split and Amendment, the Company’s largest shareholder Nextelligence, Inc., which is a related party and is controlled by the Company’s CEO, agreed to forfeit and cancel 20,000,000 shares of Class A common stock in exchange for the issuance of 4,000,000 shares of Series A preferred stock.

The Company determined the Series A Preferred Stock is classified as temporary mezzanine equity because the redemption rights are not solely within the Company’s control because the Company’s CEO, William Mobley is able to force the Company to redeem the shares for cash and as a result of the deemed liquidation triggered by a change in control that is also outside of the Company’s control. Accordingly, the Company classifies the Series A Preferred Stock as mezzanine equity pursuant to ASC 480-10-S99. The Company accounted for the issuance of the Series A Preferred Stock at its fair value of $115,000,000. Subsequently, the Company has adjusted the carrying value of the Series A Preferred shares to its maximum redemption amount, which is $30 per share or $120,000,000 in the aggregate, given the instrument is currently redeemable.

The initial fair value of the Series A Preferred Stock was valued using a discounted cash flow and back solve method to determine $28.75 per share or $115,000,000 in the aggregate. The significant inputs were as follows: perpetual growth rate of 3%, market change factor of 5.8%, liquidity event of 1 year, volatility of 71.69% and risk-free rate of 5.13%. The accretion of $5,000,000 to redemption value was recorded as a deemed dividend and is disclosed on the statement of operations.

On September 26, 2024, the Company amended the Series A Preferred Stock to remove the redemption right by the Company pursuant to an amendment to the Company’s articles of incorporation filed with the Florida Secretary of State, and effective, on September 26, 2024.

On December 26, 2024, the Company further amended the Series A Preferred Stock to replace the deemed liquidation triggered by a change in control with an ordinary liquidation. In conjunction with this amendment, the Company reclassified the Series A Preferred Stock from mezzanine equity to permanent equity because the features giving rise to mezzanine equity classification, the redemption right and the deemed liquidation, have been removed as part of the amendment.

The following table illustrates the redemption value of the shares of Series A preferred Stock in the offering:

Redeemable Series A Preferred Stock
Initial fair value of the Series A Preferred Stock	115,000,000
Accretion of Series A issuances	5,000,000
Balance as of June 30, 2024	120,000,000
Balance as of September 30, 2024	120,000,000
Reclass from Mezzanine Equity to Permanent Equity	(120,000,000)
Balance as of December 31, 2024	-

A summary of the powers, preferences, rights, privileges, restrictions, and other matters relating to the Series A Shares are as follows:

Dividends. In any fiscal year Series A Shares are outstanding where the Company has revenue of more than $50,000,000, the holder of the Series A Shares (the “Series A Shareholder”) shall be entitled to receive an annual cash dividend equal to ten percent of any revenue above $50,000,000 (the “Annual Dividend Payment”). Subject to meeting the above criteria for such fiscal year, Annual Dividend Payments shall continue until such time as the aggregate amount of all Annual Dividend Payments is equal to the lesser of: (i) $160,000,000; or (ii) the product of the then number of outstanding shares of Series A Preferred Stock and $40 (as may be adjusted for any subdivisions or combinations) (the “Maximum Dividend Payment”). Notwithstanding the above, such dividends shall be payable only to the extent permitted by law out of assets legally available therefore. No dividends shall be paid on any Common Stock during any fiscal year of the Company until the Annual Dividend Payment on the Series A Shares shall have been paid or declared and set apart during that fiscal year.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series A Shareholder is entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, or other junior equity security by reason of their ownership thereof, an amount per Series A Share equal to $30 (as may be adjusted for any subdivisions or combinations) (the “Liquidation Amount”). If upon the occurrence of such event, the assets and funds to be distributed to the Series A Shareholder are insufficient to permit the payment to the Series A Holder of the full preferential Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed to the Series A Shareholder. After the distribution described above has been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of common stock pro rata based on the number of shares of common stock held by them. Whenever the distribution provided for in this section is payable in securities or other property other than cash, the value of such distribution will be the fair market value of such securities or other property as determined in good faith by our board of directors.

Redemption by the Company. The Company has the right at any time (the “Call Right”), but not the obligation, to cause the Series A Shareholder to sell some or all of the Series A Shares to the Company at the purchase price per share of $30 (as may be adjusted for any subdivisions or combinations) (the “Call Purchase Price”). If the Company desires to purchase the Series A Shares, the Company shall deliver to the Series A Shareholder a written notice (the “Call Exercise Notice”) exercising the Call Right. The closing of any sale of Series A Shares shall take place on a date (the “Call Right Closing Date”) no later than ten days following receipt by the Series A Shareholder of the Call Exercise Notice.

As mentioned above the redemption feature was removed on September 26, 2024 as part of the amendment to the Company’s articles of incorporation.

Voting Rights. Except as otherwise required by law, the Series A Shares have no voting rights or powers on any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of a meeting).

Conversion Rights. Except as otherwise required by law, the Series A Shares have no conversion rights or powers to convert into any other capital stock or security of the Company.

Transfers. Except as otherwise required by law, the Series A Shareholder has no rights or powers to enter into and/or consummate any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of one or more of the Series A Shares or any legal or beneficial interest in the Series A Shares, whether or not for value and whether voluntary or involuntary, without the prior written consent of the Company, in its sole discretion.

The Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Common Stock

On May 9, 2024, the Board of Directors approved a reverse stock split of 1-for-2 for both Class A and Class B common shares. The financial statements have been retrospectively updated to reflect this change. Par value of the shares was maintained at $0.001 per share.

As of December 31, 2024 and June 30, 2024, the Company is authorized to issue 320,000,000 shares of Class A common stock and 30,000,000 shares of Class B common stock at a par value of $0.0001 per share.

As of December 31, 2024 and June 30, 2024, the Company had shares of Class A common stock outstanding of 25,566,563 and 32,993,283, respectively. As of December 31, 2024 and June 30, 2024, the Company had shares of Class B common stock outstanding of 13,937,640 and 6,154,670, respectively.

On July 29, 2024, the Company’s largest shareholder and related party Nextelligence distributed 9,623,543 share of Class A common stock to shareholders of Nextelligence. The Company CEO and majority owner beneficially received 7,782,970 of the shares distributed, which upon receipt, in accordance with the Company’s articles of incorporation, were automatically reclassified as Class B common stock.

In general, except with regards to voting rights described below, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. Without limiting the generality of the foregoing: (a) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Company’s capital stock entitled to vote thereon (whether or not the Company is the surviving entity), the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of Class B Common Stock and the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of Class B Common Stock; and (b) in the event of (i) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Company is a party or (ii) any tender or exchange offer by the Company to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Common Stock and the holders of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Stock.

With regards to voting rights, the holders of shares of Class A Common Stock and Class B Common Stock vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the shareholders of the Company. However, each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of the Company, and the holder of shares of Class B Common Stock shall be entitled to fifteen (15) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of the Company.

Shares of Class B common stock may only be issued to and held by William A. Mobley, Jr,. personally or jointly with his spouse, and certain permitted entities owned or controlled by Mr. Mobley, or for which he has sole disposition and voting power over shares held by such entities, other than Nextelligence (each, a “Class B Holder”). Any issuance by us of Class B shares to anyone other than a Class B Holder is immediately null and void, and of no legal validity, force, or effect. Unless a Class B Holder requests to receive Class A shares, any issuance of common stock by us to a Class B Holder will be shares of Class B common stock. If a Class B Holder purchases or otherwise acquires or receives any shares of Class A common stock from a person or entity other than us, upon receipt thereof such shares of Class A common stock shall automatically be reclassified as and become an equal number of shares of Class B common stock. As of December 31, 2024 and June 30, 2024, William A Mobley, Jr. the Company CEO and Majority owner has 13,937,640 and 6,154,670 Class B shares outstanding, respectively, which is 100% of the Class B shares outstanding as of both reporting periods.

During November and December, pursuant to the common stock subscription agreements, the Company issued 356,250 shares of Class A common stock at $8.00 per share for a total of $2,850,000.

Class A common stock Subscriptions

In the six months ended December 31, 2024, the Company received deposits in the amount of $500,000 for 62,500 Class A common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in January and February 2025.

In the year ended June 30, 2023, the Company received deposits in the amount of $1,250,000 for 625,000 common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in July 2023.

Warrants

The Company from time-to-time issues warrants in conjunction with equity financing and to employees and non-employees for services.

During the year ended June 30, 2024, the Company issued warrants to purchase an aggregate of 100,000 shares of Class A common stock of the Company to Chris Savine, the Company’s Chief Operating Office for services in conjunction with his employment agreement. The warrants vest over a twelve-month term and have an exercise price of $2.00 per share. As a result, the Company recognized stock-based compensation of $0 and $144,262 during the three and six months ended December 31, 2024, respectively. Under the Black-Scholes-Merton option pricing model the fair value of the warrants at time of issuance was approximately $572,343, the Company will amortize the fair value over 12 months as compensation and benefits expense in the accompanying statement of operations. The significant inputs were as follows: Class A common stock fair value of $7.32, volatility of 61.67%, term of 3 years and risk-free rate of 4.66%.

Subsequently on November 15, 2024, the Company amended Mr. Savine’s employment agreement to terminate the warrants in consideration for a cash bonus that is contingent upon a Liquidity Event as defined in Note 8. The termination of the warrants was treated as a cancellation and all previously unrecognized compensation cost of $352,814 was recognized on November 15, 2024, the date of cancellation.

On May 1, 2023, the Company issued warrants to Gary Engel, the Company’s Chief Marketing Officer, to purchase 12,500 shares of our Class A common stock, exercisable at $6.00 per share, issued in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. Under the Black-Scholes-Merton option pricing model the fair value of the warrants at time of issuance was approximately $7,666, the Company will amortize the fair value over 12 months as compensation and benefits expense in the accompanying statement of operations. The significant inputs were as follows: Class A common stock fair value of $1.80, volatility of 92.1%, term of 3 years and risk-free rate of 3.85%.

During the period July 1, 2022 to June 12, 2023, the Company issued warrants to purchase an aggregate of 4,052,500 (625,000 shares related to the Class A common stock subscription) shares of Class A common stock of the Company to non-employees in conjunction with Class A common stock purchases of $8,105,000 ($1,250,000 related to the Class A common stock subscription) in the aggregate.

Warrant Modification

Effective as of June 15, 2023, the Company authorized and approved the reissuance of 75 expired warrants held by non-employees and 4 expired warrants held by an employee (“Expired Warrants”) to purchase an aggregate of 7,637,962 shares of the Company’s Class A common stock, at a purchase prices from $0.50 to $8.00 per share, all of which had expired without being exercised, and the modification of 61 outstanding warrants held by non-employees and 1 warrant held by an employee (“Reissued Warrants”) to purchase an aggregate of 4,105,625 shares of the Company’s Class A common stock, at a purchase prices from $3.50 to $6.00 per share, that by their terms will expire if not exercised on or prior to dates ranging from February 10, 2024 to September 30, 2025. The Company reissued the Expired Warrants and modified the Reissued Warrants (collectively “Warrant Modification”) by extending the expiration date to December 31, 2025 and maintaining all other terms in the original warrant agreements.

The value of the Warrant Modification to purchase an aggregate of 11,743,587 shares was calculated using the Black-Scholes-Merton option pricing model. The incremental fair value attributable to the Expired Warrants and Reissued Warrants, which was measured at the amount equal to the incremental value reflecting in the change in fair value of the warrants before and after the Warrant Modification, was calculated at $9,848,947. The portion of the incremental fair value related to non-employee warrants that were initially issued as part of equity financings was $2,669,175 and was treated as a deemed dividend and is reflected as “Deemed dividend on warrant modification” in the accompanying statement of operations. The portion of the incremental fair value related to employee warrants that were initially issued as awards was $7,179,772 and was treated as stock-based compensation and is reflected in “Compensation and benefits” in the accompanying statement of operations. Accordingly, the Warrant Modification was recorded as an increase in additional paid in capital with a corresponding decrease to retained earnings.

The Company utilized an option pricing model to fair value the Company’s Class A common stock as of June 15, 2023. The significant inputs were as follows: volatility of 71.1%, term of 2 years and risk-free rate of 4.55%. The valuation determined the fair value of the Company’s Class A common stock to be $1.82 as of June 15, 2023.

The Black-Scholes-Merton option pricing model includes the following assumptions to determine the fair value attributable immediately before and after the warrant modification effective June 15, 2023:

	Immediately
	Before	After
Assumptions:
Class A common stock fair value	$1.82	$1.82
Risk-free interest rate	4.12-5.21%	4.43%
Expected dividend yield	0%	0%
Expected volatility	64-83%	81.55%
Expected life (in years)	.66-2.3	2.55

The following is a summary of outstanding stock warrants as of the six months ended December 31, 2024 and June 30, 2024:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Aggregate Intrinsic Value
Warrants outstanding as of June 30, 2023	13,056,087	$3.13	2.6	$8,245,525
Issued	100,000	2.00	—	—
Expired and forfeited	—	—	—	—
Exercised	(5,000,000)	—	—	—
Warrants outstanding as of June 30, 2024	8,156,087	$4.72	1.7	$26,716,879
Warrants exercisable as of June 30, 2024	8,069,238	$4.75	1.7	$26,195,785
Issued	—	—	—	—
Expired and forfeited	—	—	—	—
Exercised	—	—	—	—
Warrants outstanding as of September 30, 2024	8,156,087	$4.72	1.2	$26,716,879
Warrants exercisable as of September 30, 2024	8,069,238	$4.75	1.4	$26,345,785
Issued	—	—	—	—
Expired and forfeited	(100,000)	—	—	—
Exercised	—	—	—	—
Warrants outstanding as of December 31, 2024	8,056,087	$4.76	1.2	$26,116,879
Warrants exercisable as of December 31, 2024	8,056,087	$4.76	1.2	$26,116,879

Exercise Price ($)	Warrants outstanding as of December 31, 2024	Warrants outstanding as of June 30, 2024
$0.50	137,017	137,017
$1.20	675,000	675,000
$2.00	-	100,000
$3.50	2,458,446	2,458,446
$6.00	4,718,125	4,718,125
$8.00	67,500	67,500
	8,056,087	8,156,087

Stock Based Compensation - Stock Options

Effective June 25, 2021, the Board of Directors of FreeCast Inc. adopted the 2021 Equity Incentive Plan, (the “Incentive Plan”). The plan provides for both incentive stock options and non-qualified stock options to officers, directors, employees, and consultants of the Company. The plan authorized 3,000,000 awards to be granted under the Incentive Plan of which 2,006,730 remain available to be granted as of December 31, 2024. The Incentive Plan expires on June 25, 2031.

The Company recognizes stock-based compensation expense from stock-based payments using the grant date fair-value, including for stock options. The fair value of options awarded to employees is measured on the grant date using the Black-Scholes option-pricing model and is recognized as an expense over the requisite service period on a straight-line basis.

All stock options are exercisable into class A common stock except for the 125,004 options granted to the Company CEO, William Mobley which are exercisable into class B common stock.

The following is a summary of outstanding stock options as of December 31, 2024 and June 30, 2024:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life(years)	Aggregate Intrinsic Value
Options outstanding as of June 30, 2023	797,135	$4.00	8.00	$—
Issued	148,332	4.00	—	—
Expired and forfeited	(23,402)	—	—	—
Exercised	—	—	—	—
Options outstanding as of June 30, 2024	932,592	$4.05	7.43	$—
Options exercisable as of June 30, 2024	806,614	$4.00	7.03	—
Issued	88,032	7.80	—	—
Expired and forfeited	(61,956)	—	—	—
Exercised	—	—	—	—
Options outstanding as of September 30, 2024	958,668	$4.50	7.30	$—
Options exercisable as of September 30, 2024	815,102	$4.01	6.78	—
Issued	39,378	8.00	—	—
Expired and forfeited	(4,776)	—	—	—
Exercised	—	—	—	—
Options outstanding as of December 31, 2024	993,270	$4.62	7.10	$—
Options exercisable as of December 31, 2024	836,354	$4.10	6.57	—

The following is the vesting terms associated with those shares:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	784,236	Graded Vesting	1/6th vested on July 1, 2021, remainder vests over the next 18th months using the graded vesting method, until the option is 100% vested.
Tranche 2	166,896	Straight-line	1/24th will vest on a straight-line monthly basis until the option is 100% vested.
Tranche 3	2,760	Graded Vesting	1/6th vests on grant date, remainder vests over the next 30 months using the graded vesting method, until the option is 100% vested.
Tranche 4	39,378	Graded Vesting	1/2nd Vesting on Commencement Date; Remainder 1/12th on the first day of month, beginning December 1, 2024 and continuing each successive month until the Option is 100% vested
Total	993,270

The Black-Scholes option-pricing model includes the following weighted average assumptions to determine the grant share-based awards:

	December 31,	June 30,
	2024	2024
Assumptions:
Risk-free interest rate	0.42-4.45%	3.90-4.77%
Expected dividend yield	0%	0%
Expected volatility	62.51-77.84%	60.41-62.84%
Expected life (in years)	5.52	5.52

During the three and six months ended December 31, 2024, the Company recognized stock-based compensation from options of $135,550 and $240,722, respectively. During the three and six months ended December 31, 2023, the Company recognized $9,400 and $19,014 in stock-based compensation expense related options, respectively.

As of December 31, 2024, there was $821,832 in unrecognized stock-based compensation related to unvested restricted stock agreements, net of estimated forfeitures.

Note 8 – Commitments and Contingencies

In October 2018, the Company entered into a two-year sublease agreement for approximately 3,360 square feet of office space in Orlando, Florida. In August 2020, the Company provided $117,336 in security deposit and entered into a 39-month lease agreement which allowed the Company to expand its office space to 10,080 square feet. On October 31, 2023, we entered into a First Amendment that extended our lease until October 31, 2028 (see Note 9).

In August 2022, CEBV, LLC, as assignee of Ameris Bank sued the Company and its chief executive officer (“CEO”), William Mobley, along with various other companies alleging the Company and its CEO had received proceeds from a purported loan fraud scheme perpetrated by various third parties. No loans were made to the Company or its CEO by Ameris Bank. On August 2, 2023, the court dismissed the case against the Company and its CEO without prejudice.

In December 2022, U.S. Premium Finance sued the Company and its CEO for nonpayment of a settlement agreement arising from a collection lawsuit involving two U.S. Premium Finance agreements. These agreements, which the Company learned after entered into, were the product of the same loan scheme at the center of the CEBV, LLC lawsuit (see above). The Company filed motions to set aside the judgment, for rehearing and for evidentiary hearing on January 17, 2023, all of which were denied by the court in an order entered on December 7, 2023. The Company continues to believe that the claims made by USPF are without merit. The Company intends to continue the pursuit to prove USPF is involved in a national banking fraud scheme, and that the settlement that was reached was done so before learning that the loans issued by USPF were part of this scheme. If the Company fails in this pursuit, the Company may be required to pay the Damages, plus accrued interest thereon at the rate of 4.75% per annum. USPF filed a Write of Garnishment on January 10, 2024, which was granted by the court on January 12, 2024 and subsequently served on the Company’s bank as garnishee. On January 16, 2024, this litigation was concluded when the Company paid USPF the full amount of the damages of $662,893.75 plus an additional $44,595 for post judgment interest and attorney fees.

On November 15, 2024, Chris Savine, the Company Chief Operating Officer employment agreement was amended whereby Mr. Savine is eligible to receive a performance bonus payable in cash only in an amount equal to the fair market value of: (i) 112,500 shares; and (ii) 100,000 warrants for Class A common stock exercised on a cashless basis with an exercise price of $2.00 per share. To be eligible for the bonus, Mr. Savine must have been continuously employed during the initial term, and we must have successfully completed a liquidity event, which may occur after the initial term. A Liquidity Event is defined in the Savine Employment Agreement as either: (i) (a) a merger, consolidation, reorganization, or business combination; or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions; or (ii) (a) a primary offering of our Class A common stock by us to the general public through an effective registration statement filed with the SEC; (b) simultaneous listing of our Class A common stock on any established stock exchange if such common stock was not already listed at the time of such offering; and (c) we receive net proceeds from the offering of not less than $20 million. If Mr. Savine becomes eligible for the bonus, it will be paid to him no later than five days after the later of: (a) the end of the initial term and (b) a liquidity event. As of December 31, 2024 no liability was recorded within the balance sheets for the contingent consideration as the contingency is not probable such that an amount has not been estimated.

Note 9 – Leases

On August 20, 2019, the Company entered into a 63-month lease agreement for an office copier that is expected to mature on October 20, 2024.

The Company currently has two active leases, an office lease, as well as an office copier under non-cancellable operating leases with initial terms typically ranging from 1 to 3 years. At contract inception, the Company reviews the facts and circumstances of the arrangement to determine if the contract is or contains a lease. The Company follows the guidance in Topic 842 to evaluate whether the contract has an identified asset; if the Company has the right to obtain substantially all economic benefits from the asset; and if the Company has the right to direct use of the underlying asset. When determining if a contract has an identified asset, the Company considers both explicit and implicit assets, and whether the supplier has the right to substitute the asset. When determining if the Company has the right to direct the use of an underlying asset, the Company considers if they have the right to direct how and for what purpose the asset is used throughout the period of use and if they control the decision-making right over the asset.

The Company’s lease terms may include options to extend or terminate the lease. The Company exercises judgment to determine the term of those leases when extension or termination options are present and include such options in the calculation of the lease term when it is reasonably certain that it will exercise those options.

The Company has elected to include both lease and non-lease components in the determination of lease payments. Payments made to a lessor for items such as taxes, insurance, common area maintenance, or other costs commonly referred to as executory costs, are also included in lease payments if they are fixed. The fixed portion of these payments are included in the calculation of the lease liability, while any variable portion would be recognized as variable lease expenses, when incurred. Variable payments made to third parties for these, or similar costs, such as utilities, are not included in the calculation of lease payments.

At commencement, lease-related assets and liabilities are measured at the present value of future lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company exercises judgment in determining the incremental borrowing rate based on the information available at when the lease commences to measure the present value of future payments.

Operating lease expense is recognized on a straight-line basis over the lease term. Finance lease cost includes amortization, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.

Operating leases are included in other assets, current operating lease obligations, and operating lease obligations (less current portion) on the Company’s balance sheet. Finance leases are included in the financing lease, right-of-use assets and current and long-term portion of finance lease obligations on the Company’s balance sheet. Short term leases with an initial term of 12 months or less are not presented on the balance sheet with expense recognized as incurred.

The following table presents lease assets and liabilities and their balance sheet classification:

	December 31,	June 30,
Classification	2024	2024
Operating Leases:
Right-of-use Asset	$405,956	$446,675
Current portion of operating lease obligation	$82,849	$75,061
Operating lease obligation, less current portion	$336,876	$380,056

Finance Leases:
Right-of-use Asset	$-	$546
Current portion of financing lease obligation	$-	$1,514
Financing lease obligation, less current portion	$-	$-

The components of lease expense for the six months ended December 31, 2024 and 2023, are as follows:

	December 31,	December 31,
Classification	2024	2023
Operating lease cost	$66,559	$29,211
Finance Lease:
Amortization of lease assets	546	734
Interest on lease liabilities	(14)	(105)
Total finance lease cost	$532	$629

The components of lease expense for the three months ended December 31, 2024 and 2023, are as follows:

	December 31,	December 31,
Classification	2024	2023
Operating lease cost	$33,280	$29,211
Finance Lease:
Amortization of lease assets	138	372
Interest on lease liabilities	(2)	(47)
Total finance lease cost	$136	$325

Supplemental disclosures of cash flow information related to leases for the six months ended December 31, 2024 and 2023 were as follows:

	December 31,	December 31,
	2024	2023
Cash paid for operating lease liabilities	$61,232	$50,830

Supplemental disclosures of cash flow information related to leases for the three months ended December 31, 2024 and 2023 were as follows:

	December 31,	December 31,
	2024	2023
Cash paid for operating lease liabilities	$31,118	$27,878

The weighted average lease term and discount rates are as follows:

December 31,
2024
Operating Leases:
Weighted average remaining lease term (years)	3.84
Weighted average discount rate	12%
Finance Leases:
Weighted average remaining lease term (months)	0
Weighted average discount rate	12%

Future payments due under leases reconciled to lease liabilities as follows:

	Finance	Operating
	Lease	Lease
For the fiscal years ending June 30:
2025	-	127,534
2026	-	133,910
2027	-	140,602
2028	-	122,010
2029	-	-
Total undiscounted lease payments	-	524,056
Present value discount, less interest	-	(104,331)
Lease Liabilities	$-	$419,725

Note 10 – Related Parties

From July 30, 2017 through October 31, 2019, we deferred some of William A. Mobley, Jr.’s compensation, including all of his compensation in 2018. As of June 30, 2023, his accrued compensation total was $377,893. On January 3, 2017, our board of directors approved the payment of the deferred compensation and repayment of the amount due in accounts payable in shares of our Class B common stock in lieu of cash at the price of $0.50 per share, at Mr. Mobley’s sole discretion. On March 31, 2024, Mr. Mobley converted the total amount of accrued compensation into 755,786 shares of our Class B common stock.

As of December 31, 2023, we owed Nextelligence $213,696 for cash collected on behalf of Nextelligence from sales that occurred prior to June 30, 2017. On January 3, 2017, our board of directors approved the repayment of the amount due in accounts payable in shares of our Class A common stock in lieu of cash at the price of $0.50 per share, at Nextelligence’s sole discretion. On March 31, 2024, Nextelligence converted the total amount of accounts payable into 427,392 shares of our Class A common stock.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013 and amended and restated a second time on July 31, 2014 and further revised to terminate all payments by us pursuant to the agreement, effective June 30, 2016, with Nextelligence, which is majority owned and controlled by William A. Mobley, Jr. The Technology Agreement provides us with an exclusive license to certain technology from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to such technology. Nextelligence is our largest shareholder with more than 40% of our outstanding Class A common stock prior to the listing of our Class A common stock on Nasdaq. In connection with the Technology Agreement, we issued 10,002,000 shares of our Class A common stock to Nextelligence. The Technology Agreement expires on June 30, 2054, unless it’s terminated earlier based on termination events as defined in the Technology Agreement.

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley loaned the Company $111,000, at an interest rate of 12% per annum. The loan originally matured on December 31, 2017, however effective June 30, 2021, the Company amended the original promissory note with William Mobley and combined all previous principal and interest under one new note, which matures June 30, 2024. During the three and six months ended December 31, 2024, the Company did not pay any interest towards this loan. The note is convertible into shares of Class B common stock at a conversion price of $0.50 per share. The note was converted on March 29, 2024. As of March 29, 2024 and June 30, 2023, accrued interest charges related to this loan were $25,020 and $19,003, respectively. The outstanding principal and accrued interest balance on March 29, 2024 of $92,068 was subsequently converted into 184,136 Class B common share subscriptions. There was no gain or loss recognized for the conversion as the balance was converted at the conversion rate in the promissory note. (see Note 6).

Between July 2018 and April 2018, a related party, Public Wire, LLC, an entity owned by CEO, William Mobley, loaned the Company $89,139, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. On March 29, 2024, the Company entered into a “Debt Conversion Agreement” with Public Wire to convert the outstanding principal and interest of the note payable at a conversion price of $4.00 per share. The total outstanding principal of $89,289 and accrued interest of $29,425, total of $118,714, was converted into 29,679 Class B common stock. The common stock was fair market valued at $8 per share and the Company recognized a debt extinguishment loss of $118,714. (see Note 6).

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence; the majority shareholder, for an amount up to $1,000,000; with any borrowings on this loan being at the complete discretion of the Company. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $0.50 per share. On March 29, 2024, Nextelligence converted all outstanding principal and accrued interest into common shares at the conversion price of $0.50 per share. The principal of $13,139,473 and accrued interest of $1,607,952, total of $14,747,425, was converted into 29,494,851 Class A common stock.

On May 3, 2024, the Company signed a convertible promissory note with Nextelligence in the principal amount of $1,000,000. Outstanding principal accrues interest at 12% per annum and is due and payable no later than May 3, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, the Company borrowed an additional $1,075,000 from Nextelligence. Between October 31, 2024 and December 11, 2024, we borrowed an additional $1,395,000 from Nextelligence. On December 13, 2024, we renewed and modified the May 3, 2024 note to include the addition loans. As of December 31, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,395,000 and $108,682, respectively (see Note 6).

On May 16, 2024, in conjunction with the Reverse Split and Amendment, Nextelligence, Inc. agreed to forfeit and cancel 20,000,000 shares of Class A common stock in exchange for the issuance of 4,000,000 shares of Series A preferred stock (see Note 7).

On July 29, 2024, the Company’s largest shareholder and related party Nextelligence distributed 9,623,543 share of Class A common stock to shareholders of Nextelligence. The Company CEO and majority owner beneficially received 7,782,970 of the shares distributed, which upon receipt, in accordance with the Company’s articles of incorporation, were automatically reclassified as Class B common stock.

On November 15, 2024, Chris Savine, the Company Chief Operating Officer employment agreement was amended whereby Mr. Savine is eligible to receive a performance bonus payable in cash only in an amount equal to the fair market value of: (i) 112,500 shares; and (ii) 100,000 warrants for Class A common stock exercised on a cashless basis with an exercise price of $2.00 per share. The bonus is contingent upon his continued employment through May 12, 2025 and a Liquidity Event (see Note 8).

Related Party Revenue

In June 2023, the Company entered into verbal arrangements with two related party entities, Test Drive Live Inc. and Celebrity Cigars, Inc., which are not under common ownership control. William A. Mobley, Jr. serves as the President of both companies and is the sole director for Celebrity Cigars. Mr. Mobley’s son, Sean Mobley, is part of the management team of Celebrity Cigars. The Company provided FAST channel buildout services relating to the development and buildout of their respective channels. The Company also provides the platform on an ongoing basis for each company to stream their content. The Company charges each company a monthly fee based on a 15% or 30% markup of the Company’s cost of production, depending on the level of supervision required to provide the Company’s services, which includes labor, rent, etc. The Company also charges for any out-of-pocket costs, which vary from month-to-month. The Company is currently negotiating with each company on a potential advertising revenue sharing arrangement.

The Company recognized related party revenue of $62,345 ($47,345 for FAST channel buildouts and $15,000 for channel streaming) and $141,484 ($111,484 for FAST channel buildouts and $30,000 for channel streaming) for the three and six months ended December 31, 2024. The Company has accounts receivable – related party of $134,803 for the FAST revenue services provided during the six months ended December 31, 2024 and $3,646 from Nextelligence, Inc. for the reimbursement of supplies and rent provided during the three and six months ended December 31, 2024.

Note 11 – Disaggregation of Revenues

Net sales disaggregated by significant products and services for the years ended December 31, 2024 and 2023 were as follows:

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Membership (1)	$39,063	$64,621	$77,191	$136,002
Product Sales (2)	-	2,155	1,012	3,962
FAST Revenue – related parties (3)	62,345	-	141,484	-
Ad Revenue (4)	50,132	-	50,132	-
Other Revenue	5	802	133	982
Total	$151,545	$67,578	$269,952	$140,946

(1)	Membership sales refer to customers purchasing premium content through our SmartGuide for varying fees and recognized on a gross basis over the service period determined.

(2)	Product sales refer to the physical transfer of goods shipped to customers to aid in access to our other service lines offered, recognized as a point of sale, upon shipment of goods.

(3)	The Company provides end-to-end software solutions for development of FAST (Free Ad-Supported TV) channels to customers such as content creation, production, video studio rental, etc. to aid in the creation of content for their channels and a platform fee for distributing the channel. Revenue is recognized at the point in time the services are performed for the development of FAST channels. The Company charges a monthly platform fee for distributing the FAST channel on its platform. The Company recognized related party revenue of $62,345 ($47,345 for FAST channel buildouts and $15,000 for channel streaming) and $141,484 ($111,484 for FAST channel buildouts and $30,000 for channel streaming) for the three and six months ended December 31, 2024.

(4)	During the period from October 1, 2024 through December 31, 2024 the Company recognized $50,132 of ad revenue from the buying and selling of advertising space on other content platform providers.

Note 12 – Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued and determined that except for the following subsequent events, there have been no additional subsequent events that would require recognition in the financial statements or disclosure in the notes to the financial statements:

In February 2025, pursuant to the common stock subscription agreement, the Company issued 6,250 shares of Class A common stock at $8.00 per share for a total of $50,000.

FreeCast, Inc.

18,074,807 shares of Class A common stock

PROSPECTUS

                       , 2025

Through and including               , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering of shares of our Class A common stock by the Registered Shareholders, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$0.10
Nasdaq Capital Market listing fee	$75,000
Accounting fees and expenses	$190,000
Legal fees and expenses	$264,000
Printing expenses	$25,000
Transfer agent and registrar fees	$10,000
Miscellaneous	$40,000
Total	$604,000

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the three years prior to December 31, 2024 which were not registered under the Securities Act:

During the period from November 2024 through February 2025, we sold an aggregate of 425,000 shares of our Class A common stock to six accredited investors at a purchase price of $8.00 per share, for aggregate cash proceeds of $3,400,000. The offer, sale and issuance of the shares was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate restrictive designations were attached to the book-entries representing the shares issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

During the period from May 21, 2023 through December 31, 2024, we granted options to purchase 275,742 shares of our Class A common stock to 46 employees pursuant to our 2021 Incentive Award Plan. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of Class A common stock.

On June 28, 2024, we sold 625,000 shares of our Class A common stock to The Gregory J. Hill Revocable Trust at a purchase price of $8.00 per share, for cash proceeds of $5,000,000. The offer, sale and issuance of the shares was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as a transaction by an issuer not involving a public offering. The recipient of shares in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that he could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in this transaction. The recipient of securities in this transaction represented to us in connection with his purchase that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On May 16, 2024, we issued William A. Mobley, Jr. four warrants to purchase an aggregate of 5,000,000 shares of our Class B common stock in exchange for four outstanding warrants to purchase the same number of shares already held by Mr. Mobley, and for other consideration in connection with Nextelligence forfeiting 20,000,000 shares of our Class A common stock. The four new warrants had a cashless exercise provision unlike the four outstanding warrants. On May 17, 2024, we issued 4,687,500 shares of our Class B common stock to Mr. Mobley in connection with his cashless exercise of the new warrants to purchase 5,000,000 shares of our Class B common stock at an exercise price of $0.50 per share. The offer, sale and issuance of the new warrants and the shares of Class B common stock were deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9) and Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Mr. Mobley took the new warrants and the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On May 16, 2024, we issued 4,000,000 shares of our Series A preferred stock to Nextelligence, Inc. in exchange for the forfeiture and cancellation of 20,000,000 shares of our Class A common stock. The Series A preferred stock has no voting or conversion to Class A common stock rights; a liquidation preference of $120 million; redemption value of $120 million at our sole discretion; and a right to receive annual non-cumulative dividends out of our profits of 10% of annual revenue over $50 million, up to an aggregate amount of $160,000 million. The offer, sale and issuance of the Series A preferred stock was deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9) of the Securities Act as transactions by an issuer not involving a public offering. Nextelligence took the shares of Series A preferred stock for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On May 3, 2024, we entered into a convertible promissory note with Nextelligence for $1,000,000 that matures on May 3, 2025 with an interest rate of 12% per annum. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our Class A common stock at a conversion price of $8.00 per share. Between May 30, 2024 and June 26, 2024, we borrowed an additional $1,075,000 from Nextelligence. On July 1, 2024, we repaid outstanding principal and accrued interest of $1,075,067. Between October 31, 2024 and December 11, 2024, we borrowed an additional $1,395,000 from Nextelligence. On December 13, 2024, we renewed and modified the May 3, 2024 note to include the addition loans. As of December 31, 2024, the outstanding principal and accrued interest due to Nextelligence was $2,506,545. The offer, sale and issuance of the convertible promissory note, and the renewal thereof, was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Nextelligence took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

In April 2024, we sold an aggregate of 18,750 shares of our Class A common stock to three accredited investors at a purchase price of $8.00 per share, for aggregate cash proceeds of $150,000. The offer, sale and issuance of the shares was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificates representing the shares issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On March 31, 2024, we issued 755,786 shares of our Class B common stock to William A. Mobley, Jr. in connection with his conversion of outstanding debt we owed Mr. Mobley relating to deferred compensation and accounts payables. The outstanding debt in the aggregate amount of $377,893 was convertible at his option at a conversion price of $0.50 per share. The offer, sale and issuance of the shares of Class B common stock were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Mr. Mobley took the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On March 31, 2024, we issued 427,392 shares of our Class A common stock to Nextelligence in connection with its conversion of outstanding debt in the amount of $377,893 we owed Nextelligence in connection with accounts payables that we collected on behalf of Nextelligence. In January 2017, we agreed with Nextelligence that any funds we collected on behalf of it from sales that occurred prior to June 30, 2017 would be payable in shares of our common stock in lieu of cash at the price of $0.50 per share, at Nextelligence’s sole discretion. The offer, sale and issuance of the 2017 agreement and the shares of Class A common stock were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Nextelligence took the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On March 29, 2024, we issued 184,136 shares of our Class B common stock to William A. Mobley, Jr., in connection with his conversion of a convertible promissory note we entered into with Mr. Mobley on June 30, 2021. The outstanding principal and accrued interest balance of $92,068 was convertible at his option at a conversion price of $0.50 per share. The offer, sale and issuance of the convertible promissory note and the shares of Class B common stock were deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9) and Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Mr. Mobley took the convertible note and the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On March 29, 2024, we issued 29,494,851 shares of our Class A common stock to Nextelligence in connection with its conversion of a revolving convertible promissory note we entered into with Nextelligence on June 30, 2021. The outstanding principal and accrued interest balance of $14,747,425 was convertible at its option at a conversion price of $0.50 per share. The offer, sale and issuance of the convertible promissory note and the shares of Class A common stock were deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9) and Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Nextelligence took the convertible note and the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On March 29, 2024, we issued 29,679 shares of our Class B common stock to Public Wire, LLC, in connection with its conversion of debt we owed under a promissory note we entered into with Public Wire on June 30, 2021. The outstanding principal and accrued interest balance of $118,714 was converted at a conversion price of $4.00 per share pursuant to the terms of a Debt Conversion Agreement dated the same date. The offer, sale and issuance of the shares of Class B common stock were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Public Wire took the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On March 29, 2024, we sold an aggregate of 217,544 shares of our Class A common stock to four accredited investors at a purchase price of $4.00 per share. The aggregate purchase price of $870,172 was paid by the conversion of outstanding debt we owed the four investors pursuant to the terms of Debt Conversion Agreements dated the same date. The offer, sale and issuance of the shares was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificates representing the shares issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On June 15, 2023, we issued 40 new warrants to accredited investors to purchase an aggregate of 7,637,962 shares of our Class A common stock in exchange for 40 warrants to purchase 7,637,962 shares of our Class A common stock that had expired without being exercised. Exercise prices remained the same and ranged from $0.50 to $8.00 per share. All of the warrants were immediately exercisable upon issuance, and all of the warrants expire on December 31, 2025. The offer and issuance of the warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering and/or Section 3(a)(9) of the Securities Act as securities exchanged by us with our existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Each warrant recipient had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the warrants.

During the period from December 13, 2022 through May 20, 2023, we granted options to purchase 9,686 shares of our Class A common stock to three employees pursuant to our 2021 Incentive Award Plan. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of Class A common stock.

We entered into one year employment agreement with Gary Engel, effective May 1, 2023. In conjunction with Mr. Engel entering into the employment agreement, we issued Mr. Engel a warrant to purchase 12,500 shares of our Class A common stock, exercisable at $6.00 per share. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. The warrant was offered and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were offered and sold pursuant to a written contract relating to compensation, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of Class A common stock.

During the period from November 4, 2022 through June 30, 2023, we sold an aggregate of 3,107,500 shares of our Class A common stock and warrants to purchase 3,107,500 shares of our Class A common stock, at an exercise price of $6.00 per share, to 20 accredited investors at a purchase price of $2.00 per share for an aggregate purchase price of $6,215,000, of which we received $6,215,000. The offer, sale and issuance of such Class A common stock and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The investors in each of these transactions had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each investor in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

During the period from September 20, 2022 through October 4, 2022, we sold an aggregate of 445,000 shares of our Class A common stock and warrants to purchase 445,000 shares of our Class A common stock, at an exercise price of $6.00 per share, to eight accredited investors at a purchase price of $1.00 per share for an aggregate purchase price of $890,000, of which we received $890,000. The offer, sale and issuance of such Class A common stock and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The investors in each of these transactions had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each investor in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On October 4, 2022, we granted options to purchase 10,920 shares of our Class A common stock to two employees pursuant to our 2021 Incentive Award Plan. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of Class A common stock.

On September 16, 2022, we issued 128,125 shares of our Class A common stock to Equity Trust Company Custodian FBO Michael D. Lafollette IRA in connection with the conversion of principal and accrued interest of a convertible note in the amount of $256,250. The investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

Between July 26, 2022 and September 2, 2022, we sold 500,000 shares of our Class A common stock to Equity Trust Company Custodian FBO Michael D. Lafollette IRA at a purchase price of $2.00 per share, and issued the investor a warrant to purchase 500,000 shares of our Class A common stock, at an exercise price of $6.00 per share. The investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 25, 2022, we sold 25,000 shares of our Class A common stock to John McCrossin at a purchase price of $2.00 per share and issued him a warrant to purchase 25,000 shares of our Class A common stock, at an exercise price of $6.00 per share. Mr. McCrossin had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On March 28, 2022, we entered into a convertible promissory note with Equity Trust Company Custodian FBO Michael D. Lafollette IRA for a loan in the principal amount of $250,000. Equity Trust Company Custodian FBO Michael D. Lafollette IRA additionally received warrants to purchase 25,000 shares of our Class A common stock, at an exercise price of $3.50 per share. Outstanding principal accrues interest at 10% per annum and was due and payable on June 30, 2022. In lieu of repayment, at Equity Trust Company Custodian FBO Michael D. Lafollette IRA’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our Class A common stock at a conversion price of $4.00 per share. On June 5, 2022, per agreement between the Company and Equity Trust Company Custodian FBO Michael D. Lafollette IRA, the note is to be converted into 128,125 shares of the Company’s Class A common stock at an amended conversion price of $2.00 per share, and additionally, upon conversion, increased the 25,000 warrants to 128,125 warrants granted to the lender. The offer, sale and issuance of this convertible promissory note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The third party took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof. On June 10, 2022, per agreement between the third party and us, the note was to convert into 128,125 shares of our Class A common stock at the amended $2.00 conversion rate, and the investor was issued warrants to purchase 128,125 shares of our Class A common stock, at an exercise price of $6.00 per share. The common shares associated with conversion were issued on September 16, 2022. The investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On February 9, 2022, we sold 250,000 shares of our Class A common stock to each of Paul Becker and Michael Boyko at a purchase price of $2.00 per share and issued each investor a warrant to purchase 250,000 shares of our Class A common stock, at an exercise price of $6.00 per share. Each investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1(a)*	Second Amended and Restated Articles of Incorporation of the Registrant
3.1(b)*	Amendment to Second Amended and Restated Articles of Incorporation of the Registrant, effective September 26, 2024
3.1(c)*	Amendment to Second Amended and Restated Articles of Incorporation of the Registrant, effective December 26, 2024
3.2*	Second Amended and Restated Bylaws of the Registrant
4.1*	Form of Warrants issued to Willliam A. Mobley, Jr. dated May 16, 2024
4.2*	Form of Warrant issued to Investors pre-June 15, 2023
4.3*	Form of Warrant issued to Investors post-June 15, 2023
4.4*	Form of First Amendment to Warrants issued pre-June 15, 2023
4.5*	Form of Warrants issued to Willliam A. Mobley, Jr. dated June 15, 2023
4.6*	Warrant issued to Gary Engel dated May 1, 2023
4.7*	Warrant issued to Jonathan Morris dated May 29, 2020
4.8*	Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated June 30, 2021
4.9*	First Amendment to Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated June 13, 2022
4.10*	Second Amendment to Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated July 17, 2023
4.11*	Convertible Promissory Note made by FreeCast, Inc. in favor of William A. Mobley, Jr., dated June 30, 2021
4.12*	Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated May 3, 2024
4.13*	Warrant issued to Christopher Savine dated May 13, 2024
4.14*	Renewal Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated December 13, 2024
5.1	Opinion of Bahnsen Legal Group, PLLC regarding legality
9.1*	Voting Trust Agreement by and among William A. Mobley, Jr., FreeCast, Inc. and Telebrands Corp. dated October 15, 2012
10.1*	Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated October 19, 2012
10.2*	Amendment to Amended and Restated Technology License and Development Agreement, dated July 1, 2013
10.3*	Second Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated July 31, 2014
10.4*	Revision to Second Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated June 30, 2016
10.5*	Promissory Note made by FreeCast, Inc. in favor of Carl Peterson, dated August 1, 2023
10.6*	Promissory Note made by FreeCast, Inc. in favor of William Haldon Valdes, dated June 30, 2021
10.7*	Promissory Note made by FreeCast, Inc. in favor of Public Wire, LLC, dated June 30, 2021
10.8*	Stipulation for Settlement with Judgement Upon Default with U.S. Premium Finance, dated November 13, 2019
10.9*	Loan Agreement between FreeCast, Inc. and Michael Boyko, dated November 18, 2022
10.10*	Loan Agreement between FreeCast, Inc. and Paul Becker, dated November 18, 2022
10.11*	Licensed Data Agreement between FreeCast, Inc. and Gracenote, effective March 25, 2019
10.12*	Reelgood Data Provider Agreement between FreeCast, Inc. and MyFlikList, Inc., effective February 1, 2019
10.13*	Lease Agreement between FreeCast, Inc. and Anson Logistics Assets LLC, dated February 19, 2021
10.14*	First Amendment to Lease Agreement between FreeCast, Inc. and Anson Logistics Assets LLC, dated October 31, 2023
10.15#*	Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2013
10.16#*	First Amendment to Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2014
10.17#*	Second Amendment to Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2019
10.18#*	Employment Agreement between FreeCast, Inc. and Tracy West, effective February 1, 2020
10.19#*	Employment Agreement between FreeCast, Inc. and Gary Engel, effective May 1, 2023
10.20#*	Employment Agreement between FreeCast, Inc. and Irwin Podhajser, effective February 17, 2020
10.21#*	Employment Agreement between FreeCast, Inc. and Jonathan Morris, effective May 29, 2020
10.22(a)#*	FreeCast, Inc. 2021 Incentive Award Plan
10.22(b)#*	FreeCast Stock Option Grant Notice and Award Agreement
10.23*	Form of Leak-out Agreement
10.24*	Share Exchange Agreement between FreeCast, Inc. and Nextelligence, Inc., dated May 16, 2024
10.25*	Registration Rights Agreement between FreeCast, Inc. and Nextelligence, Inc., dated May 30, 2024
10.26#*	Employment Agreement between FreeCast, Inc. and Christopher Savine, effective May 13, 2024
10.27#*	Employment Agreement between FreeCast, Inc. and Erik Genrich, effective July 29, 2024
10.28#*	First Amendment to Employment Agreement between FreeCast, Inc. and Christopher Savine, dated November 15, 2024
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Bahnsen Legal Group, PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107	Filing Fee Table

*	Previously filed
#	Denotes management compensation plan or contract.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on March 7, 2025.

FREECAST, INC.

By:	/s/ William A. Mobley, Jr.
Name: William A. Mobley, Jr.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Mobley, Jr.	Chief Executive Officer and Chairman of the Board of Directors	March 7, 2025
William A. Mobley, Jr.	(principal executive officer)

/s/ Jonathan Morris	Chief Financial Officer and Director	March 7, 2025
Jonathan Morris	(principal accounting and financial officer)

*	Director	March 7, 2025
David Gust

*By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr., Attorney-in-Fact